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     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 30, 2007


                                                              FILE NO. 811-08272
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                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM N-1A

                            ------------------------

                             REGISTRATION STATEMENT
                    UNDER THE INVESTMENT COMPANY ACT OF 1940


                                AMENDMENT NO. 15


                            ------------------------

                        DIVERSIFIED INVESTORS PORTFOLIOS
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                           FOUR MANHATTANVILLE ROAD,
                            PURCHASE, NEW YORK 10577
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: 914-697-8000

                            ------------------------

                             ROBERT F. COLBY, ESQ.
                     DIVERSIFIED INVESTMENT ADVISORS, INC.
                            FOUR MANHATTANVILLE ROAD
                            PURCHASE, NEW YORK 10577
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                    COPY TO:
                             ROGER P. JOSEPH, ESQ.
                             BINGHAM MCCUTCHEN LLP
                               150 FEDERAL STREET
                          BOSTON, MASSACHUSETTS 02110

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                                EXPLANATORY NOTE

Diversified Investors Portfolios has filed this Registration Statement pursuant to Section 8(b) of the Investment Company Act of 1940. Beneficial interests in the Portfolios are not being registered under the Securities Act of 1933, since such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Only investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act may make investments in the Portfolios. This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Portfolios.
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                                     PART A

Responses to Items 1, 2, 3, and 8 have been omitted pursuant to General Instruction B.2(b) of Form N-1A.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS AND DISCLOSURE OF PORTFOLIO HOLDINGS.

PORTFOLIO GOALS

The goal of the MONEY MARKET PORTFOLIO is to provide liquidity and as high a level of current income as is consistent with the preservation of capital.

The goal of the HIGH QUALITY BOND PORTFOLIO is to provide a high risk-adjusted return while focusing on the preservation of capital.


The goal of the INFLATION-PROTECTED SECURITIES PORTFOLIO is to provide maximum real return consistent with the preservation of capital.



The goal of the CORE BOND PORTFOLIO is to achieve maximum total return.


The goal of the TOTAL RETURN BOND PORTFOLIO is to maximize long term total return.


The goal of the HIGH YIELD BOND PORTFOLIO is to provide a high level of current income.


The goal of the BALANCED PORTFOLIO is to provide a high total investment return through investment in a broadly diversified portfolio of stocks, bonds and money market instruments.

The goal of the VALUE & INCOME PORTFOLIO is to provide a high level of current income through investment in a diversified portfolio of common stocks with relatively high current yield; capital appreciation is a secondary goal.

The goal of the VALUE PORTFOLIO is to provide capital appreciation. Dividend income is a secondary goal.

The goal of the GROWTH & INCOME PORTFOLIO is to provide capital appreciation and current income.

The goal of the EQUITY GROWTH PORTFOLIO is to provide a high level of capital appreciation through investment in a diversified portfolio of common stocks with a potential for above-average growth in earnings; current income is a secondary goal.


The goal of the AGGRESSIVE EQUITY PORTFOLIO is to provide a high level of capital appreciation primarily through investing in a diversified portfolio of common stocks.


The goal of the MID-CAP VALUE PORTFOLIO is to provide a high total investment return through investments primarily in a diversified portfolio of common stocks.

The goal of the MID-CAP GROWTH PORTFOLIO is to provide a high total investment return through investments primarily in a diversified portfolio of common stocks.

The goal of the SMALL-CAP VALUE PORTFOLIO is to provide a high total investment return through investments primarily in a diversified portfolio of common stocks.

The goal of the SPECIAL EQUITY PORTFOLIO is to provide a high level of capital appreciation through investment in a diversified portfolio of common stocks of small to medium size companies.

The goal of the SMALL-CAP GROWTH PORTFOLIO is to provide a high total investment return through investments primarily in a diversified portfolio of common stocks.


The goal of the INTERNATIONAL EQUITY PORTFOLIO is to provide a high level of long-term capital appreciation through investment in a diversified portfolio of securities of foreign issuers.


The goal of each Portfolio may be changed without investor approval. Of course, there can be no assurance that any Portfolio will achieve its goal.
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                                       A-2

MAIN INVESTMENT STRATEGIES

The investment strategies described below are the strategies that, in the opinion of each Portfolio's advisers, are most likely to be important in trying to achieve the Portfolio's investment goal. Except as noted below, each Portfolio's goal and strategies may be changed without investor approval. There can, of course, be no assurance that any Portfolio will achieve its investment goal.

Please note that each Portfolio may also use strategies and invest in securities that are not described below but which are described in Part B to this Registration Statement. Of course, the Portfolio's advisers may decide, as a matter of investment strategy, not to use the investments and investment techniques described below or in Part B at any particular time.

Each Portfolio is actively managed, and the portfolio managers may trade securities frequently, resulting, from time to time, in an annual portfolio turnover rate of over 100%. Trading securities may produce capital gains, which are taxable when distributed to investors with non-tax-sheltered accounts. Active trading may also increase the amount of commissions or mark-ups to broker-dealers that the Portfolio pays when it buys and sells securities.

Each Portfolio may, from time to time, take temporary defensive positions that are inconsistent with the Portfolio's principal investment strategies in attempting to respond to adverse market, political or other conditions. When doing so, the Portfolio may invest without limit in high quality money market and other short-term instruments, and may not be pursuing its investment goal. These investments may result in a lower yield than would be available from investments with a lower quality or longer term.
                                                          MONEY MARKET PORTFOLIO

This Portfolio invests primarily in high quality, short-term money market instruments. These instruments include short-term U.S. government obligations, corporate bonds and notes, bank obligations (such as certificates of deposit and bankers' acceptances), commercial paper and repurchase agreements. The Portfolio may invest more than 25% of its total assets in obligations of U.S. banks.

A money market instrument is a short-term IOU issued by banks or other corporations, the U.S. or a foreign government or state or local governments. Money market instruments have maturity dates of 13 months or less. Money market instruments may include certificates of deposit, bankers' acceptances, variable rate demand notes (where the interest rate is reset periodically and the holder may demand payment from the issuer at any time), fixed-term obligations, commercial paper (short term unsecured debt of corporations), asset-backed securities (which are backed by pools of accounts receivable such as car installment loans or credit card receivables) and repurchase agreements. In a repurchase agreement, the seller sells a security and agrees to buy it back at a later date (usually within seven days) and at a higher price, which reflects an agreed upon interest rate.

The Portfolio is subject to SEC industry regulations applicable to money market funds. These regulations require that the Portfolio's investments mature or be deemed to mature within 397 days from the date of acquisition, that the average maturity of the Portfolio's investments (on a dollar-weighted basis) be ninety days or less, and that all of the Portfolio's investments be in U.S. dollar-denominated high quality securities which have been determined by the Portfolio to present minimal credit risks. Investments in high quality, short-term instruments may, in many circumstances, result in a lower yield than would be available from investments in instruments with a lower quality or a longer term. When interest rates are low, as they have been recently, the Portfolio's expenses could absorb all or a significant portion of the Portfolio's income.

The Portfolio does not maintain a stable net asset value of $1.00 per share and does not declare dividends on a daily basis (many money market funds do). Investment income that has not yet been declared as a dividend, or a default on a portfolio security, may cause the Portfolio's net asset value to fluctuate.
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                                       A-3

If the Portfolio concentrates in bank obligations, the Portfolio will be particularly sensitive to adverse events affecting U.S. banks. Banks are sensitive to changes in money market and general economic conditions, as well as decisions by regulators that can affect banks' profitability.

Management of the Portfolio reflects the goal of maximizing yield, subject to the portfolio manager's outlook for short-term interest rates and anticipated liquidity needs. The Portfolio is constructed from an approved list of money market issues that have passed and maintain rigorous credit quality standards. Securities are sold when the Portfolio needs cash to meet redemptions, or when the managers believe that better opportunities exist or that particular securities no longer fit within the overall strategy for achieving the Portfolio's goal. In general, the portfolio managers attempt to temper income volatility in the Portfolio by investing significant portions of the Portfolio in securities with maturities of thirty to forty-five days.
                                                                 BOND PORTFOLIOS

A bond, which is also called a debt security or debt obligation, is like a loan. The issuer of the bond, which could be the U.S. government, a corporation, or a city or state, borrows money from investors and agrees to pay back the loan amount (the principal) on a certain date (the maturity date). Usually, the issuer also agrees to pay interest on certain dates during the period of the loan. Some bonds, such as zero coupon bonds, do not pay interest, but instead pay back more at maturity than the original loan. Most bonds pay a fixed rate of interest (or income), but some bonds' interest rates may change based on market or other factors.


U.S. government obligations, including U.S. government bonds, are issued or guaranteed as to principal and interest by the U.S. government or one of its agencies or instrumentalities. Some obligations of U.S. government agencies and instrumentalities are supported by the "full faith and credit" of the United States, others by the right of the issuer to borrow from the U.S. Treasury, and others only by the credit of the agency or instrumentality. U.S. government obligations generally have less credit risk than other debt obligations.



Home mortgage loans are typically grouped together into "pools" by banks and other lending institutions. Interests in these pools (called mortgage-backed securities) are then sold to investors, allowing the bank or other lending institution to have more money available to loan to home buyers. When homeowners make interest and principal payments, these payments are passed on to the investors in the pool. Most of these pools are guaranteed by U.S. government agencies or by government sponsored private corporations -- interests in the pools are then referred to as "Ginnie Maes", "Fannie Maes" and "Freddie Macs." Mortgaged-backed securities include collateralized mortgage obligations, or CMOs.


The HIGH QUALITY BOND PORTFOLIO invests primarily in high quality debt securities with short and intermediate maturities, such as corporate bonds and notes, mortgage-backed and asset-backed securities, U.S. Treasury and government agency obligations, securities of foreign issuers (such as Yankee bonds) and repurchase agreements. Under normal circumstances the Portfolio invests at least 80% of its net assets in high quality bonds and related investments.

The dollar-weighted average effective maturity of the Portfolio generally does not exceed three years under normal circumstances. Individual securities held by the Portfolio may have longer maturities. Short-term debt securities generally fluctuate less in price, and have lower yields, than longer-term securities of comparable quality. The Portfolio's duration generally is between one and three years. Duration is a way of measuring the Portfolio's overall sensitivity to interest rate fluctuations. The net asset value of a fund with a shorter duration will generally fluctuate less in response to interest rate changes than that of a fund with a longer duration.

The Portfolio considers securities rated BBB or better by Standard & Poor's or Fitch or Baa or better by Moody's (and securities that the Portfolio's advisers believe are of comparable quality), at the time securities are purchased, to be high quality. Ratings are described in Part B to this Registration Statement. Investments in higher quality instruments may result in a lower yield than would be available from investments in lower quality instruments.
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                                       A-4


The portfolio managers of the HIGH QUALITY BOND PORTFOLIO use a "bottom-up" analysis, focusing on the relative value of individual securities. They also analyze the yield curve under multiple market conditions in making maturity and duration decisions for portfolio securities. The managers of the Portfolio then attempt to select securities that will enable the Portfolio to maintain a stable net asset value and at the same time to achieve a high level of income. The managers use the same bottom-up approach when deciding which securities to sell. Securities are sold when the Portfolio needs cash to meet redemptions, or when the managers believe that better opportunities exist or that particular securities no longer fit within the overall strategy for achieving the Portfolio's goal.



The INFLATION-PROTECTED SECURITIES PORTFOLIO invests primarily in inflation-protected securities issued by the U.S. Government, its agencies and instrumentalities. The Portfolio also invests in inflation-protected securities of U.S. corporations, foreign governments, and other foreign issuers. Under normal circumstances the Portfolio invests at least 80% of its net assets in inflation-protected securities and related investments.



Inflation-protected securities are fixed income securities that are structured to provide protection against inflation. Like conventional fixed income securities, inflation-protected securities generally pay interest at fixed intervals and return the principal at maturity. Unlike a conventional fixed-income security, an inflation-protected security's principal or interest is adjusted periodically to reflect changes in a specified inflation index. For example, the U.S. Treasury uses the Consumer Price Index for All Urban Consumers as the inflation index for Treasury inflation-protected securities. Inflation-protected securities are designed to preserve purchasing power over the life of the security while paying a "real" rate of interest (i.e., a return over and above the inflation rate).



The Portfolio may also invest in securities that pay nominal rates of interest (i.e., that are not inflation-protected), including U.S. Treasury and agency securities, corporate bonds, asset-backed securities, mortgage-backed securities, floating rate securities, high quality, short-term obligations, and repurchase agreements. The Portfolio may invest in securities that are denominated in U.S. dollars and in foreign currencies.



The Portfolio invests primarily in investment-grade securities, but may also invest in lower quality securities. The Portfolio may not invest more than 10% of its net assets in below investment-grade securities. Investment grade debt securities carry a rating of at least BBB from Standard & Poor's or Fitch or Baa from Moody's or are of comparable quality as determined by the Portfolio's advisers.



The Portfolio seeks to maintain an average portfolio duration that is within +/-20% of the duration of the Lehman U.S. TIPS Index, an index of inflation-protected securities. As of March 31, 2007, the duration of the Index was 6.52 years. The Portfolio may invest in securities of any maturity.



The portfolio managers of the INFLATION-PROTECTED SECURITIES PORTFOLIO use both "top down" and "bottom up" analysis to determine security and duration positions for the Portfolio. These factors are jointly determined and are interdependent. Security sales decisions are driven by the same criteria as purchase decisions.



The CORE BOND PORTFOLIO and the TOTAL RETURN BOND PORTFOLIO invest primarily in investment grade debt securities and U.S. government obligations (including mortgage-backed securities guaranteed by U.S. government agencies and instrumentalities). Under normal circumstances the Portfolios invest at least 80% of their net assets in bonds and related investments.


The Portfolios may also invest in U.S. Treasury and agency securities, municipal bonds, corporate bonds, asset-backed securities (including collateralized loan obligations (CLOs), collateralized bond obligations (CBOs) and collateralized debt obligations (CDOs)), high quality, short-term obligations and repurchase agreements and in securities of foreign issuers. The Portfolios may invest in securities that are denominated in U.S. dollars and in foreign currencies. Additionally, the Portfolios may use derivatives, such as options, futures, swaps and foreign currency exchange contracts.

Investment grade debt securities carry a rating of at least BBB from Standard & Poor's or Fitch or Baa from Moody's or are of comparable quality as determined by the Portfolio's advisers.

Each Portfolio's duration generally is between three and ten years, and each Portfolio's dollar-weighted average effective maturity generally is between five and fifteen years (and, in the case of the Core Bond Portfolio, does not exceed thirty years) under normal circumstances. While longer-term securities tend to have higher yields than short-term securities, they are subject to greater price fluctuations as a result of interest rate changes and other factors.

The portfolio managers use both "top down" and "bottom up" analysis to determine sector, security and duration positions for the Portfolios. These three factors are jointly determined and are interdependent. The overall position in the corporate sector, for example, is established in conjunction with assessments of relative value for specific corporate securities. Extensive bottom up analysis using a variety of valuation tools is conducted for sector allocation and security selection. Duration policy is primarily a result of sector allocations and expected long-term interest rate trends (rather than short-term interest rate forecasting). Yield curve positioning is also a key aspect of duration management. Security sales decisions are driven by the same criteria as purchase decisions.

The HIGH YIELD BOND PORTFOLIO invests primarily in high-yielding, income producing debt securities, such as debentures and notes, and in convertible and non-convertible preferred stocks. Under normal circumstances the Portfolio invests at least 80% of its net assets in high-yield bonds and related investments. High-yield securities usually are lower-rated debt securities, commonly referred to as "junk bonds." Lower-rated debt securities offer yields that fluctuate over time but that generally are superior to the yields offered by higher-rated securities. However, these securities also involve significantly greater risks, including price volatility and risk of default in the payment of interest and principal, than higher-rated securities. The Portfolio considers securities rated BB or lower by Standard & Poor's or Fitch or Ba or lower by Moody's (and comparable unrated securities), at the time the security is purchased, to be high-yield securities. See Part B to this Registration Statement for more information on ratings.

Lower quality securities tend to be issued by companies that are less secure financially. In addition, in the event these companies have financial difficulty, banks or other senior lenders often have priority in being repaid. As a result, when selecting investments, the Portfolio's advisers rely on fundamental research to identify companies with adequate cash flows, attractive valuations and strong management teams.

The Portfolio may also invest in (i) securities that are in default, (ii) securities that pay interest in the form of additional debt securities and (iii) equity securities, including common stocks, warrants and rights. Investors should carefully consider the special risks of investing in this Portfolio.

                                    *  *  *

Fixed income securities may bear fixed, fixed and contingent, or variable rates of interest and may involve equity features, such as conversion or exchange rights or warrants for the acquisition of stock of the same or a different issuer or participations based on revenues, sales or profits. Changes in interest rates will generally cause bigger changes in prices of longer-term securities than in prices of shorter-term securities.

Each of the Bond Portfolios may use derivatives such as options, futures, swaps and forward currency contracts. The Portfolios generally use derivatives for hedging purposes. Derivatives may have economic characteristics similar to the securities held by a Portfolio. In that case, derivative investments will be considered related investments for purposes of the Portfolio's policy to invest at least 80% of its net assets in the securities and related investments identified above.

Each of the Bond Portfolios may use short-term debt and money market instruments, including short-term U.S. government and corporate obligations, commercial paper, bank obligations and repurchase agreements, in varying amounts for liquidity and cash management, and as a risk management tool.
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                                       A-6

Compliance with any policy or limitation for a Portfolio that is expressed as a percentage of assets is determined at the time of purchase of portfolio securities. The policy will not be violated if these limitations are exceeded because of changes in the market value of the Portfolio's assets or for any other reason.

Each Portfolio's policy of investing, under normal circumstances, at least 80% of its net assets in the securities and related investments identified above may be changed without shareholder approval. However, each Portfolio will provide its shareholders with prior notice of any changes in that policy, in accordance with applicable law.
                                                              BALANCED PORTFOLIO

The Balanced Portfolio seeks to meet its investment objective by maintaining a broadly diversified portfolio of stocks and bonds. The Portfolio invests in a managed mix of equity and debt securities of predominantly U.S. issuers. However, the Portfolio may invest in securities of foreign issuers, including issuers located in emerging, or developing, markets.

The Portfolio's equity securities include common and preferred stocks (and their equivalents such as American Depositary Receipts). The Portfolio's debt securities include corporate bonds, notes and commercial paper, U.S. government securities and bank obligations.

The Portfolio varies the percentage of assets invested in any one type of security in accordance with its advisers' interpretation of economic and market conditions, fiscal and monetary policy, and underlying securities values. Generally, the Portfolio invests approximately 60% of its net assets in equity securities and approximately 40% of its net assets in fixed income securities (investing at least 25% of its net assets in fixed-income senior securities, including debt securities and preferred stock).

In selecting common stocks, the Portfolio emphasizes established companies. Most of the Portfolio's long-term debt investments are investment grade (rated BBB or better by Standard & Poor's or Fitch or Baa or better by Moody's) or considered by the Portfolio's advisers to be of comparable quality.

The Portfolio may use derivatives such as options, futures, swaps and forward currency contracts. The Portfolio generally uses derivatives for hedging purposes.

The Portfolio uses short-term debt and money market instruments, including short-term U.S. government and corporate obligations, commercial paper, bank obligations and repurchase agreements, in varying amounts for liquidity and cash management, and as a risk management tool.
                                                                STOCK PORTFOLIOS

The VALUE & INCOME PORTFOLIO invests primarily in stocks of companies which, in the opinion of the Portfolio's advisers, are fundamentally sound financially and which pay relatively high dividends on a consistent basis. The Portfolio emphasizes common stocks and preferred stocks listed on the New York Stock Exchange and on other national securities exchanges and, to a lesser extent, stocks that are traded over-the-counter.

Portfolios that use a value-oriented strategy search for those companies that appear to be trading below their true worth. These companies tend to have relatively low price/earnings ratios and/or relatively low price/book value ratios. Low price/earnings ratios or price/book value ratios mean that a stock is less expensive than average relative to the company's earnings or book value respectively. These funds use research to identify potential investments, examining such features as a firm's financial condition, business prospects, competitive position and business strategy. They look for companies that appear likely to come back into favor with investors, for reasons that may range from good prospective earnings or strong management teams to new products or services. A Portfolio's adviser may not be correct in its determination of companies that are in fact undervalued, but have good longer term business prospects.

The VALUE PORTFOLIO invests primarily in undervalued, high-quality companies, generally with larger market capitalizations. The Fund seeks to manage risk by focusing on companies with characteristics such as low price-to-earnings ratios or high dividend yields.

The GROWTH & INCOME PORTFOLIO invests primarily in securities selected in large part for their potential to generate long-term capital appreciation. The Portfolio also may select securities based on their potential to generate current income. The Portfolio emphasizes securities of growing, financially stable and undervalued companies. This Portfolio attempts to achieve more capital appreciation than an income fund and less price volatility than a growth fund. The Portfolio emphasizes common stocks and preferred stocks listed on the New York Stock Exchange and on other national securities exchanges and, to a lesser extent, stocks that are traded over-the-counter.

The EQUITY GROWTH PORTFOLIO invests primarily in common stocks of companies with potential for above average growth in earnings and dividends. The Portfolio emphasizes common and preferred stocks listed on the New York Stock Exchange and other national securities exchanges and, to a lesser extent, stocks that are traded over-the-counter. The Portfolio uses multiple managers to try to control the volatility often associated with growth funds. Under normal circumstances the Portfolio invests at least 80% of its net assets in equity securities and related investments.

Portfolios that use a growth-oriented strategy search for companies growing faster than the economy as a whole. Often, these companies are in expanding industries, such as pharmaceuticals. While the size of a company is not necessarily a factor in determining whether its stock is suitable for a growth fund, a growth strategy that focuses on larger companies is generally considered less aggressive than one that focuses on smaller companies. Many stocks owned by growth funds do not pay dividends and can be more volatile than other types of investments. As a result, growth funds are appropriate for investors who have long-term investment horizons. A Portfolio's advisers may fail to pick stocks that outperform the economy or that do as well as the economy.


The AGGRESSIVE EQUITY PORTFOLIO invests primarily in high growth companies and focuses on large capitalization issuers. The Portfolio seeks to invest in companies which present an opportunity for significant increases in earnings, revenue and/or value, without consideration for current income, to achieve excess market returns relative to its benchmark, the Russell 1000 Growth Index. The Portfolio also emphasizes stocks of companies with consistent, above-average and accelerating profitability and growth. Under normal circumstances the Portfolio invests at least 80% of its net assets in equity securities and related investments. The investment characteristics, such as price-to-earnings ratio, of the Portfolio can undergo major changes at any time. As a result, the value of interests in this Portfolio may be quite volatile.


The MID-CAP VALUE PORTFOLIO invests primarily in stocks of medium sized companies which the Portfolio's advisers believe have below market valuations and present an opportunity for earnings improvement. Under normal circumstances the Portfolio invests at least 80% of its net assets in securities of medium sized (or mid-cap) companies and related investments. This Portfolio considers mid-cap companies to be companies with market capitalizations that, at the time of initial purchase, are within the range of capitalization of the companies that are included in the Russell Midcap Value Index.


As of March 31, 2007, the market capitalizations of companies in the Russell Midcap Value Index ranged from approximately $279 million to $21.8 billion. Over time, the capitalizations of the companies in the Index will change. As they do, the size of the companies in which the Mid-Cap Value Portfolio invests may change.


Investing in medium-sized companies involves a greater degree of risk than investing in larger sized companies. As a result, the value of shares of the Portfolio may be more volatile than the shares of a fund investing exclusively in large sized companies.

The Portfolio's equity securities may include common stocks and preferred stocks listed on the New York Stock Exchange and on other national securities exchanges and, to a lesser extent, stocks that are traded over-the-counter. The Portfolio emphasizes common stocks. The Portfolio may also invest in foreign securities.

The MID-CAP GROWTH PORTFOLIO invests primarily in stocks of medium sized companies which the Portfolio's advisers believe have the potential to deliver earnings growth in excess of the market average, or to become market leaders. When identifying companies that may become market leaders, one of the factors the Portfolio's advisers consider is whether a company sells proprietary products or services and/or operates in an industry with high barriers to entry, such as the telecommunications industry. The Portfolio does not intend, however, to concentrate its investments in any particular industry. Under normal circumstances the Portfolio invests at least 80% of its net assets in securities of medium-sized (or mid-cap) companies and related investments. This Portfolio considers mid-cap companies to be companies with market capitalizations that, at the time of initial purchase, are within the range of capitalization of the companies that are included in the Russell Midcap Growth Index.


As of March 31, 2007, the market capitalizations of companies in the Russell MidCap Growth Index ranged from approximately $96.2 million to $21.5 billion. Over time, the capitalizations of the companies in the Index will change. As they do, the size of the companies in which the Mid-Cap Growth Portfolio invests may change.


Investing in medium-sized companies involves a greater degree of risk than investing in larger sized companies. As a result, the value of shares of the Portfolio may be more volatile than the shares of a fund investing exclusively in large sized companies.

The Portfolio's equity securities may include common stocks and preferred stocks listed on the New York Stock Exchange and on other national securities exchanges and, to a lesser extent, stocks that are traded over-the-counter. The Portfolio emphasizes common stock. The Portfolio may also invest in foreign securities.

The SMALL-CAP VALUE PORTFOLIO invests primarily in stocks of companies with small market capitalizations which the Portfolio's advisers believe have strong market share, cash flow and management teams but are undervalued by the market place. Under normal market circumstances the Portfolio invests at least 80% of its net assets in the securities of companies with small market capitalizations (or small-cap companies) and related investments. The Portfolio considers small-cap companies to be companies with market capitalizations that, at the time of initial purchase, are within the range of capitalization of the companies that are included in the Russell 2000 Index.


As of March 31, 2007, the market capitalizations of companies in the Russell 2000 Index ranged from $15.8 million to $3.8 billion. Over time, the capitalizations of the companies in the Index will change. As they do, the size of the companies in which the Small-Cap Value Portfolio invests may change.


Investing in small sized companies involves a greater degree of risk than investing in medium or large sized companies. As a result, the value of shares of the portfolio may be more volatile than the shares of a fund investing in medium and large sized companies.

The Portfolio's equity securities may include common stocks and preferred stocks listed on the New York Stock Exchange and on other national exchanges and, to a lesser extent, stocks that are traded over-the-counter. The Portfolio emphasizes common stocks. The Portfolio may also invest in foreign securities.

The portfolio managers of the VALUE & INCOME PORTFOLIO, VALUE PORTFOLIO, MID-CAP VALUE PORTFOLIO and SMALL-CAP VALUE PORTFOLIO use a "bottom up" value-oriented approach in selecting investments for the Portfolios. When portfolio managers use a "bottom up" approach, they look primarily at individual companies against the context of broader market factors. A value-oriented approach attempts to identify companies that appear to be trading below their true worth. The managers use the same bottom up approach when deciding which securities to sell. Securities are sold when a Portfolio needs cash to meet redemptions, or when the managers believe that better opportunities exist or that particular securities no longer fit within the overall strategy for achieving the Portfolio's goals.

The SPECIAL EQUITY PORTFOLIO invests primarily in stocks of small to medium size companies which, in the opinion of the Portfolio's advisers, present an opportunity for significant increases in earnings, revenue and/or value, without consideration for current income. The Special Equity Portfolio emphasizes common stocks of U.S. companies with market capitalizations of less than $15 billion. The Portfolio uses multiple managers to try to control the volatility often associated with investments in companies of this size. Under normal circumstances the Portfolio invests at least 80% of its net assets in equity securities and related investments. The Portfolio utilizes multiple managers with growth, value, and structured core styles. The Fund is actively managed, and the advisers may trade securities frequently, resulting, from time to time, in an annual portfolio turnover rate of over 100%.


Investing in securities of smaller companies involves special risks. Investors should carefully consider the risks of investing in the Special Equity Portfolio.

The SMALL-CAP GROWTH PORTFOLIO invests primarily in stocks of companies with small market capitalizations which the Portfolio's advisers believe have above average growth potential. Factors the Portfolio's advisers may consider in determining a company's growth potential include the introduction of new products, technologies, distribution channels, or other opportunities, or otherwise strong industry or market positioning. Under normal market circumstances the Portfolio invests at least 80% of its net assets in the securities of companies with small market capitalization (or small-cap companies) and related investments. The Portfolio considers small-cap companies to be companies with market capitalizations that, at the time of initial purchase, are within the range of capitalization of the companies that are included in the Russell 2000 Index.


As of March 31, 2007, the market capitalizations of companies in the Russell 2000 Index ranged from $15.8 million to $3.8 billion. Over time, the capitalizations of the companies in the Index will change. As they do, the size of the companies in which the Small-Cap Growth Portfolio invests may change.


Investing in small sized companies involves a greater degree of risk than investing in medium or large sized companies. As a result, the value of shares of the Portfolio may be more volatile than the shares of a fund investing in medium and large sized companies.

The Portfolio's equity securities may include common stocks and preferred stocks listed on the New York Stock Exchange and on other national securities exchanges and, to a lesser extent, stocks that are traded over-the-counter. The Portfolio emphasizes common stocks. The Portfolio may also invest in foreign securities.


The portfolio managers of the GROWTH & INCOME PORTFOLIO, EQUITY GROWTH PORTFOLIO, MID-CAP GROWTH PORTFOLIO, SPECIAL EQUITY PORTFOLIO, SMALL-CAP GROWTH PORTFOLIO and AGGRESSIVE EQUITY PORTFOLIO use a "bottom up" approach in selecting securities, relying primarily on stock selection against the context of broader market factors. These managers look for companies that they believe are in dynamic high growth sectors of the world economy, and that are thought to have dominant or strong competitive positions within their sectors. They also look for companies that are expected to have strong earnings growth potential. The managers use the same bottom up approach when deciding which securities to sell. Securities are sold when a Portfolio needs cash to meet redemptions, or when the managers believe that better opportunities exist or that particular securities no longer fit within the overall strategy for achieving the Portfolio's goal.


The INTERNATIONAL EQUITY PORTFOLIO invests primarily in foreign securities, meaning securities of issuers that, in the opinion of the Portfolio's advisers, have their principal activities outside the United States or whose securities are traded primarily outside the United States. The Portfolio invests in equity securities of issuers in at least three countries other than the United States. The Portfolio invests most of its assets in securities of issuers in Canada, Australia and developed countries in Europe and the Far East. The Portfolio may invest up to 10% of its assets in securities of issuers in developing countries. Under normal market circumstances the Portfolio invests at least 80% of its net assets in equity securities and related investments. The Portfolio may also invest in any type or quality of debt securities, including lower-rated securities, and may enter into forward currency exchange contracts for hedging purposes.

The INTERNATIONAL EQUITY PORTFOLIO uses two managers with different investment styles. One manager uses a value-oriented strategy, performing fundamental analysis to identify companies that appear to be trading below their true worth. The other manager uses a quantitative modeling strategy. Securities are sold when the Portfolio needs cash to meet redemptions, or when the managers believe that better opportunities exist or that particular securities no longer fit within the overall strategy for achieving the Portfolio's goal.


                                    *  *  *

Each of the Stock Portfolios may use derivatives such as options, futures, swaps and forward currency contracts. The Portfolios generally use derivatives for hedging purposes. Derivatives may have economic characteristics similar to the securities held by a Portfolio. In that case, derivative investments will be considered related investments for purposes of the Portfolio's policy to invest at least 80% of its net assets in the securities and related investments identified above.

Each of the Stock Portfolios may also invest in bonds and short-term obligations as well as securities convertible into common stocks, preferred stocks, debt securities and short-term obligations. These Portfolios use short-term obligations and money market securities, including commercial paper, bank obligations and repurchase agreements, in varying amounts for liquidity and cash management, and as a risk management tool.

Compliance with any policy or limitation for a Portfolio that is expressed as a percentage of assets is determined at the time of purchase of portfolio securities. The policy will not be violated if these limitations are exceeded because of changes in the market value of the Portfolio's assets or for any other reason.

Although the policy of each Portfolio of investing at least 80% of its net assets in the securities and related investments identified above may be changed without shareholder approval, each Portfolio will provide its shareholders with prior notice of any change in that policy in accordance with applicable law.

MAIN RISKS

Investing in a mutual fund involves risk. An investor should consider the risks it will assume. Certain of these risks are described below. More information about risks appears in Part B to this Registration Statement. A Portfolio's net asset value will change daily as the value of its underlying securities change. This means that an interest in a Portfolio may be worth more or less when it is sold than when it was bought. An investor may lose money if it invests in the Portfolios.

The risks of investing in each Portfolio depend on the securities that the Portfolio holds and the investment strategies it uses. For example, Portfolios investing more of their assets in fixed income securities may be more susceptible to interest rate risk and credit risk than Portfolios investing more of their assets in equity securities. Similarly, Portfolios investing more of their assets in equity securities may be susceptible to greater price volatility under certain circumstances than Portfolios investing more of their assets in fixed income securities. Please remember that an investment in the Portfolios is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

MARKET RISK. This is the risk that the prices of securities will rise or fall due to changing economic, political or market conditions, or due to a company's individual situation. Historically, equity securities have been more volatile than most debt securities in response to market risk. The value of some securities held by each Portfolio may be quite volatile.

INTEREST RATE RISK. In general, the prices of debt securities rise when interest rates fall, and fall when interest rates rise. Longer term obligations are usually more sensitive to interest rate changes than shorter term obligations. A change in interest rates could cause a Portfolio's net asset value to go down. Generally, the longer the average maturity of the bonds in a Portfolio, the more the Portfolio's net asset value will fluctuate in response to interest rate changes.

CREDIT RISK. Some issuers may not make payments on debt securities held by a Portfolio, causing a loss. Or, an issuer may suffer adverse changes in its financial condition that could lower the credit quality of a security, leading to greater volatility in the price of the security and in interests in a Portfolio. A change in the quality rating of a bond or other security can also affect the security's liquidity and make it more difficult for a Portfolio to sell. The lower quality debt securities in which the Portfolios may invest are more susceptible to these problems than higher quality obligations. Investments held by the High Yield Bond Portfolio will be particularly susceptible to credit risk. U.S. government securities are generally considered to be less subject to credit risk. Investors should note that while securities issued by certain U.S. government agencies are guaranteed by the U.S. government, securities issued by many U.S. government agencies are not guaranteed by the U.S. government.


INFLATION-PROTECTED SECURITIES RISK. Market values of inflation-protected securities can be affected by changes in the market's inflation expectations or changes in real rates of interest. If real interest rates rise, the value of inflation-protected securities held by the Portfolio will decline. Moreover, because the principal amount of inflation-protected securities may be adjusted downward during a period of deflation to the original par value, the Portfolio will be subject to deflation risk with respect to its investments in these securities. Also, the inflation index utilized by a particular inflation-protected security may not accurately reflect the true rate of inflation, in which case the market value of the security could be adversely affected.



GROWTH SECURITIES. Growth securities typically are quite sensitive to market movements because their market prices tend to reflect future expectations. When it appears those expectations will not be met, the prices of growth securities typically fall. In addition, a growth oriented fund investing in growth securities may underperform certain other stock funds (those emphasizing value stocks, for example) during periods when growth stocks are out of favor. The Growth & Income Portfolio, Equity Growth Portfolio, Mid-Cap Growth Portfolio, Small-Cap Growth Portfolio, and Aggressive Equity Portfolio are susceptible to the risks of growth securities.


VALUE INVESTING. When a portfolio manager uses a value oriented approach in managing the Portfolio, they look for securities that they believe are currently undervalued, or priced below their true worth, but whose issuers have good longer term prospects. An issuer may be undervalued relative to the stock market in general, relative to the underlying value of its assets or relative to what a sophisticated private investor would pay for the entire company. Value investing is based on the belief that securities of companies which are temporarily underpriced may provide a higher total return over time than securities of companies whose positive attributes are reflected in the securities' current price.


A security may not achieve its expected value because the circumstances causing it to be undervalued worsen (causing the price to decline further) or do not change, or because an adviser is incorrect in its determination that the security is undervalued. In addition, a value oriented fund may underperform certain other stock funds (those emphasizing growth stocks, for example) during periods when value stocks are not in favor. The Value & Income Portfolio, Value Portfolio, Mid-Cap Value Portfolio, and Small-Cap Value Portfolio are particularly susceptible to the risks of value investing.


PORTFOLIO SELECTION. The advisers of the Bond Portfolios and the Balanced Portfolio may not pick securities that perform well because they are unable to predict accurately the direction of interest rates or the repayment of certain debt obligations or to assess accurately fundamental changes affecting credit quality or other factors. In that case, investors in a Bond Portfolio or the Balanced Portfolio may lose money, or their investment in a Bond Portfolio or the Balanced Portfolio may not do as well as investments in other fixed income funds or balanced funds.

The success of the investment strategy of the Growth & Income, Mid-Cap Growth, Small-Cap Growth, Equity Growth and Aggressive Equity Portfolios depends largely on the skill of those Portfolios' advisers in assessing the growth potential of companies in which the Portfolios invest. The advisers may fail to pick stocks that outperform the market or that do as well as the market. In that case, investors in those Portfolios may lose money or their investment may not do as well as an investment in another stock fund using a growth approach.

The success of a Portfolio using a value approach, such as the Value & Income Portfolio, Value Portfolio, Mid-Cap Value Portfolio and Small-Cap Value Portfolio, depends largely on the adviser's skill in identifying securities of companies that are in fact undervalued, but have good longer term business prospects. The advisers may not be correct in their determinations. In that case, investors in these Portfolios may lose money or their investment in the Portfolio may not do as well as an investment in another stock fund using a value approach.


The Special Equity and International Equity Portfolios are managed using both the growth and value approaches. Accordingly, investments in these Portfolios may not perform as well as investments in another stock fund using either a growth approach or a value approach.


MID-CAP COMPANIES. The securities of mid-cap companies have more volatile share prices than those of larger, more seasoned companies. Securities issued by mid-cap companies are likely to be more sensitive to changes in earnings results and investor expectations, experience sharper swings in market values, be more adversely affected by recessions or adverse economic conditions, and be harder to sell at the times and prices the manager believes appropriate, than equity securities issued by larger companies. Mid-cap companies also may have more limited product lines, capital resources and management depth than larger companies.

SMALLER COMPANIES. The securities of smaller capitalization companies may have more risks than those of larger, more seasoned companies. They may be particularly susceptible to market downturns because of limited product lines, markets, distribution channels or financial and management resources. Also, there may be less publicly available information about small-cap companies. Investments in small-cap companies may be in anticipation of future products or services to be provided by the companies. If those products or services are delayed, the prices of the securities of the companies may drop. Sometimes, the prices of the securities of smaller capitalized companies rise and fall based on investor perception rather than economics. Securities of small-cap companies may be thinly traded, making their disposition more difficult. For all these reasons, the prices of the securities of small-cap companies may be more volatile, causing a Portfolio's net asset value to be volatile. Portfolios that invest a higher percentage of their assets in small-cap stocks are generally more volatile than funds investing a higher percentage of their assets in larger, more established companies. Investments in the Small-Cap Value Portfolio, Special Equity Portfolio and the Small-Cap Growth Portfolio are likely to be particularly susceptible to the risks of small-cap companies.

FOREIGN SECURITIES. Each Portfolio may invest a portion of its assets in foreign securities. The International Equity Portfolio will invest a substantial portion of its assets in foreign securities. Investing in foreign securities involves risks in addition to those of investing in U.S. securities, including risks relating to political, social and economic developments abroad, as well as risks resulting from the differences between the regulations to which U.S. and foreign issuers and markets are subject.

     - These risks may include expropriation of assets, confiscatory taxation, withholding taxes on dividends and interest paid on Portfolio investments, currency exchange controls and other limitations on the use or transfer of Portfolio assets and political or social instability.

     - Foreign companies may not be subject to accounting standards or governmental supervision comparable to U.S. companies, and there may be less public information about their operations.

     - Foreign markets may be less liquid and more volatile than U.S. markets. Rapid increases in money supply may result in speculative investing, contributing to volatility. Also, equity securities may trade at price-earnings multiples that are higher than those of comparable U.S. companies, and that may not be sustainable. As a result, there may be rapid changes in the value of foreign securities.

     - Foreign markets may offer less protection to investors. Enforcing legal rights may be difficult, costly and slow. There may be special problems enforcing claims against foreign governments.

     - Since foreign securities often trade in currencies other than the U.S. dollar, changes in currency exchange rates will affect a Portfolio's net asset value, the value of dividends and interest earned, and gains and losses realized on the sale of securities. An increase in the U.S. dollar relative to these other currencies will adversely affect the value of the Portfolio. In addition, some foreign currency values may be volatile and there is the possibility of governmental controls on currency exchanges or governmental intervention in currency markets. Controls or intervention could limit or prevent a Portfolio from realizing value in U.S. dollars from its investment in foreign securities.


     - A Portfolio may invest in issuers located in emerging, or developing, markets. Emerging or developing countries are generally defined as countries in the initial stages of their industrialization cycles with low per capita income. All of the risks of investing in foreign securities are heightened by investing in developing countries. The markets of developing countries have been more volatile than the markets of developed countries with more mature economies. These markets often have provided higher rates of return, and greater risks, to investors, but they also may provide lower rates of return or negative returns, for extended periods.


PREPAYMENT AND EXTENSION RISK. The issuers of debt securities held by a Portfolio may be able to prepay principal due on the securities, particularly during periods of declining interest rates. The Portfolio may not be able to reinvest that principal at attractive rates. The Portfolio would also lose the benefit of falling interest rates on the price of the repaid bond. Securities subject to prepayment risk generally offer less potential for gains when interest rates decline, and may offer a greater potential for loss when interest rates rise. Also, rising interest rates may cause prepayments to occur at slower than expected rates. This effectively lengthens the maturities of the affected securities, making them more sensitive to interest rate changes and the Portfolio's net asset value more volatile. Mortgage-backed securities are particularly susceptible to prepayment and extension risk and their prices may be volatile.

CONVERTIBLE SECURITIES. Convertible securities, which are debt securities that may be converted into stock, are subject to the market risk of stocks, and, like other debt securities, are also subject to interest rate risk and the credit risk of their issuers. Call provisions may allow the issuer to repay the debt before it matures.

SECTOR RISK. The Mid-Cap Growth Portfolio invests in securities of companies the Portfolio's advisers believe have the potential to become market leaders, such as companies that operate in industries with high barriers to entry. Although the Portfolio does not intend to concentrate in any particular industry, the Portfolio may be overweighted in certain sectors in comparison to the market as a whole. If one or more sectors in which the Portfolio is invested perform poorly, investors in the Portfolio may lose money.

DERIVATIVES. Each Portfolio may, but is not required to, engage in certain investment strategies involving derivatives (such as options, futures, swaps and forward currency contracts). These investment strategies generally are employed in connection with hedging activities such as the following, but may also be used to generate income:

     - protecting against a decline in value of a Portfolio's current or anticipated securities holdings;

     -  as a substitute for buying or selling portfolio holdings; and

     -  seeking to generate income to offset expenses or increase return.


A hedge may be designed to neutralize a loss on a portfolio position with a gain in the hedge position. A properly executed hedge will result in a loss in the portfolio position being offset by a gain in the hedge position, or vice versa. However, the market movement of a hedge may not be of the same magnitude as the market movement of the hedged position. The success or failure of a hedging transaction will depend on the advisers' ability to predict movements in the hedge, the investment being hedged and the market in general (and the correlation between these factors). If these predictions are wrong, or if the derivatives do not work as anticipated, the Portfolio could suffer greater losses than if the Portfolio had not used derivatives. Derivatives may not be available on terms that make economic sense (for example, they may be too costly), and, when used, their transaction costs and premiums may adversely affect Portfolio performance. The ability to use derivatives to hedge may also be restricted by limits established by securities and commodities exchanges and by tax considerations. These techniques may increase a Portfolio's volatility and may involve a small investment of cash relative to the magnitude of the risk being taken.


PORTFOLIO TURNOVER. Each of the Inflation-Protected Securities, Core Bond, Total Return Bond, Balanced, Aggressive Equity, Mid-Cap Growth, Small-Cap Value, and Small-Cap Growth Portfolios had an annual portfolio turnover rate in 2006 in excess of 100%. Trading securities may produce capital gains, which are taxable when distributed to investors with non-tax-sheltered accounts. Active trading may also increase the amount of commissions or mark-ups to broker-dealers that a Portfolio pays when it buys and sells securities which may increase that Portfolio's expenses and affect performance.


LEGAL PROCEEDINGS

There are no legal proceedings to which the Portfolios or Diversified is a party and which are expected to have a material adverse effect on either the Portfolios or on Diversified's ability to perform its contractual obligations as investment adviser to the Portfolios.

However, Diversified Investors Securities Corp. ("DISC" or the "Distributor"), the placement agent of the Portfolios and a subsidiary of Diversified, was notified by the staff of the National Association of Securities Dealers, Inc. ("NASD") that it had made a preliminary determination to recommend disciplinary action against DISC regarding certain matters. In February 2006, DISC settled an administrative proceeding with the NASD regarding agreements with two customers who were permitted to engage in market timing activity in the Diversified Investors International Equity Fund from July 1, 2003 through October 24, 2003. The settlement also addressed alleged deficiencies in DISC's procedures relating to the retention of e-mail communications. Under the terms of the Letter of Acceptance, Waiver and Consent ("AWC") with the NASD, under which DISC neither admitted nor denied the allegations or findings, DISC consented to the following sanctions: (i) censure; (ii) a fine of $1.3 million; (iii) restitution of approximately $949,011 to the Diversified International Equity Fund for losses attributable to the trading described in the AWC; and (iv) agreement to make certifications to the NASD regarding the review and establishment of procedures relating to e-mail retention and to the enforcement of the Funds' policies and procedures relating to market timing.

DISC and Diversified have also responded to requests for information from various governmental and self-regulatory agencies in connection with investigations related to mutual fund trading activities. DISC and Diversified have cooperated fully with each request.

Although it is not anticipated that these developments will have an adverse effect on the Diversified Investors Portfolios, there can be no assurance at this time.


Additionally, on December 12, 2003, Diversified Investors Portfolios received a copy of a complaint (the "Complaint") filed in the United States Bankruptcy Court for the Southern District of New York styled Enron Corp. v. J.P. Morgan Securities, Inc. et al. The Complaint names as defendants the Inflation-Protected Securities Portfolio (formerly the Intermediate Government Bond Portfolio) and the Value & Income Portfolio (the "Subject Portfolios") and alleges that Enron Corp. ("Enron") transferred to the defendants, including the Subject Portfolios, over $1 billion in the aggregate for the purpose of prepaying certain commercial paper issued by Enron (the "Notes") and held by the defendants prior to the filing by Enron for bankruptcy protection under Chapter 11 of Title 11 of the Bankruptcy Code (the "Bankruptcy Code"). The Complaint seeks to hold the defendants, including the Subject Portfolios, liable for these transfers as preferential transfers or as fraudulent transfers under the Bankruptcy Code. Although the Complaint does not specify the amount of each transfer in dispute, it appears that the sale by the Inflation-Protected Securities Portfolio of approximately $2.4 million of the Notes on or about October 30, 2001 and the sale by the Value & Income Portfolio of approximately $10.3 million of the Notes on or about October 30, 2001 are in dispute. The Complaint seeks to require the Subject Portfolios to repay to Enron the full amounts of these transfers, in which event the Subject Portfolios would be granted unsecured claims against the Enron bankruptcy estate in the amounts of the repayments. The Subject Portfolios moved to dismiss all counts of the Complaint, contending, among other things, that section 546(e) of the Bankruptcy Code provides a complete defense. The Bankruptcy Court denied the motion on July 1, 2005. Accordingly, the Subject Portfolios filed an answer to the Complaint on July 29, 2005. Discovery is underway. Depositions began in September 2006 and are scheduled to conclude in October 2007. The Subject Portfolios and their counsel have reviewed the Subject Portfolios' records concerning the factual background of the allegations in the Complaint, and have considered remaining potential defenses to the allegations in the Complaint. Because discovery is still ongoing, the Subject Portfolios are unable to predict whether Enron will prevail, in whole or in part, in its claims against the Subject Portfolios, and therefore have not recorded a liability in the financial statements for any potential loss.


ITEM 5.  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.
                                                             INVESTMENT ADVISERS

Diversified Investment Advisors, Inc. is the investment adviser of each of the Portfolios. Diversified is an indirect, wholly-owned subsidiary of AEGON USA, Inc., a financial services holding company whose primary emphasis is life and health insurance and annuity and investment products. AEGON USA is an indirect, wholly-owned subsidiary of AEGON n.v., a Netherlands corporation which is a publicly traded international insurance group.

Diversified has selected subadvisers for each Portfolio. Diversified provides general supervision of the subadvisers, subject in each case to policies set by the Trustees. Diversified's investment management decisions are made by a committee of Diversified's personnel.

The subadvisers make the day-to-day investment decisions for the Portfolios and place the purchase and sale orders for securities transactions, subject in all cases to the general supervision of Diversified. The subadvisers are listed below.

The Trust has obtained an exemptive order from the Securities and Exchange Commission which permits the Portfolios to obtain, under certain circumstances, the services of one or more subadvisers without investor or shareholder approval. The exemptive order also permits the terms of sub-advisory agreements to be changed and the employment of subadvisers to be continued after events that would otherwise cause an automatic termination of a sub-advisory agreement, in each case without shareholder approval if those changes or continuation are approved by the Portfolio's Board of Trustees. If a subadviser were added or changed without shareholder approval, the prospectuses of funds investing in the Portfolio would be revised and shareholders of those funds notified. Investors in all of the Portfolios have approved the exemptive order.
                                                                     SUBADVISERS

The subadvisers described in this section are responsible for the daily management of the Portfolios named below. Diversified provides general supervision of the subadvisers.

Following is a brief description of the subadvisers, including information they have provided about certain of their investment personnel. The Statement of Additional Information contains additional information about such persons, other accounts managed by each such person, and each such person's ownership of securities of the Funds with respect to which such person has or shares management responsibility.

MONEY MARKET PORTFOLIO

GE Asset Management, Incorporated ("GEAMI"). GEAMI was formed in 1988 and has been a registered investment adviser since 1988. The principal business address of GEAMI is 3001 Summer Street, P.O. Box 120031, Stamford, Connecticut 06912-0031.


HIGH QUALITY BOND PORTFOLIO



Merganser Capital Management Limited Partnership ("Merganser"). Merganser was formed in 2000, as the successor to a business formed in 1984, and is owned by certain of its employees. Merganser, or its predecessor, has been a registered investment adviser since 1984. The principal business address of Merganser is 99 High Street, Boston, Massachusetts 02110.


Douglas A. Kelly and Peter S. Kaplan are responsible for the day-to-day supervision of the High Quality Bond Portfolio on behalf of Merganser. Mr. Kelly is the Chief Investment Officer, Senior Vice President and Principal of Merganser, and has been with the firm since 1986. Mr. Kaplan is a Vice President and Principal of Merganser, and has been with the firm since 1986. Mr. Kelly is the lead manager of Merganser and Mr. Kaplan is the other manager at the firm. Mr. Kelly and Mr. Kaplan work jointly with one another and neither manager has any limitations on his respective role.


INFLATION-PROTECTED SECURITIES PORTFOLIO



BlackRock Financial Management, Inc. ("BlackRock"). BlackRock, a Delaware corporation, is an indirect wholly-owned subsidiary of BlackRock Inc., a premier provider of global investment management and risk management products, with $1.125 trillion in assets under management as of December 31, 2006. BlackRock is a registered investment adviser organized in 1994. The principal business address of BlackRock is 40 East 52(nd) Street, New York, New York 10022.



Stuart Spodek and Brian Weinstein are responsible for the day-to-day supervision of the Inflation-Protected Securities Portfolio on behalf of BlackRock. Mr. Spodek is a Managing Director and portfolio manager, and is a member of the Fixed Income Portfolio Management Group. Mr. Spodek joined the firm in 1993 as an analyst in BlackRock's Portfolio Management Group and subsequently was promoted to portfolio manager. Mr. Weinstein is a Director and portfolio manager, and is a member of the Fixed Income Portfolio Management Group. Mr. Weinstein moved to his current role in the Portfolio Management Group in 2002. He joined BlackRock in 2000 as an analyst in the Portfolio Analytics Group after spending several summers with BlackRock as an intern.



Mr. Spodek's primary responsibility is managing fixed income portfolios, with a sector emphasis on global government bonds, derivative instruments, and implementing yield curve strategy across global portfolios. Mr. Weinstein's primary responsibility is the management of total return portfolios, with a sector emphasis on government/agency bonds.



CORE BOND PORTFOLIO



BlackRock Financial Management, Inc. ("BlackRock") BlackRock, a Delaware corporation, is an indirect wholly-owned subsidiary of BlackRock, Inc., a premier provider of global investment management and risk management products, with $1.125 trillion in assets under management as of December 31, 2006. BlackRock is a registered investment adviser organized in 1994. The principal business address of BlackRock is 40 East 52(nd) Street, New York, New York 10022.



Scott Amero and Keith Anderson are responsible for the day-to-day supervision of the Core Bond Portfolio on behalf of BlackRock. Mr. Anderson is a Vice Chairman, the Global Chief Investment Officer for Fixed Income, and a member of BlackRock's Executive and Management Committees. Mr. Anderson is Chairman of the Investment Strategy Group at BlackRock, and has been with the firm since 1988. Mr. Amero is a Managing Director, co-head of BlackRock's fixed income portfolio management team, and a member of the Management Committee and co-chair of the Fixed Income Investment Strategy Group. Mr. Amero is also the head of global fixed income research, and has been with the firm since 1990.

Mr. Anderson is responsible for global fixed income strategy, asset allocation and the overall management of client portfolios, including the Core Bond Portfolio. In this capacity, he coordinates BlackRock's team of portfolio managers and credit analysts who specialize in the government, agency, corporate and mortgage sectors and sub-sectors worldwide. Mr. Amero is a senior strategist and portfolio manager with responsibility for overseeing all fixed income sector strategy and the overall management of client portfolios, including the Core Bond Portfolio.


TOTAL RETURN BOND PORTFOLIO

Western Asset Management Company
Western Asset Management Company Limited


Western Asset Management Company ("WAMCO"). WAMCO was founded in 1971 and is a wholly-owned subsidiary of Legg Mason, Inc. The principal business address of WAMCO is 385 East Colorado Boulevard, Pasadena, California 91101. S. Kenneth Leech, Stephen A. Walsh, Edward A. Moody, Mark S. Lindbloom, and Carl L. Eichstaedt are responsible for the day-to-day supervision of the Total Return Bond Portfolio on behalf of WAMCO. Mr. Leech is the Chief Investment Officer of WAMCO, and has been with the firm since 1993. Mr. Walsh is a Deputy Chief Investment Officer at WAMCO, and has been with the firm since 1992. Mr. Moody is a Portfolio Manager with WAMCO, and has been with the firm since 1986. Mr. Lindbloom is a Portfolio Manager at WAMCO, and has been with the firm since 2005. Prior to joining the firm, Mr. Lindbloom was a managing director of Salomon Brothers Asset Management Inc and a senior portfolio manager responsible for managing its Mortgage/Corporate Group, and was associated with Citigroup Inc. or its predecessor companies since 1986. Mr. Eichstaedt is a Portfolio Manager at WAMCO and has been with the firm since 1994.



Mr. Leech and Mr. Walsh serve as co-team leaders responsible for day-to-day strategic oversight of the Total Return Bond Portfolio's investments and for supervising the day-to-day operations of the various sector specialist teams dedicated to the specific asset classes in which the Total Return Bond Portfolio invests. Mr. Moody, Mr. Lindbloom, and Mr. Eichstaedt are responsible for portfolio structure, including sector allocation, duration weighting and term structure decisions.


Western Asset Management Company Limited ("WAML"). WAML has managed fixed income assets since 1984, and has been a registered investment adviser since that time. WAML is a wholly-owned subsidiary of Legg Mason, Inc. The principal business address of WAML is 10 Exchange Square, Primrose Street, London, England EC2A 2EN.

WAML is responsible for providing advice regarding the management of the Total Return Bond Portfolio's foreign fixed income investments. S. Kenneth Leech and Stephen A. Walsh serve as co-team leaders responsible for the day-to-day strategic oversight of the fixed income investments of the Total Return Bond Portfolio on behalf of WAML. Mr. Leech and Mr. Walsh also serve as co-team leaders for the Total Return Bond Portfolio on behalf of WAMCO, as described above.


HIGH YIELD BOND PORTFOLIO


Eaton Vance Management. Eaton Vance Management has been a registered investment adviser since 1990 and is a wholly owned subsidiary of Eaton Vance Corp. The principal business address of Eaton Vance Management is 255 State Street, Boston, Massachusetts 02109.


Linda Carter and Michael W. Weilheimer are responsible for the day-to-day supervision of the High Yield Bond Portfolio on behalf of Eaton Vance Management. Ms. Carter is a Vice President and portfolio manager at Eaton Vance Management and serves as the senior fixed income analyst of the High Yield Fixed Income Group. Mr. Weilheimer is a Vice President and portfolio manager at Eaton Vance Management and serves as Director of the High Yield Fixed Income Group. Both Ms. Carter and Mr. Weilheimer have been with Eaton Vance Management for more than five years. Ms. Carter and Mr. Weilheimer act as co-managers for the High Yield Bond Portfolio, and they share joint and primary responsibility with respect to the High Yield Bond Portfolio.

BALANCED PORTFOLIO

Goldman Sachs Asset Management, L.P.
Western Asset Management Company
Western Asset Management Company Limited


Goldman Sachs Asset Management, L.P. ("GSAM") GSAM has been registered as an investment adviser with the Securities and Exchange Commission since 1990 and is an affiliate of Goldman, Sachs & Co. The principal business address of GSAM is 32 Old Slip, New York, New York 10005.



Melissa Brown and Robert C. Jones are responsible for the day-to-day supervision of the Balanced Portfolio on behalf of GSAM. Ms. Brown is a Managing Director and a senior portfolio manager at GSAM, and has been with the firm for over five years. Mr. Jones is the Chief Investment Officer for the Global Quantitative Equity team at GSAM, and has been with the firm for over five years. Ms. Brown and Mr. Jones have joint responsibility with respect to all aspects of the Balanced Portfolio.



Western Asset Management Company ("WAMCO"). WAMCO was founded in 1971 and is a wholly-owned subsidiary of Legg Mason, Inc. The principal business address of WAMCO is 385 East Colorado Boulevard, Pasadena, California 91101. S. Kenneth Leech, Stephen A. Walsh, Edward A. Moody, Mark S. Lindbloom, and Carl L. Eichstaedt are responsible for the day-to-day supervision of the Balanced Portfolio on behalf of WAMCO. Mr. Leech is the Chief Investment Officer of WAMCO, and has been with the firm since 1993. Mr. Walsh is a Deputy Chief Investment Officer at WAMCO, and has been with the firm since 1992. Mr. Moody is a Portfolio Manager at WAMCO and has been with the firm since 1986. Mr. Lindbloom is a Portfolio Manager at WAMCO, and has been with the firm since 2005. Prior to joining the firm, Mr. Lindbloom was a managing director of Salomon Brothers Asset Management Inc and a senior portfolio manager responsible for managing its Mortgage/Corporate Group, and was associated with Citigroup Inc. or its predecessor companies since 1986. Mr. Eichstaedt is a Portfolio Manager at WAMCO and has been with the firm since 1994.



Mr. Leech and Mr. Walsh serve as co-team leaders responsible for day-to-day strategic oversight of the Balanced Portfolio's investments and for supervising the day-to-day operations of the various sector specialist teams dedicated to the specific asset classes in which the Balanced Portfolio invests. Mr. Moody, Mr. Lindbloom, and Mr. Eichstaedt are responsible for portfolio structure, including sector allocation, duration weighting and term structure decisions.


Western Asset Management Company Limited ("WAML"). WAML has managed fixed income assets since 1984, and has been a registered investment adviser since that time. WAML is a wholly-owned subsidiary of Legg Mason, Inc. The principal business address of WAML is 10 Exchange Square, Primrose Street, London, England EC2A 2EN.

WAML is responsible for providing advice regarding the management of the Balanced Portfolio's foreign fixed income investments. S. Kenneth Leech and Stephen A. Walsh serve as co-team leaders responsible for the day-to-day strategic oversight of the fixed income investments of the Balanced Portfolio on behalf of WAML. Mr. Leech and Mr. Walsh also serve as co-team leaders for the Balanced Portfolio on behalf of WAMCO, as described above.

VALUE & INCOME PORTFOLIO

AllianceBernstein LP
TCW Investment Management Company

AllianceBernstein LP ("Alliance"). Alliance Capital Management is the general partner of Alliance, and Alliance Capital Management Holding L.P. and AXA Financial Inc. own approximately 30% and 50% of Alliance, respectively as limited partners. Alliance has been a registered investment adviser since August 13, 1999. The principal business address of Alliance is 1345 Avenue of the Americas, New York, New York 10105.

In December 2003, Alliance announced that it had reached terms with the New York State Attorney General and the Staff of the Securities and Exchange Commission for the resolution of regulatory claims with respect to market timing in certain of its mutual funds. The Funds believe that none of the regulatory claims involved any activities related to the Value & Income Fund.


Marilyn G. Fedak, John P. Mahedy, John D. Phillips, Jr., and Christopher Marx are the four individuals who have the most significant responsibility for the day-to-day supervision of the Value & Income Portfolio on behalf of Alliance. Ms. Fedak is the Co-Chief Investment Officer -- US Value Equities and Chairman of the US Value Investment Policy Group, and has been with the firm since 1984. Mr. Mahedy is the Co-Chief Investment Officer -- US Value Equities and Director of Research for the US Value Equities, and has been with the firm since 1995. Mr. Phillips is a Senior Portfolio Manager, and has been with the firm since 1994. Mr. Marx is a Senior Portfolio Manager, and has been with the firm since 1997. Mrs. Fedak, Mr. Mahedy, Mr. Phillips, and Mr. Marx are members of Alliance's US Value Investment Policy Group, which manages a portion of the Value & Income Portfolio. Ms. Fedak is the lead member of the team; however, no one member has primary responsibility for making investment decisions.


TCW Investment Management Company ("TCW"). TCW was formed in 1987 and has been a registered investment advisor since 1987. TCW is an indirect subsidiary of The TCW Group, Inc. which is, in turn, and indirect subsidiary of Societe Generale, S.A. The principal business address of TCW is 865 South Figueroa Street, Los Angeles, California 90014.

Diane E. Jaffee, the Group Managing Director of TCW since 2001, is responsible for the day-to-day supervision and management of the Value & Income Portfolio. Prior to joining TCW, Ms. Jaffee was an investment officer at SG Cowen Asset Management, Inc.

VALUE PORTFOLIO


Hotchkis and Wiley Capital Management, LLC ("Hotchkis"). Hotchkis was formed in 1980 and is independently owned. Its principal business address is 725 South Figueroa Street, 39th Floor, Los Angeles, California 90017-5439.



Patricia McKenna, Sheldon Lieberman, George Davis, Stan Majcher, and David Green are the five individuals who have the most significant responsibility for the day-to-day supervision of the Value Portfolio on behalf of Hotchkis. Mr. Davis is a Principal, Portfolio Manager and the Chief Executive Officer, and has been with the firm since 1988. Ms. McKenna is a Principal and Portfolio Manager, and has been with the firm since 1995. Mr. Lieberman is a Principal and Portfolio Manager, and has been with the firm since 1994. Mr. Majcher is a Principal and Portfolio Manager, and has been with the firm since 1996. Mr. Green is a Principal and Portfolio Manager, and has been with the firm since 1997.



All members of the Hotchkis team participate in the investment decision process during the group meetings during which the team decides the stock/weight selection for the target portfolio. They have authority to direct trading activity of the Value Portfolio. Mr. Majcher and Mr. Green are jointly responsible for the day-to-day management of the Value Portfolio's cash flows, which includes directing the Portfolio's purchases and sales to ensure that the Portfolio's holdings remain reflective of the "target portfolio."


GROWTH & INCOME PORTFOLIO

Ark Asset Management Co., Inc.
Aronson+Johnson+Ortiz, LP
Goldman Sachs Asset Management, L.P.


Ark Asset Management Co., Inc. ("Ark"). Ark has been a registered investment adviser since July 10, 1989. Ark was formed in July 1989 and is owned by Ark Asset Holdings, Inc. Ark Asset Holdings, Inc. is owned by certain Ark employees. The principal business address of Ark is 125 Broad Street, 13th Floor, New York, New York 10004.

Joel Kurth and Nancy Peretz are responsible for the day-to-day supervision of the Growth & Income Portfolio on behalf of Ark. Mr. Kurth is a Managing Director at Ark, and has been with the firm since 1998. Ms. Peretz is a Managing Director at Ark, and has been with the firm since 2000.


Mr. Kurth is the lead member of the portfolio management team in Ark's Large Cap Growth Group, which is responsible for the Growth & Income Portfolio. Generally, Mr. Kurth makes the buy and sell decisions, while the other team members contribute ideas and analysis for securities in their specific industry sectors/groups. Mr. Kurth also is the research analyst for the Financial and Energy sectors of the Portfolio. Lastly, Mr. Kurth is responsible for the overall portfolio construction for Ark's Large Cap Growth Group. Ms. Peretz is a lead member of the portfolio management team and makes all portfolio management decisions when Mr. Kurth is absent. Ms. Peretz is also a research analyst analyzing stocks in the Consumer Staples sector and interest companies in the Consumer Discretionary sector for the Large Cap Growth product. She contributes buy and sell recommendations to the portfolio in this capacity.



Aronson+Johnson+Ortiz, LP ("AJO"). AJO was founded in 1984 and became a registered investment adviser on December 11, 1984. AJO is owned and operated by nine principals, with experience in portfolio management, security analysis, trading, consulting, public accounting and econometrics. The principal business address of AJO is 230 S. Broad Street, 20th Floor, Philadelphia, Pennsylvania 19102.



Theodore A. Aronson, Kevin M. Johnson, Martha E. Ortiz, Stefani Cranston, Gina Marie N. Moore, and R. Brian Wenzinger are responsible for the day-to-day supervision of the Growth & Income Portfolio on behalf of AJO. Mr. Aronson is the Managing Principal of AJO, and has been with the firm since 1984. Mr. Johnson is a Principal of AJO, and has been with the firm since 1993. Ms. Ortiz is a Principal of AJO, and has been with the firm since 1987. Ms. Cranston is a principal of AJO and has been with the firm since 1991. Ms. Moore is a Principal of AJO, and has been with the firm since 1998. Mr. Wenzinger is a Principal of AJO, and has been with the firm since 2000. Each member of the AJO team has joint responsibility for the Growth & Income Portfolio. The is no lead member of the AJO team.



Goldman Sachs Asset Management, L.P. ("GSAM") GSAM has been registered as an investment adviser with the Securities and Exchange Commission since 1990 and is an affiliate of Goldman, Sachs & Co. The principal business address of GSAM is 32 Old Slip, New York, New York 10005.



Melissa Brown and Robert C. Jones are responsible for the day-to-day supervision of the Growth & Income Portfolio on behalf of GSAM. Ms. Brown is a Managing Director and a senior portfolio manager at GSAM, and has been with the firm for over five years. Mr. Jones is the Chief Investment Officer for the Global Quantitative Equity team at GSAM, and has been with the firm for over five years. Ms. Brown and Mr. Jones have joint responsibility with respect to all aspects of the Growth & Income Portfolio.


EQUITY GROWTH PORTFOLIO

Ark Asset Management Co., Inc.
Marsico Capital Management, LLC


Ark Asset Management Co., Inc. ("Ark"). Ark has been a registered investment adviser since July 10, 1989. Ark was formed in July 1989 and is owned by Ark Asset Holdings, Inc. Ark Asset Holdings, Inc. is owned by certain Ark employees. The principal business address of Ark is 125 Broad Street, 13th Floor, New York, New York, 10004.


Joel Kurth and Nancy Peretz are responsible for the day-to-day supervision of the Equity Growth Portfolio on behalf of Ark. Mr. Kurth is a Managing Director at Ark, and has been with the firm since 1998. Ms. Peretz is a Managing Director at Ark, and has been with the firm since 2000.


Mr. Kurth is the lead member of the portfolio management team in Ark's Large Cap Growth Group, which is responsible for the Equity Growth Portfolio. Generally, Mr. Kurth makes the buy and sell decisions, while the other team members contribute ideas and analysis for securities in their specific industry sectors/groups. Mr. Kurth also is responsible for the overall portfolio construction for Ark's Large Cap Growth Group. Ms. Peretz is a lead member of the portfolio management team and makes all portfolio management decisions when Mr. Kurth is absent. Ms. Peretz is also a research analyst analyzing stocks in the Consumer Staples sector and interest companies in the Consumer Discretionary sector for the Large Cap Growth product. She contributes buy and sell recommendations to the portfolio in this capacity.


Marsico Capital Management, LLC. Marsico was organized in September 1997 as a registered investment adviser. Marsico is an indirect wholly-owned subsidiary of Bank of America Corporation. The principal business address of Marsico is 1200 17th Street, Suite 1300, Denver, Colorado 80202.

Thomas F. Marsico, the Chief Investment Officer of Marsico since 1997, is responsible for the day-to-day management of the Equity Growth Fund. Mr. Marsico has over 20 years experience as a securities analyst and a portfolio manager.


AGGRESSIVE EQUITY PORTFOLIO



Turner Investment Partners, Inc. ("Turner") Turner was founded in 1990 and has been a registered investment adviser since 1990. The principal business address of Turner is 1205 Westlake Drive, Berwyn, Pennsylvania 19312. Robert E. Turner, Mark D. Turner and Robb J. Parlanti are responsible for the day-to-day supervision of the Aggressive Equity Portfolio on behalf of Turner.



Robert E. Turner is the Chairman & Chief Executive Officer of Turner, and has been with the firm since 1990. Mark D. Turner is the Vice Chairman, Senior Portfolio Manager, and Security Analyst for Turner, and has been with the firm since 1990. Robb J. Parlanti is a Senior Portfolio Manager, and Security Analyst for Turner, and has been with the firm since 1993.



Robert E. Turner is the lead manager of the Turner team, and Mark D. Turner and Robb J. Parlanti are co-managers. Each member of the Turner team has responsibility for the analysis of and purchase/sale recommendations for stocks within a specific market sector. Most team members have additional responsibility as lead or back-up managers for Turner's equity products. Investment decisions are reviewed jointly by portfolio managers and sector analysts. However, the lead portfolio manager has final decision-making authority.


MID-CAP VALUE PORTFOLIO

Cramer, Rosenthal, McGlynn, LLC
LSV Asset Management

RiverSource Investments LLC



Cramer, Rosenthal, McGlynn, LLC ("CRM"). CRM was founded in 1973 as an independent investment counselor. CRM has been a registered investment adviser since June 13, 1983. The principal business address of CRM is 520 Madison Avenue, New York, New York 10022.



The CRM Small/Mid-Cap Value Team is led by Jay B. Abramson, Carl D. Brown, Brendan J. Hartman, and Robert L. Rewey, III who are responsible for the day-to-day supervision of the Mid-Cap Value Portfolio on behalf of CRM. Mr. Abramson is the President and Chief Investment Officer of CRM, and has been with the firm since 1985. Mr. Brown is a Senior Vice President, and has been with the firm since 1999. At CRM, Mr. Brown is a portfolio manager and senior research analyst in the investment group. Mr. Hartman is a Senior Vice President, and has been with the firm since 2001. Mr. Hartman is responsible for portfolio management and research in CRM's investment group. Mr. Rewey is a Senior Vice President at CRM, and has been with the firm since 2003. Prior to joining the firm, Mr. Rewey was a portfolio manager and senior research analyst at Sloate, Weisman, Murray & Co., Inc. from 1995-2003. All have joint responsibility with respect to the Mid-Cap Value Portfolio. Each has the authority to make final decisions to buy and sell securities for the Mid-Cap Value Portfolio. There are sixteen other analysts who contribute to the security selection process.

LSV Asset Management. ("LSV") LSV was formed in 1994 and is owned by fifteen equity partners, all of whom are actively involved in the business. The principal business address of LSV is One North Wacker Drive, Suite 4000, Chicago, Illinois 60606.



Josef Lakonishok, Robert Vishny, Menno Vermeulen, CFA and Puneet Mansharamani, CFA are responsible for the day-to-day supervision of the Mid-Cap Value Portfolio on behalf of LSV. Mr. Lakonishok is the Chief Executive Officer, Chief Investment Officer, Partner, and a Portfolio Manager of LSV, and has been at the firm since 1994. Mr. Vishny is a Partner and a Portfolio Manager at LSV, and has been at the firm since 1994. Mr. Vermeulen is a Portfolio Manager and Senior Quantitative Analyst at LSV, and has been at the firm since 1995. Mr. Mansharamani is a Portfolio Manager at LSV and has been at the firm since 2000.


LSV's portfolio decision making process is strictly quantitative and driven by
(i) a proprietary model which ranks securities based on fundamental measures of value and indicators of near-term appreciation potential, and (ii) a risk control process that controls for residual benchmark risk while maximizing the expected returns of the portfolio. There is no subjective modification applied to the results of the process and refinements to the model are made as suggested by advances in LSV's research. All investment decisions are made according to the quantitative model and implemented by the team of Messrs. Lakonishok, Vishny, and Vermeulen and Mansharamani. There is no lead member of the LSV team.


RiverSource Investments, LLC ("RiverSource"). RiverSource has been a registered investment adviser since December, 1985, and is a wholly-owned subsidiary of Ameriprise Financial, Inc. The principal business address of RiverSource is 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474.



Warren Spitz, Steven Schroll, Laton Spahr, and Paul Stocking are responsible for the day-to-day supervision of the Mid-Cap Value Portfolio on behalf of RiverSource. Mr. Spitz has been a Senior Portfolio Manager with the firm since 2000. Mr. Schroll is a Portfolio Manager with RiverSource and has been with the firm since 1998. Mr. Spahr, Portfolio Manager, has been with the firm since 2001. Mr. Stocking, Associate Portfolio Manager, joined RiverSource in 1995 as a Senior Equity Analyst.


MID-CAP GROWTH PORTFOLIO

Columbus Circle Investors ("CCI"). CCI, a Delaware general partnership, was established in 1975 as in-house managers for Gulf & Western Industries (now part of Viacom, Inc.) and has been a registered investment adviser since 1994. The principal business address of CCI is One Station Place, Stamford, Connecticut 06902.

Clifford Fox and Michael Iacono are responsible for the day-to-day supervision of the Mid-Cap Growth Portfolio on behalf of Columbus Circle. Mr. Fox is a Senior Managing Director of CCI, and has been at the firm since 1992. Mr. Iacono is a Managing Director of CCI, and has been with the firm since 2000. Mr. Fox is the lead portfolio manager and Mr. Iacono is the co-portfolio manager with respect to the Mid-Cap Growth Portfolio. Research analysts and portfolio managers at CCI work together as a team to generate ideas for the Mid-Cap Growth Portfolio. Final decisions for all portfolio transactions are made by Mr. Fox.

SMALL-CAP VALUE PORTFOLIO


EARNEST Partners, LLC
Mesirow Financial Management, Inc.



EARNEST Partners, LLC. ("EARNEST") EARNEST was formed in 1997 and is wholly owned by its employees. EARNEST has been a registered investment adviser since 1999. The principal business address of EARNEST is 1180 Peachtree Street, Suite 2300, Atlanta, Georgia 30309.


Paul E. Viera, Jr., the Chief Executive Officer of EARNEST, is responsible for the day-to-day management of the Small-Cap Value Portfolio on behalf of EARNEST. Mr. Viera has been with EARNEST since its inception in 1997.

Mesirow Financial Management, Inc. ("Mesirow Financial") Mesirow Financial was established in 1974, and is a majority employee-owned indirect subsidiary of Mesirow Financial Holdings, Inc., a diversified financial services firm. The principal business address of Mesirow Financial is 350 N. Clark Street, Chicago, Illinois 60610.



Michael A. Crowe and Rosa Welton are responsible for the day-to-day supervision of the Small-Cap Value Portfolio on behalf of Mesirow Financial. Mr. Crowe is a Senior Managing Director with the firm since 2003. Previously, Mr. Crowe was a Managing Director for Lunn Partners, where he directed the firm's discretionary money management subsidiary. Ms. Welton is a Senior Vice President with the firm since 2003. Prior to joining Mesirow Financial, Ms. Welton was an Investment Analyst at Deloitte & Touche Investment Advisors.


SPECIAL EQUITY PORTFOLIO

EARNEST Partners, LLC
INVESCO Institutional (N.A.), Inc.

Mazama Capital Management, Inc.


RS Investment Management Co. LLC

Wellington Management Company, LLP.


EARNEST Partners, LLC.("EARNEST") EARNEST was formed in 1997 and is wholly owned by its employees. EARNEST has been a registered investment adviser since 1999. The principal business address of EARNEST is 1180 Peachtree Street, Suite 2300, Atlanta, Georgia 30309.


Paul E. Viera, Jr., the Chief Executive Officer of EARNEST, is responsible for the day-to-day management of the Special Equity Portfolio on behalf of EARNEST. Mr. Viera has been with EARNEST since its inception in 1997.


INVESCO Institutional (N.A.), Inc.("INVESCO") INVESCO was formed in 1971 and has been a registered investment adviser since 1988. INVESCO is indirectly wholly owned by AMVESCAP PLC. The principal business address of INVESCO is One Middletown Plaza, 1360 Peachtree Street, N.E., Suite 100, Atlanta, Georgia 30309.


Jeremy Lefkowitz, Dan Kostyk, Glen Murphy, Anthony Munchak, and Francis Orlando are the five individuals who have the most significant responsibility for the day-to-day supervision of the Special Equity Portfolio on behalf of INVESCO. Mr. Lefkowitz is the Head of Portfolio Management at INVESCO, and has been with the firm since 1983. Mr. Kostyk is a Portfolio Manager at INVESCO, and has been with the firm since 1996. Mr. Murphy is a Portfolio Manager at INVESCO, and has been with the firm since 1996. Mr. Munchak is a Portfolio Manager at INVESCO, and has been with the firm since 2000. Mr. Orlando is a Portfolio Manager, and has been with the firm since 1988.

Mr. Lefkowitz is the lead member of the team and oversees the activities of the other Portfolio Managers. The Special Equity Portfolio is managed using a team approach. Any trade involves at least two members of the team. Each member of the team has the same responsibilities with the exception of Mr. Lefkowitz, who has an oversight and review role.


Mazama Capital Management, Inc.("Mazama") Mazama was founded and became a registered investment adviser in 1997. Mazama's principal address is One Southwest Columbia Street, Portland, Oregon 97258.


Ronald A. Sauer, Stephen C. Brink, Gretchen Novak, Timothy P. Butler and Michael
D. Clulow are the five individuals who have the most significant responsibility for the day-to-day supervision of the Special Equity Portfolio on behalf of Mazama.

Mr. Sauer serves as Mazama's Chief Executive Officer, Chief Investment Officer and Senior Portfolio Manager, and has been with the firm since its inception. Mr. Sauer has overall responsibility for the management of the Mazama investment team. Mr. Brink is Senior Vice President, Portfolio Manager and Director of Research at Mazama, and has also been with the firm since its inception. Ms. Novak serves as Associate Portfolio Manager and Sector Portfolio
Manager -- Consumer for Mazama. She joined Mazama in 1999. Mr. Butler serves as a Sector Portfolio Manager, and has been with the firm since 2002. Prior to joining the firm, Mr. Butler worked for Pacific Crest Securities as a senior research analyst since 1999. Mr. Clulow also serves as a Sector Portfolio Manager, and has been with the firm since 2002. Prior to joining the firm, Mr. Clulow worked for UBS Warburg as a senior analyst since 2000.

Mazama's Investment Team consists of two primary Portfolio Managers, four Sector Portfolio Managers and four Research Analysts, each of whom conducts research and plays an active role in portfolio decision making for the Portfolio. The primary Portfolio Managers oversee investment decision making across all industry groups and sectors, while each Sector Portfolio Manager is responsible for one or more of the five primary sectors in the portfolio (Technology, Financial Services, Consumer Discretionary, Healthcare and Producer Durables). The additional Research Analysts support the primary Portfolio Managers and Sector Portfolio Managers in identifying investments for the Fund(s). Each member of the Investment Team utilizes the firm's proprietary Price Performance Model to evaluate investments as part of the day-to-day management of the Portfolio.


RS Investment Management Co. LLC ("RS") RS is a Delaware limited liability company and it or its investment affiliates have been managing mutual fund investments since 1987. Guardian Investor Services LLC owns a majority of the outstanding interests in RS. The principal business address of RS is 388 Market Street, Suite 1700, San Francisco, California 94111.


William Wolfenden, Portfolio Manager, has been responsible for the day-to-day supervision and management of the Special Equity Portfolio on behalf of RS since 2001. Prior to joining RS, Mr. Wolfenden was a portfolio manager and analyst at Dresdner RCM Global Investors from 1994 -- 2001.

Wellington Management Company, LLP ("Wellington Management"). Wellington Management and its predecessor organizations have provided investment advisory services since 1928. Wellington Management has been a registered investment adviser since October 1979. The principal business address of Wellington Management is 75 State Street, Boston, Massachusetts 02109. The following individuals are responsible for the day-to-day supervision of the Special Equity Portfolio on behalf of Wellington Management:

Stephen T. O'Brien is a Senior Vice President and an Equity Portfolio Manager at Wellington Management, and has been with the firm since 1983. Mr. O'Brien has served as Portfolio Manager of the Portfolio since 2002. Timothy J. McCormack, CFA, is a Vice President and an Equity Portfolio Manager at Wellington Management, and has been with the firm since 2000. Mr. McCormack has been involved in portfolio management and securities analysis for the Portfolio since 2002. Shaun F. Pedersen is a Vice President and an Equity Portfolio Manager at Wellington Management, and has been with the firm since 2004. Mr. Pedersen has been involved in portfolio management and securities analysis for the Portfolio since 2004. Prior to joining Wellington Management, Mr. Pedersen was an investment professional at Thomas Weisel Asset Management (2001 -- 2004) and The Boston Company (1996 -- 2000).

SMALL-CAP GROWTH PORTFOLIO


Perimeter Capital Partners LLC ("Perimeter"). Perimeter, a registered investment adviser, was founded in 2006. The principal business address of Perimeter is 5 Concourse Parkway, Suite 2725, Atlanta, Georgia 30328.



Mark D. Garfinkel, CFA, is responsible for the day-to-day supervision of the Small-Cap Growth Portfolio on behalf of Perimeter. Mr. Garfinkel has served as Principal and Small Cap Growth Portfolio Manager at Perimeter since the founding of the firm in 2006. Prior to joining Perimeter, Mr. Garfinkel served as a Managing Director of Trusco Capital Management, Inc. since 1994.

INTERNATIONAL EQUITY PORTFOLIO


LSV Asset Management
Wellington Management Company, LLP


LSV Asset Management ("LSV"). LSV was formed in 1994 and is owned by fifteen equity partners, all of whom are actively involved in the business. The principal business address of LSV is One North Wacker Drive, Suite 4000, Chicago, Illinois 60606. Josef Lakonishok, Robert Vishny, Menno Vermeulen, CFA and Puneet Mansharamani, CFA are responsible for the day-to-day supervision of the International Equity Portfolio on behalf of LSV.



Mr. Lakonishok is the Chief Executive Officer, Chief Investment Officer, Partner, and a Portfolio Manager of LSV, and has been at the firm since 1994. Mr. Vishny is a Partner and a Portfolio Manager at LSV, and has been at the firm since 1994. Mr. Vermeulen is a Portfolio Manager and Senior Quantitative Analyst at LSV, and has been at the firm since 1995. Mr. Mansharamani is a Portfolio Manager at LSV and has been at the firm since 2000.


LSV's portfolio decision making process is strictly quantitative and driven by
(i) a proprietary model which ranks securities based on fundamental measures of value and indicators of near-term appreciation potential, and (ii) a risk control process that controls for residual benchmark risk while maximizing the expected returns of the portfolio. There is no subjective modification applied to the results of the process and refinements to the model are made as suggested by advances in LSV's research. All investment decisions are made according to the quantitative model and implemented by the team of Messrs. Lakonishok, Vishny, Vermeulen and Mansharamani. There is no lead member of the LSV team.


Wellington Management Company, LLP ("Wellington Management"). Wellington Management and its predecessor organizations have provided investment advisory services since 1928. Wellington Management has been a registered investment adviser since October 1979. The principal business address of Wellington Management is 75 State Street, Boston, Massachusetts 02109.


The following individuals are responsible for the day-to-day supervision of the International Equity Portfolio on behalf of Wellington Management.


Andrew J. Offit is a Senior Vice President and an Equity Portfolio Manager of Wellington Management, and has been at the firm since 1997. Mr. Offit has served as portfolio manager for the International Equity Portfolio since 2004. Jean-Marc Berteaux is a Senior Vice President and an Equity Portfolio Manager of Wellington Management, and has been at the firm since 2001. Mr. Berteaux has been involved in portfolio management and securities analysis for the Portfolio since 2004. Matthew D. Hudson, CFA, is a Vice President and an Equity Portfolio Manager of Wellington Management, and has been with the firm since 2005. Mr. Hudson has been involved in portfolio management and securities analysis for the Portfolio since 2006. Prior to joining Wellington Management, Mr. Hudson was a Portfolio Manager and Analyst at American Century Investment Management
(2000 -- 2005).

                                                                   ADVISORY FEES


For the fiscal year ended December 31, 2006, each Portfolio paid Diversified and the subadvisers aggregate advisory fees (after waivers) equal to that percentage of the Portfolio's average daily net assets set forth in the table below. A discussion regarding the basis of the Board of Trustees' approval of the continuance of the advisory and subadvisory agreements of Diversified and the subadvisers is available in the Portfolios' annual report to investors for the fiscal year ended December 31, 2006, and semi-annual report to investors for the six-month period ended June 30, 2006.



    --------------------------------------------------------------------------------
     Money Market Portfolio                                             0.25%
    --------------------------------------------------------------------------------
     High Quality Bond Portfolio                                        0.35%
    --------------------------------------------------------------------------------
     Inflation-Protected Securities Portfolio                           0.34%
    --------------------------------------------------------------------------------
     Core Bond Portfolio                                                0.35%
    --------------------------------------------------------------------------------
     Total Return Bond Portfolio                                        0.25%
    --------------------------------------------------------------------------------
     High Yield Bond Portfolio                                          0.55%
    --------------------------------------------------------------------------------
     Balanced Portfolio                                                 0.42%
    --------------------------------------------------------------------------------
     Value & Income Portfolio                                           0.45%
    --------------------------------------------------------------------------------
     Value Portfolio                                                    0.34%
    --------------------------------------------------------------------------------
     Growth & Income Portfolio                                          0.60%
    --------------------------------------------------------------------------------
     Equity Growth Portfolio                                            0.62%
    --------------------------------------------------------------------------------
     Aggressive Equity Portfolio                                        0.76%
    --------------------------------------------------------------------------------
     Mid-Cap Value Portfolio                                            0.66%
    --------------------------------------------------------------------------------
     Mid-Cap Growth Portfolio                                           0.72%(1)
    --------------------------------------------------------------------------------
     Small-Cap Value Portfolio                                          0.80%
    --------------------------------------------------------------------------------
     Special Equity Portfolio                                           0.80%
    --------------------------------------------------------------------------------
     Small-Cap Growth Portfolio                                         0.73%
    --------------------------------------------------------------------------------
     International Equity Portfolio                                     0.75%(1)
    --------------------------------------------------------------------------------


   (1) Amount waived was less than 0.005%.

                                                                   CAPITAL STOCK

Each Portfolio is a separate series of Diversified Investors Portfolios, which is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in one or more series (each a "Series"), including the Portfolios. Currently, there are eighteen active Series of the Trust. Investments in a Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. No investor in the Portfolios shall be subject to any personal liability whatsoever in connection with the Portfolios' property or the acts, obligations or affairs of the Portfolios solely by reason of being or having been an investor in the Portfolios. Investments in a Portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth below.

Each investor in a Portfolio is entitled to a vote in proportion to the amount of its investment in that Portfolio. Investors in a Portfolio will vote as a separate class, except as to voting for Trustees, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all Series. As to any matter which does not affect a particular Series, only investors in the one or more affected Series are entitled to vote. The Portfolios are not required and have no current intention of holding special meetings of investors, but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of investors) have the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Portfolio, investors in that Portfolio would be entitled to share pro rata in the net assets of the Portfolio (and no other Series) available for distribution to investors.

ITEM 6.  INVESTOR INFORMATION.
                                                    HOW NET INCOME IS CALCULATED

Each Portfolio's net asset value is the value of its assets minus its liabilities. The price of a Portfolio's shares is based on its net asset value. Each Portfolio calculates its net asset value every day the New York Stock Exchange is open. The Exchange is closed on certain holidays listed in the Statement of Additional Information. This calculation is done when regular trading closes on the Exchange (normally 4:00 p.m., Eastern time). Trading may take place in foreign securities held by a Portfolio on days when the Fund is not open for business. As a result, a Portfolio 's NAV may be impacted on days on which it is not possible to purchase or sell shares of the Portfolio.

Each Portfolio generally values its portfolio securities based on market prices or quotations. When market prices or quotations are not readily available or are believed to be not reliable, a Portfolio may price those securities using fair value procedures approved by the Portfolio's Board of Trustees. A Portfolio may also use fair value procedures to price securities if it determines that a significant event has occurred between the time at which a market price is determined but prior to the time at which the Portfolio's net asset value is calculated (for example, where securities are primarily traded on a foreign exchange that has closed before the Portfolio's net asset value is calculated). When a Portfolio uses fair value procedures to price securities it may value those securities higher or lower than actual market quotations or higher or lower than other Funds using their own fair value procedures to price the same securities.

Short-term investments that have a maturity of more than 60 days generally are valued based on market prices or quotations. Short-term investments that have a maturity of 60 days or less are valued at amortized cost. Using this method, each Portfolio constantly amortizes over the remaining life of a security the difference between the principal amount due at maturity and the cost of the security to the Fund.

The "net income" of a Portfolio consists of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of a Portfolio. All the net income of a Portfolio is allocated pro rata among the investors in that Portfolio (and no other Series).

THE PURCHASE AND REDEMPTION OF BENEFICIAL INTERESTS IN THE PORTFOLIO

Beneficial interests in the Portfolios are issued solely in private placement transactions which do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in the Portfolios may only be made by investment companies, common or commingled trust funds or similar organizations or entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

An investment in each Portfolio is made without a sales load. All investments are made at net asset value next determined after an order is received by a Portfolio. There is no minimum initial or subsequent investment in a Portfolio. However, since each Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., moneys credited to the account of a Portfolio's custodian bank by a U.S. Federal Reserve Bank).

The Trust reserves the right to cease accepting investments for any Portfolio at any time or to reject any investment order.

Each investor in a Portfolio may add to or reduce its investment in the Portfolio on each Business Day. As of the close of regular trading on the New York Stock Exchange, on each Business Day, the value of each investor's beneficial interest in a Portfolio is determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, are then effected. Thereafter, the investor's percentage of the aggregate beneficial interests in the Portfolio is then re-computed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the close of regular trading on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the same time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined is then applied to determine the value of the investor's interest in the Portfolio as of the close of regular trading on the following Business Day of the Portfolio.

An investor in a Portfolio may withdraw all or any portion of its investment at any time after a withdrawal request in proper form is received by the Portfolio from the investor. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within seven days. The Portfolios may pay the redemption price in kind with readily marketable securities (instead of cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. Investments in a Portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

                                     FREQUENT PURCHASES AND SALES OF FUND SHARES

Frequent purchases and redemptions of mutual fund shares may interfere with the efficient management of a Portfolio's portfolio by its portfolio manager, increase portfolio transaction costs, and have a negative effect on the long term shareholders under the underlying funds. For example, in order to handle large flows of cash into and out of a fund, the portfolio manager may need to allocate more assets to cash or other short-term investments or sell securities, rather than maintaining full investment in securities selected to achieve the fund's investment objective. Frequent trading may cause a fund to sell securities at less favorable prices. Transaction costs, such as brokerage commissions and market spreads, can detract from a fund's performance. In addition, the return received by long term shareholders may be reduced when trades by other shareholders are made in an effort to take advantage of certain pricing discrepancies, when, for example, it is believed that a fund's share price, which is determined at the close of the NYSE on each trading day, does not accurately reflect the value of the fund's portfolio securities. Funds investing in foreign securities have been particularly susceptible to this form of arbitrage, but other funds could also be affected.

Because of the potential harm to the Portfolio, the underlying funds and the funds' long term shareholders, the Board of Trustees has approved policies and procedures that are intended to discourage and prevent excessive trading and market timing abuses through the use of various surveillance techniques. Under these policies and procedures, a fund may limit additional exchanges or purchases of fund shares by shareholders who are believed by the manager to be engaged in these abusive trading activities. The intent of the policies and procedures is not to inhibit legitimate strategies, such as asset allocation, dollar cost averaging, or similar activities that may nonetheless result in frequent trading of fund shares. For this reason, the Board has not adopted any specific restrictions on purchases and sales of fund shares, but each fund reserves the right to reject any exchange or purchase of fund shares with or without prior notice to the account holder. In cases where surveillance of a particular account establishes what the Adviser believes to be market timing, the Adviser will seek to block future purchases and exchanges of fund shares by that account. Where surveillance of a particular account indicates activity that the Adviser believes could be either abusive or for legitimate purposes, the fund may permit the account holder to justify the activity.

The policies and procedures provide for ongoing assessment of the effectiveness of current policies and surveillance tools, and the Board reserves the right to modify these or adopt additional policies and restrictions in the future. Shareholders should be aware, however, that any surveillance techniques currently employed by the funds or other techniques that may be adopted in the future, may not be effective, particularly where the trading takes place through certain types of omnibus accounts. A fund's ability to monitor trading in these accounts may be severely limited due to the lack of access to an individual investor's trading activity when orders are placed through these types of accounts.


As noted above, if a fund is unable to detect and deter trading abuses, the fund's performance, and its long term shareholders, may be harmed. In addition, because the funds have not adopted any specific limitations or restrictions on the trading of Fund shares, shareholders may be harmed by the extra costs and portfolio management inefficiencies that result from frequent trading of fund shares, even when the trading is not for abusive purposes. The Funds will provide advance notice to shareholders and prospective investors of any specific restrictions on the trading of fund shares that the Board may adopt in the future. Because the Funds apply their policies and procedures in a discretionary manner, different investors may be treated differently, which could result in some investors being able to engage in frequent trading while others bear the costs and effects of that trading.


Additionally, the Portfolios have adopted policies and procedures to prevent the selective release of information about the Portfolios' portfolio holdings, as such information may be used for market-timing and similar abusive practices.

TAX MATTERS


Each Portfolio expects to be treated as a partnership for federal income tax purposes. As a result, the Portfolios do not expect to pay any federal income taxes and, generally, investors in a Portfolio should not have to pay federal income taxes when they receive distributions or make withdrawals from a Portfolio. However, each investor in a Portfolio must take into account its allocable share of that Portfolio's ordinary income, expense, capital gains and losses, credits and other items, whether or not distributed, in determining its income tax liability.



Each Portfolio also expects that investors that seek to qualify as regulated investment companies under the Internal Revenue Code of 1986, as amended (the "Code") will be able to look through to their proportionate shares of the assets and income of such Portfolio for purposes of determining their compliance with the federal income tax requirements of Subchapter M of the Code. It is intended that a Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy these requirements, if the investor invests all of its assets in the Portfolio.


The foregoing tax discussion is only for an investor's general information, and does not take account of the special rules applicable to certain investors (such as tax-exempt investors) or a number of special circumstances. Each investor should consult its own tax advisers regarding the tax consequences in its circumstances of an investment in a Portfolio, as well as any state, local or foreign tax consequences to them of investing in a portfolio.

ITEM 7.  DISTRIBUTION ARRANGEMENTS.

The exclusive placement agent for the Portfolios is Diversified Investors Securities Corp. ("DISC"). The address of DISC is 4 Manhattanville Road, Purchase, New York 10577. DISC receives no compensation for serving as the exclusive placement agent for the Portfolios.

                                     PART B

ITEM 9.  COVER PAGE AND TABLE OF CONTENTS.


This Part B sets forth information with respect to Money Market Portfolio, High Quality Bond Portfolio, Inflation-Protected Securities Portfolio, Core Bond Portfolio, Total Return Bond Portfolio, High Yield Bond Portfolio, Balanced Portfolio, Value & Income Portfolio, Value Portfolio, Growth & Income Portfolio, Equity Growth Portfolio, Aggressive Equity Portfolio, Mid-Cap Value Portfolio, Mid-Cap Growth Portfolio, Small-Cap Value Portfolio, Special Equity Portfolio, Small-Cap Growth Portfolio, and International Equity Portfolio, each a series of Diversified Investors Portfolios, an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The date of this Part B and Part A to the Registration Statement for each Portfolio is April 30, 2007.


TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Portfolio History...........................................  B-2
Description of each Portfolio and Its Investments and
  Risks.....................................................  B-2
Management of each Portfolio................................  B-28
Control Persons and Principal Holders of Securities.........  B-31
Investment Advisory and Other Services......................  B-31
Brokerage Allocation and Other Practices....................  B-58
Purchase, Redemption and Pricing of Securities..............  B-62
Capital Stock and Other Securities..........................  B-64
Taxation of each Portfolio..................................  B-65
Underwriters................................................  B-67
Calculations of Performance Data............................  B-67
Financial Statements........................................  B-67
Appendix A -- Description of Securities Ratings.............  A-1
Appendix B -- Proxy Voting Guidelines and Procedures........  B-1

ITEM 10.  PORTFOLIO HISTORY.


Diversified Investors Portfolios (the "Trust") was organized as a trust under the laws of the State of New York on September 1, 1993. The Trust consists of eighteen series: Money Market Portfolio, High Quality Bond Portfolio, Inflation-Protected Securities Portfolio, Core Bond Portfolio, Total Return Bond Portfolio, High Yield Bond Portfolio, Balanced Portfolio, Value & Income Portfolio, Value Portfolio, Growth & Income Portfolio, Equity Growth Portfolio, Aggressive Equity Portfolio, Mid-Cap Value Portfolio, Mid-Cap Growth Portfolio, Small-Cap Value Portfolio, Special Equity Portfolio, Small-Cap Growth Portfolio, and International Equity Portfolio (each a "Portfolio" and collectively the "Portfolios").


ITEM 11.  DESCRIPTION OF EACH PORTFOLIO AND ITS INVESTMENTS AND RISKS.

The investment objective of MONEY MARKET PORTFOLIO is to provide liquidity and as high a level of current income as is consistent with the preservation of capital.

The investment objective of HIGH QUALITY BOND PORTFOLIO is to provide a high risk-adjusted return while focusing on the preservation of capital.


The investment objective of INFLATION-PROTECTED SECURITIES PORTFOLIO is to provide maximum real return consistent with the preservation of capital.



The investment objective of CORE BOND PORTFOLIO is to achieve maximum total return.



The investment objective of TOTAL RETURN BOND PORTFOLIO is to maximize long term total return.


The investment objective of HIGH YIELD BOND PORTFOLIO is to provide a high level of current income.

The investment objective of BALANCED PORTFOLIO is to provide a high total investment return through investment in a broadly diversified portfolio of stocks, bonds and money market instruments.

The investment objective of VALUE & INCOME PORTFOLIO is to provide a high level of current income through investment in a diversified portfolio of common stocks with relatively high current yield; capital appreciation is a secondary objective.

The investment objective of the VALUE PORTFOLIO is to provide capital appreciation. Dividend income is a secondary goal.

The investment objective of GROWTH & INCOME PORTFOLIO is to provide capital appreciation and current income.

The investment objective of EQUITY GROWTH PORTFOLIO is to provide a high level of capital appreciation through investment in a diversified portfolio of common stocks with a potential for above-average growth in earnings; current income is a secondary objective.


The investment objective of AGGRESSIVE EQUITY PORTFOLIO is to provide a high level of capital appreciation primarily through investing in a diversified portfolio of common stocks.



The investment objective of MID-CAP VALUE PORTFOLIO is to provide a high total investment return through investments primarily in a diversified portfolio of common stocks.



The investment objective of MID-CAP GROWTH PORTFOLIO is to provide a high total investment return through investments primarily in a diversified portfolio of common stocks.


The investment objective of SMALL-CAP VALUE PORTFOLIO is to provide a high total investment return through investments primarily in a diversified portfolio of common stocks.

The investment objective of SPECIAL EQUITY PORTFOLIO is to provide a high level of capital appreciation through investment in a diversified portfolio of common stocks of small to medium size companies.

The investment objective of SMALL-CAP GROWTH PORTFOLIO is to provide a high total investment return through investments primarily in a diversified portfolio of common stocks.


The investment objective of INTERNATIONAL EQUITY PORTFOLIO is to provide a high level of long-term capital appreciation through investment in a diversified portfolio of securities of foreign issuers.


Except as stated otherwise, all investment objectives, policies and restrictions described herein are nonfundamental, and may be changed without prior investor approval.

The Portfolios may, but need not, invest in any or all of the investments and utilize any or all of the investment techniques described in Part A to this Registration Statement and herein. Diversified Investment Advisors, Inc. ("Diversified" or the "Adviser") is the investment adviser of each Portfolio. Diversified delegates the daily management of each Portfolio to one or more subadvisers (each, a "Subadviser" and collectively, the "Subadvisers"). Diversified supervises and monitors the Subadvisers.

BANK OBLIGATIONS

Bank obligations include certificates of deposit, time deposits (including Eurodollar time deposits) and bankers' acceptances and other short-term debt obligations issued by domestic banks, foreign subsidiaries or foreign branches of domestic banks, domestic and foreign branches of foreign banks, domestic savings and loan associations and other banking institutions. The Portfolios have established certain minimum credit quality standards for bank obligations in which they invest.

Domestic commercial banks organized under federal law are supervised and examined by the Comptroller of the Currency and are required to be members of the Federal Reserve System. Domestic banks organized under state law are supervised and examined by state banking authorities but are members of the Federal Reserve System only if they elect to join. In addition, state banks are subject to federal examination and to a substantial body of federal law and regulation. As a result of federal or state laws and regulations, domestic banks, among other things, generally are required to maintain specified levels of reserves, are limited in the amounts which they can loan to a single borrower, and are subject to other regulations designed to promote financial soundness. However, not all of such laws and regulations apply to the foreign branches of domestic banks.

Obligations of foreign branches and subsidiaries of domestic banks and domestic and foreign branches of foreign banks, such as certificates of deposit and time deposits, may be general obligations of the parent banks in addition to the issuing branch, or may be limited by the terms of a specific obligation and governmental regulation. Such obligations are subject to risks that are different from or are in addition to those of domestic banks. These risks include foreign economic and political developments, foreign governmental restrictions that may adversely affect payment of principal and interest on the obligations, foreign exchange controls and foreign withholding and other taxes on interest income. These foreign branches and subsidiaries are not necessarily subject to the same or similar regulatory requirements that apply to domestic banks, such as mandatory reserve requirements, loan limitations, and accounting, auditing and financial record keeping requirements. In addition, less information may be publicly available about a foreign branch of a domestic bank or about a foreign bank than about a domestic bank. A domestic branch of a foreign bank with assets in excess of $1 billion may be subject to reserve requirements imposed by the Federal Reserve System or by the state in which the branch is located if the branch is licensed in that state.

In addition, branches licensed by the Comptroller of the Currency and branches licensed by certain states may be required to: (a) pledge to the regulator, by depositing assets with a designated bank within the state, a certain percentage of their assets as fixed from time to time by the appropriate regulatory authority; and (b) maintain assets within the state in an amount equal to a specified percentage of the aggregate amount of liabilities of the foreign bank payable at or through all of its agencies or branches within the state.

U.S. GOVERNMENT AND AGENCY SECURITIES

U.S. Treasury obligations include bills, notes and bonds issued by the U.S. Treasury and separately traded interest and principal component parts of these obligations that are transferable through the Federal book-entry system known as Separately Traded Registered Interest and Principal Securities (STRIPS). STRIPS are sold as zero coupon securities. These securities are usually structured with two classes that receive different portions of the interest and principal payments from the underlying obligation. The yield to maturity on the interest-only class is extremely sensitive to the rate of principal payments on the underlying obligation. The market value of the principal-only class generally is unusually volatile in response to changes in interest rates. See "Zero Coupon Securities" below for more information.

U.S. Treasury securities differ only in their interest rates, maturities and times of issuance. Treasury Bills have initial maturities of one year or less; Treasury Notes have initial maturities of one to ten years; and Treasury Bonds generally have initial maturities of greater than ten years.

Certain Federal agencies such as the Government National Mortgage Association
(GNMA) have been established as instrumentalities of the U.S. government to supervise and finance certain types of activities. Some obligations issued or guaranteed by U.S. Government agencies and instrumentalities, for example, GNMA pass-through certificates, are supported by the full faith and credit of the U.S. Treasury; others, such as those of the Federal Home Loan Banks, by the right of the issuer to borrow from the Treasury; others, such as those issued by the Federal National Mortgage Association, by discretionary authority of the U.S. Government to purchase certain obligations of the agency or instrumentality; and others, such as those issued by the Student Loan Marketing Association, only by the credit of the agency or instrumentality. While the U.S. Government has historically provided financial support to such U.S. Government-sponsored agencies or instrumentalities, no assurance can be given that it will always do so, since it is not so obligated by law.

COLLATERALIZED MORTGAGE OBLIGATIONS

A Portfolio may invest a portion of its assets in collateralized mortgage obligations or "CMOs," which are debt obligations collateralized by mortgage loans or mortgage pass-through securities (such collateral referred to collectively as "Mortgage Assets"). Unless the context indicates otherwise, all references herein to CMOs include multiclass pass-through securities.

Interest is paid or accrues on all classes of the CMOs on a monthly, quarterly or semi-annual basis. The principal of and interest on the Mortgage Assets may be allocated among the several classes of a CMO in innumerable ways. In a common structure, payments of principal, including any principal prepayments, on the Mortgage Assets are applied to the classes of a CMO in the order of their respective stated maturities or final distribution dates, so that no payment of principal will be made on any class of CMOs until all other classes having an earlier stated maturity or final distribution date have been paid in full. Certain CMOs may be stripped (securities which provide only the principal or interest factor of the underlying security).

A Portfolio may also invest in parallel pay CMOs and Planned Amortization Class CMOs ("PAC Bonds"). Parallel pay CMOs are structured to provide payments of principal on each payment date to more than one class. These simultaneous payments are taken into account in calculating the stated maturity date or final distribution date of each class, which, as with other CMO structures, must be retired by its stated maturity date or final distribution date but may be retired earlier.

MORTGAGE-BACKED SECURITIES

A Portfolio may invest in mortgage-backed securities. Mortgage-backed securities are securities representing interests in "pools" of mortgage loans. Monthly payments of interest and principal by the individual borrowers on mortgages are passed through to the holders of the securities (net of fees paid to the issuer or guarantor of the securities) as the mortgages in the underlying mortgage pools are paid off. The average lives of mortgage-backed securities are variable when issued because their average lives depend on prepayment rates. The average life of these securities is likely to be substantially shorter than their stated final maturity as a result of unscheduled principal prepayment. Prepayments on underlying mortgages result in a loss of anticipated interest, and all or part of a premium if any has been paid, and the actual yield (or total return) to a Portfolio may be different than the quoted yield on the securities. Mortgage prepayments generally increase with falling interest rates and decrease with rising interest rates. Like other fixed income securities, when interest rates rise the value of a mortgage-backed security generally will decline; however, when interest rates are declining, the value of mortgage-backed securities with prepayment features may not increase as much as that of other fixed-income securities. In the event of an increase in interest rates which results in a decline in mortgage prepayments, the anticipated maturity of mortgage-backed securities held by a Portfolio may increase, effectively changing a security which was considered short or intermediate-term at the time of purchase into a long-term security. Long-term securities generally fluctuate more widely in response to changes in interest rates than short or intermediate-term securities.

Payment of principal and interest on some mortgage-backed securities (but not the market value of the securities themselves) may be guaranteed by the full faith and credit of the U.S. Government (in the case of securities guaranteed by GNMA); or guaranteed by agencies or instrumentalities of the U.S. Government (such as the Federal National Mortgage Association (FNMA) or the Federal Home Loan Mortgage Corporation, (FHLMC) which are supported only by the discretionary authority of the U.S. Government to purchase the agency's obligations). Mortgage-backed securities may also be issued by non-governmental issuers (such as commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers). Some of these mortgage-backed securities may be supported by various forms of insurance or guarantees.

Interests in pools of mortgage-related securities differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, these securities provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a "pass-through" of the monthly payments made by the individual borrowers on their mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by prepayments of principal resulting from the sale, refinancing or foreclosure of the underlying property, net of fees or costs which may be incurred. Some mortgage-backed securities (such as securities issued by the GNMA) are described as "modified pass-through." These securities entitle the holder to receive all interest and principal payments owed on the mortgages in the mortgage pool, net of certain fees, at the scheduled payment dates regardless of whether the mortgagor actually makes the payment.

The principal governmental guarantor of mortgage-backed securities is GNMA. GNMA is a wholly owned U.S. Government corporation within the Department of Housing and Urban Development. GNMA is authorized to guarantee, with the full faith and credit of the U.S. Government, the timely payment of principal and interest on securities issued by institutions approved by GNMA (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of Federal Housing Administration ("FHA") insured or Veterans Administration ("VA") guaranteed mortgages. These guarantees, however, do not apply to the market value or yield of mortgage-backed securities. GNMA securities are often purchased at a premium over the maturity value of the underlying mortgages. This premium is not guaranteed and will be lost if prepayment occurs.

Government-related guarantors (i.e., whose guarantees are not backed by the full faith and credit of the U.S. Government) include FNMA and FHLMC. FNMA is a government-sponsored corporation owned entirely by private stockholders. It is subject to general regulation by the Secretary of Housing and Urban Development. FNMA purchases conventional residential mortgages (i.e., mortgages not insured or guaranteed by any governmental agency) from a list of approved seller/servicers which include state and federally chartered savings and loan associations, mutual savings banks, commercial banks, credit unions and mortgage bankers. Pass-through securities issued by FNMA are guaranteed as to timely payment by FNMA of principal and interest.

FHLMC is also a government-sponsored corporation owned by private stockholders. FHLMC issues Participation Certificates ("PCs") which represent interests in conventional mortgages (i.e., not federally insured or guaranteed) for FHLMC's national portfolio. FHLMC guarantees timely payment of interest and ultimate collection of principal regardless of the status of the underlying mortgage loans.

Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass through pools of mortgage loans. Such issuers may also be the originators and/or servicers of the underlying mortgage-related securities. Pools created by such non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments in the former pools. However, timely payment of interest and principal of mortgage loans in these pools may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance and letters of credit. The insurance and guarantees are issued by governmental entities, private insurers and the mortgage poolers. There can be no assurance that the private insurers or guarantors can meet their obligations under the insurance policies or guarantee arrangements. A Portfolio may also buy mortgage-related securities without insurance or guarantees.

ASSET-BACKED SECURITIES

Asset-backed securities are generally issued as pass through certificates, which represent undivided fractional ownership interests in the underlying pool of assets, or as debt instruments, which are generally issued as the debt of a special purpose entity organized solely for the purpose of owning such assets and issuing such debt. The pool of assets generally represents the obligations of a number of different parties. Asset-backed securities frequently carry credit protection in the form of extra collateral, subordinated certificates, cash reserve accounts, letters of credit or other enhancements. For example, payments of principal and interest may be guaranteed up to certain amounts and for a certain time period by a letter of credit or other enhancement issued by a financial institution unaffiliated with the entities issuing the securities. Assets which, to date, have been used to back asset-backed securities include motor vehicle installment sales contracts or installment loans secured by motor vehicles, and receivables from revolving credit (credit card) agreements. Other types of asset-backed securities include those that represent interest in pools of corporate bonds (such as collateralized bond obligations or CBOs), bank loans (such as collateralized loan obligations or CLOs) and other debt obligations (such as collateralized debt obligations or CDOs).

Asset-backed security values may also be affected by factors such as changes in interest rates, the availability of information concerning the pool and its structure, the creditworthiness of the servicing agent for the pool, the originators of the underlying loans or receivables, or the entities providing credit enhancement, if any. If a letter of credit or other form of credit enhancement is exhausted or otherwise unavailable, holders of asset-backed securities may experience delays in payments or losses if the full amounts due on underlying assets are not realized. Asset-backed securities may also present certain additional risks related to the particular type of collateral. For example, credit card receivables are generally unsecured and the debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to set off certain amounts owed on the credit cards, thereby reducing the balance due. Asset-backed securities are also subject to prepayment risk.

COMMERCIAL PAPER

Commercial paper consists of short-term (usually from 1 to 270 days) unsecured promissory notes issued by corporations in order to finance their current operations. A variable amount master demand note (which is a type of commercial paper) represents a direct borrowing arrangement involving periodically fluctuating rates of interest under an agreement between a commercial paper issuer and an institutional lender pursuant to which the lender may determine to invest varying amounts.

The Portfolios may purchase three types of commercial paper, as classified by exemption from registration under the Securities Act of 1933, as amended (the "1933 Act"). The three types include open market, privately placed, and letter of credit commercial paper. Trading of such commercial paper is conducted primarily by institutional investors through investment dealers or directly through the issuers. Individual investor participation in the commercial paper market is very limited.

     OPEN MARKET. "Open market" commercial paper refers to the commercial paper of any industrial, commercial, or financial institution which is openly traded, including directly issued paper. "Open market" paper's 1933 Act exemption is under Section 3(a)(3) which limits the use of proceeds to current transactions, limits maturities to 270 days and requires that the paper contain no provision for automatic rollovers.

     PRIVATELY PLACED. "Privately placed" commercial paper relies on the exemption from registration provided by Section 4(2), which exempts transactions by an issuer not involving any public offering. The commercial paper may only be offered to a limited number of accredited investors. "Privately placed" commercial paper has no maturity restriction.

     LETTER OF CREDIT. "Letter of credit" commercial paper is exempt from registration under Section 3(a)(2) of the 1933 Act. It is backed by an irrevocable or unconditional commitment by a bank to provide funds for repayment of the notes. "Letter of credit" paper has no limitations on purchasers.

VARIABLE RATE AND FLOATING RATE SECURITIES

The Portfolios may purchase floating and variable rate demand notes and bonds, which are obligations ordinarily having stated maturities in excess of 397 days, but which permit the holder to demand payment of principal at any time, or at specified intervals not exceeding 397 days, in each case upon not more than 30 days' notice. Variable rate demand notes include master demand notes which are obligations that permit a Portfolio to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the Portfolio, as lender, and the borrower. The interest rates on these notes fluctuate from time to time. The issuer of such obligations normally has a corresponding right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days' notice to the holders of such obligations. The interest rate on a floating rate demand obligation is based on a known lending rate, such as a bank's prime rate, and is adjusted automatically each time such rate is adjusted. The interest rate on a variable rate demand obligation is adjusted automatically at specified intervals. The interest rate on these securities may be reset daily, weekly, quarterly, or some other reset period and may have a floor or ceiling on interest rate charges. There is a risk that the current interest rate on such obligations may not accurately reflect existing market interest rates. Frequently, such obligations are backed by letters of credit or other credit support arrangements provided by banks. Because these obligations are direct lending arrangements between the lender and borrower, it is not contemplated that such instruments generally will be traded, and there generally is no established secondary market for these obligations, although they are redeemable at face value. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, a Portfolio's right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and a Portfolio may invest in obligations which are not so rated only if the Portfolio's Subadviser determines that at the time of investment the obligations are of comparable quality to the other obligations in which the Portfolio may invest. The applicable Subadviser, on behalf of a Portfolio, will consider on an ongoing basis the creditworthiness of the issuers of the floating and variable rate demand obligations held by the Portfolio. The Portfolios will not invest more than 15% (10% in the case of the Money Market Portfolio) of the value of their net assets in floating or variable rate demand obligations as to which they cannot exercise the demand feature on not more than seven days' notice if there is no secondary market available for these obligations, and in other securities that are not readily marketable. See "Illiquid Securities" below.

PARTICIPATION INTERESTS

A Portfolio may purchase from financial institutions participation interests in securities in which such Portfolio may invest. A participation interest gives a Portfolio an undivided interest in the security in the proportion that the Portfolio's participation interest bears to the total principal amount of the security. These instruments may have fixed, floating or variable rates of interest, with remaining maturities of 13 months or less. If the participation interest is unrated, or has been given a rating below that which is permissible for purchase by the Portfolio, the participation interest will be backed by an irrevocable letter of credit or guarantee of a bank, or the payment obligation otherwise will be collateralized by U.S. Government securities, or, in the case of unrated participation interests, the Portfolio's Subadviser must have determined that the instrument is of comparable quality to those instruments in which a Portfolio may invest. For certain participation interests, a Portfolio will have the right to demand payment, on not more than seven days' notice, for all or any part of the Portfolio's participation interest in the security, plus accrued interest. As to these instruments, a Portfolio intends to exercise its right to demand payment only upon a default under the terms of the security, as needed to provide liquidity to meet redemptions, or to maintain or improve the quality of its investment portfolio. A Portfolio will not invest more than 15% (10% in the case of the Money Market Portfolio) of its net assets in participation interests that do not have this demand feature, and in other securities that are not readily marketable. See "Illiquid Securities" below.

ILLIQUID SECURITIES

Each Portfolio may invest up to 15% (10% for the Money Market Portfolio) of its net assets in illiquid securities, including restricted securities that are illiquid.

Historically, illiquid securities have included securities subject to contractual or legal restrictions on resale because they have not been registered under the 1933 Act, securities which are otherwise not readily marketable and repurchase agreements having a maturity of longer than seven days. Securities which have not been registered under the 1933 Act are referred to as private placements or restricted securities and are purchased directly from the issuer or in the secondary market. Mutual funds do not typically hold a significant amount of these restricted or other illiquid securities because of the potential for delays on resale and uncertainty in valuation. The absence of a trading market can make it difficult to ascertain a market value for these investments. In addition, limitations on resale may have an adverse effect on the marketability of portfolio securities and a mutual fund might be unable to dispose of restricted or other illiquid securities promptly or at reasonable prices and might thereby experience difficulty satisfying redemptions within seven days. A mutual fund might also have to register such restricted securities in order to dispose of them which, if possible at all, would result in additional expense and delay. Adverse market conditions could impede such a public offering of securities.

In recent years, however, a large institutional market has developed for certain securities that are not registered under the 1933 Act, including repurchase agreements, commercial paper, foreign securities, municipal securities and corporate bonds and notes. Institutional investors depend on an efficient institutional market in which the unregistered security can be readily resold or on an issuer's ability to honor a demand for repayment. The fact that there are contractual or legal restrictions on resale of such investments to the general public or to certain institutions may not be indicative of their liquidity.

Rule 144A under the 1933 Act allows a broader institutional trading market for securities otherwise subject to restriction on their resale to the general public. Rule 144A establishes a "safe harbor" from the registration requirements of the 1933 Act for resales of certain securities to qualified institutional buyers.

The applicable Subadviser will monitor the liquidity of Rule 144A securities for each Portfolio under the supervision of the Trust's Board of Trustees. In reaching liquidity decisions, the Subadviser will consider, among other things, the following factors: (a) the frequency of trades and quotes for the security,
(b) the number of dealers and other potential purchasers wishing to purchase or sell the security, (c) dealer undertakings to make a market in the security and
(d) the nature of the security and of the marketplace trades (e.g., the time needed to dispose of the security, the method of soliciting offers and the mechanics of the transfer).


The liquidity of Rule 144A Securities could be impaired if qualified institutional buyers become, for a time, uninterested in purchasing Rule 144A securities.


UNSECURED PROMISSORY NOTES

A Portfolio also may purchase unsecured promissory notes ("Notes") which are not readily marketable and have not been registered under the 1933 Act, provided such investments are consistent with the Portfolio's investment objective. The Notes purchased by the Portfolio will have remaining maturities of

13 months or less. The Portfolio will invest no more than 15% (10% in the case of the Money Market Portfolio) of its net assets in such Notes and in other securities that are not readily marketable (which securities would include floating and variable rate demand obligations as to which the Portfolio cannot exercise the demand feature described above and as to which there is no secondary market). See "Illiquid Securities" above.

REPURCHASE AGREEMENTS AND REVERSE REPURCHASE AGREEMENTS

Repurchase agreements are agreements by which a person purchases a security and simultaneously commits to resell that security to the seller (which is usually a member bank of the Federal Reserve System or a member firm of the New York Stock Exchange (or a subsidiary thereof)) at an agreed-upon date within a number of days (usually not more than seven) from the date of purchase. The resale price reflects the purchase price plus an agreed-upon market rate of interest which is unrelated to the coupon rate or maturity of the purchased security. A repurchase agreement involves the obligation of the seller to pay the agreed-upon price, which obligation is in effect secured by the value of the underlying security, usually U.S. Government or government agency issues. Under the Investment Company Act of 1940, as amended (the "1940 Act"), repurchase agreements may be considered to be loans by the buyer. A Portfolio's risk is limited to the ability of the seller to pay the agreed upon amount on the delivery date. If the seller defaults, the underlying security constitutes collateral for the seller's obligation to pay although a Portfolio may incur certain costs in liquidating this collateral and in certain cases may not be permitted to liquidate this collateral. All repurchase agreements entered into by the Portfolios are fully collateralized, with such collateral being marked to market daily.

The Portfolios may borrow funds for temporary or emergency purposes, such as meeting larger than anticipated redemption requests, but not for leverage. One means of borrowing is by agreeing to sell portfolio securities to financial institutions such as banks and broker-dealers and to repurchase them at a mutually agreed date and price (a "reverse repurchase agreement"). At the time a Portfolio enters into a reverse repurchase agreement it will place in a segregated custodial account cash or liquid securities having a value equal to the repurchase price, including accrued interest. The segregation of assets could impair the Portfolio's ability to meet its current obligations or impede investment management if a large portion of the Portfolio's assets are involved. Reverse repurchase agreements also involve the risk that the market value of the securities sold by the Portfolio may decline below the repurchase price of those securities.

The Portfolios may, together with other registered investment companies managed by the Portfolios' Subadvisers or their affiliates, transfer uninvested cash balances into a single joint account, the daily aggregate balance of which will be invested in one or more repurchase agreements, including tri-party subcustody repurchase arrangements.

FOREIGN SECURITIES -- ALL PORTFOLIOS

The Portfolios may invest their assets in securities of foreign issuers. Investing in securities issued by companies whose principal business activities are outside the United States may involve significant risks not present in domestic investments. For example, there is generally less publicly available information about foreign companies, particularly those not subject to the disclosure and reporting requirements of the U.S. securities laws. Foreign issuers are generally not bound by uniform accounting, auditing and financial reporting requirements comparable to those applicable to domestic issuers. Investments in foreign securities also involve the risk of possible adverse changes in investment or exchange control regulations, expropriation or confiscatory taxation, brokerage or other taxation, limitation on the removal of funds or other assets of a Portfolio, political or financial instability or diplomatic and other developments which would affect such investments. Further, economies of particular countries or areas of the world may differ favorably or unfavorably from the economy of the United States.

It is anticipated that in most cases the best available market for foreign securities would be on exchanges or in over-the-counter markets located outside the United States. Foreign stock markets, while growing in volume and sophistication, are generally not as developed as those in the United States, and securities of some foreign issuers (particularly those located in developing countries) may be less liquid and more volatile than securities of comparable United States companies. Foreign security trading practices, including those involving securities settlement where a Portfolio's assets may be released prior to receipt of payment, may expose a Portfolio to increased risk in the event of a failed trade or the insolvency of a foreign broker-dealer. In addition, foreign brokerage commissions are generally higher than commissions on securities traded in the United States and may be non-negotiable. In general, there is less overall governmental supervision and regulation of foreign securities exchanges, brokers and listed companies than in the United States.

MONEY MARKET PORTFOLIO

The Money Market Portfolio may invest in the following foreign securities: (a) U.S. dollar-denominated obligations of foreign branches and subsidiaries of domestic banks and foreign banks (such as Eurodollar CDs, which are U.S. dollar-denominated CDs issued by branches of foreign and domestic banks located outside the United States; Eurodollar TDs ("ETDs"), which are U.S. dollar-denominated deposits in a foreign branch of a foreign or domestic bank; and Canadian TDs, which are essentially the same as ETDs except they are issued by branches of major Canadian banks); (b) high quality, U.S. dollar-denominated short-term bonds and notes (including variable amount master demand notes) issued by foreign corporations (including Canadian commercial paper, which is commercial paper issued by a Canadian corporation or a Canadian subsidiary of a U.S. corporation, and Europaper, which is U.S. dollar-denominated commercial paper of a foreign issuer); and (c) U.S. dollar-denominated obligations issued or guaranteed by one or more foreign governments or any of their political subdivisions, agencies or instrumentalities that are determined by the Portfolio's Subadviser to be of comparable quality to the other obligations in which the Money Market Portfolio may invest. Such securities also include debt obligations of supranational entities. Supranational entities include international organizations designated or supported by governmental entities to promote economic reconstruction or development and international banking institutions and related government agencies. Examples include the International Bank for Reconstruction and Development (the World Bank), the European Coal and Steel Community, the Asian Development Bank and the InterAmerican Development Bank.

PORTFOLIOS OTHER THAN THE MONEY MARKET PORTFOLIO

Not more than 5% of a Portfolio's assets may be invested in closed-end investment companies which primarily hold foreign securities. Investments in such companies entail the risk that the market value of such investments may be substantially less than their net asset value and that there would be duplication of investment management and other fees and expenses.

American Depository Receipts ("ADRs"), European Depositary Receipts ("EDRs"), Global Depositary Receipts ("GDRs") and other forms of depositary receipts for securities of foreign issuers provide an alternative method for a Portfolio to make foreign investments. These securities are not denominated in the same currency as the securities into which they may be converted and fluctuate in value based on the underlying security. Generally, ADRs, in registered form, are designed for use in U.S. securities markets and EDRs and GDRs, in bearer form, are designed for use in European and global securities markets. ADRs are receipts typically issued by a U.S. bank or trust company evidencing ownership of the underlying securities. EDRs and GDRs are European and global receipts evidencing a similar arrangement.

The Portfolios may invest in foreign securities that impose restrictions on transfer within the United States or to United States persons. Although securities subject to such transfer restrictions may be marketable abroad, they may be less liquid than foreign securities of the same class that are not subject to such restrictions.

FORWARD FOREIGN CURRENCY EXCHANGE CONTRACTS

Forward currency exchange contracts may be entered into for each Portfolio for the purchase or sale of foreign currency to hedge against adverse rate changes or otherwise to achieve the Portfolio's investment objectives. A currency exchange contract allows a definite price in dollars to be fixed for securities of foreign issuers that have been purchased or sold (but not settled) for the Portfolio.

Because some Portfolios may buy and sell securities denominated in currencies other than the U.S. dollar and receive interest, dividends and sale proceeds in currencies other than the U.S. dollar, the Portfolios from time to time may enter into foreign currency exchange transactions to convert to and from different foreign currencies and to convert foreign currencies to and from the U.S. dollar. The Portfolios either enter into these transactions on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market or use forward contracts to purchase or sell foreign currencies.

A forward foreign currency exchange contract is an obligation by a Portfolio to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract. Forward foreign currency exchange contracts establish an exchange rate at a future date. These contracts are effected in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. A forward foreign currency exchange contract generally has no deposit requirement and is traded at a net price without commission. A Portfolio maintains with its custodian a segregated account of high grade liquid assets in an amount at least equal to its obligations under each forward foreign currency exchange contract. Neither spot transactions nor forward foreign currency exchange contracts eliminate fluctuations in the prices of the Portfolio's securities or in foreign exchange rates, or prevent loss if the prices of these securities should decline.

The Portfolios may enter into foreign currency hedging transactions in an attempt to protect against changes in foreign currency exchange rates between the trade and settlement dates of specific securities transactions or changes in foreign currency exchange rates that would adversely affect a portfolio position or an anticipated investment position.

Each Portfolio may also enter into proxy hedges and cross hedges. In a proxy hedge, which generally is less costly than a direct hedge, a Portfolio, having purchased a security, will sell a currency whose value is believed to be closely linked to the currency in which the security is denominated. Interest rates prevailing in the country whose currency was sold would be expected to be closer to those in the U.S. and lower than those of securities denominated in the currency of the original holding. This type of hedging entails greater risk than a direct hedge because it is dependent on a stable relationship between the two currencies paired as proxies and the relationships can be very unstable at times. A Portfolio may enter into a cross hedge if a particular currency is expected to decrease against another currency. The Portfolio would sell the currency expected to decrease and purchase a currency which is expected to increase against the currency sold in an amount equal to some or all of the Portfolio's holdings denominated in the currency sold.

Entering into exchange contracts may result in the loss of all or a portion of the benefits which otherwise could have been obtained from favorable movements in exchange rates. In addition, entering into such contracts means incurring certain transaction costs and bearing the risk of incurring losses if rates do not move in the direction anticipated.

The Portfolios (other than the International Equity Portfolio) will not routinely enter into foreign currency hedging transactions with respect to security transactions; however, the Portfolios may do so when their Subadvisers determine that the transactions would be in a Portfolio's best interest. Although these transactions tend to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time they tend to limit any potential gain that might be realized should the value of the hedged currency increase. The precise matching of the forward contract amounts and the value of the securities involved will not generally be possible because the future value of such securities in foreign currencies will change as a consequence of market movements in the value of such securities between the date the forward contract is entered into and the date it matures. The projection of currency market movements is extremely difficult, and the successful execution of a hedging strategy is highly uncertain.

While these contracts are not presently regulated by the Commodity Futures Trading Commission ("CFTC"), the CFTC may in the future assert authority to regulate forward contracts. In such event a Portfolio's ability to utilize forward contracts in the manner set forth in Part A to this Registration Statement may be restricted. Forward contracts may reduce the potential gain from a positive change in the relationship between the U.S. dollar and foreign currencies. Unanticipated changes in currency prices may result in poorer overall performance for a Portfolio than if it had not entered into such contracts. The use of foreign currency forward contracts may not eliminate fluctuations in the underlying U.S. dollar equivalent value of the prices of or rates of return on a Portfolio's foreign currency denominated portfolio securities and the use of such techniques will subject the Portfolio to certain risks.

Even if a hedge is generally successful, the matching of the increase in value of a forward contract and the decline in the U.S. dollar equivalent value of the foreign currency denominated asset that is the subject of the hedge generally will not be precise. In addition, a Portfolio may not always be able to enter into foreign currency forward contracts at attractive prices and this will limit a Portfolio's ability to use such contracts to hedge or cross-hedge its assets. Also, with regard to a Portfolio's use of cross-hedges, there can be no assurance that historical correlations between the movement of certain foreign currencies relative to the U.S. dollar will continue. Thus, at any time poor correlation may exist between movements in the exchange rates of the foreign currencies underlying a Portfolio's cross-hedges and the movements in the exchange rates of the foreign currencies in which the Portfolio's assets that are the subject of such cross-hedges are denominated.

GUARANTEED INVESTMENT CONTRACTS

The Portfolios may invest in guaranteed investment contracts ("GICs") issued by insurance companies. Pursuant to such contracts, a Portfolio makes cash contributions to a deposit fund of the insurance company's general account. The insurance company then credits to the Portfolio guaranteed interest. The GICs provide that this guaranteed interest will not be less than a certain minimum rate. The insurance company may assess periodic charges against a GIC for expenses and service costs allocable to it, and the charges will be deducted from the value of the deposit fund. Because a Portfolio may not receive the principal amount of a GIC from the insurance company on seven days' notice or less, the GIC is considered an illiquid investment and, together with other instruments in a Portfolio which are not readily marketable, will not exceed 15% (10% in the case of the Money Market Portfolio) of the Portfolio's net assets. The term of a GIC will be 13 months or less. In determining average weighted portfolio maturity, a GIC will be deemed to have a maturity equal to the longer of the period of time remaining until the next readjustment of the guaranteed interest rate or the period of time remaining until the principal amount can be recovered from the issuer through demand.

WHEN-ISSUED SECURITIES

Forward commitments or purchases of securities on a when-issued basis are transactions where the price of the securities is fixed at the time of commitment and the delivery and payment ordinarily takes place beyond customary settlement time. The interest rate realized on these securities is fixed as of the purchase date and no interest accrues to the buyer before settlement. The securities are subject to market fluctuation due to changes in market interest rates; the securities are also subject to fluctuation in value pending settlement based upon public perception of the creditworthiness of the issuer of these securities.

It is expected that, under normal circumstances, the Portfolios would take delivery of such securities. When a Portfolio commits to purchase a security on a "when-issued" or on a "forward delivery" basis, the Portfolio establishes procedures consistent with the relevant policies of the SEC. Since those policies currently require that an amount of a Portfolio's assets equal to the amount of the purchase be held aside or segregated to be used to pay for the commitment, the Portfolios expect always to have cash or liquid securities sufficient to cover any commitments or to limit any potential risk. However, although the Portfolios do not intend to make such purchases for speculative purposes and intend to adhere to the provisions of SEC policies, purchases of securities on such bases may involve more risk than other types of purchases. For example, a Portfolio may have to sell assets which have been set aside in order to meet redemptions. Also, if a Portfolio determines it is advisable as a matter of investment strategy to sell the "when-issued" or "forward delivery" securities, the Portfolio would be required to meet its obligations from the then available cash flow or the sale of securities, or, although it would not normally expect to do so, from the sale of the "when-issued" or "forward delivery" securities themselves (which may have a value greater or less than the Portfolio's payment obligation).

ZERO COUPON OBLIGATIONS

A zero coupon security pays no interest or principal to its holder during its life. A zero coupon security is sold at a discount, frequently substantial, and redeemed at face value at its maturity date. The market prices of zero coupon securities are generally more volatile than the market prices of securities of similar maturity that pay interest periodically, and zero coupon securities are likely to react more to interest rate changes than non-zero coupon securities with similar maturity and credit qualities.

A Portfolio may acquire zero coupon obligations when consistent with its investment objective and policies. Since interest income is accrued throughout the term of the zero coupon obligation but is not actually received until maturity, a Portfolio may have to sell other securities to pay dividends based on such accrued income prior to maturity of the zero coupon obligation.

FUTURES CONTRACTS AND OPTIONS ON FUTURES CONTRACTS AND FOREIGN
CURRENCIES -- PORTFOLIOS OTHER THAN THE MONEY MARKET PORTFOLIO

Futures Contracts. A Portfolio may enter into contracts for the purchase or sale for future delivery of fixed-income securities or foreign currencies, or contracts based on financial indices including any index of U.S. or foreign stocks, U.S. Government securities, foreign government securities or corporate debt securities. U.S. futures contracts have been designed by exchanges which have been designated "contracts markets" by the CFTC, and must be executed through a futures commission merchant, or brokerage firm, which is a member of the relevant contract market. Futures contracts trade on a number of exchange markets, and, through their clearing corporations, the exchanges guarantee performance of the contracts as between the clearing members of the exchange. A Portfolio may enter into futures contracts which are based on debt securities that are backed by the full faith and credit of the U.S. Government, such as long-term U.S. Treasury Bonds, Treasury Notes, Government National Mortgage Association modified pass-through mortgage-backed securities and three-month U.S. Treasury Bills. A Portfolio may also enter into futures contracts which are based on bonds issued by entities other than the U.S. Government.

Purchases or sales of stock index futures contracts may be used to attempt to protect a Portfolio's current or intended stock investments from broad fluctuations in stock prices. For example, the Portfolio may sell stock index futures contracts in anticipation of or during a decline in the market value of the Portfolio's securities. If such decline occurs, the loss in value of portfolio securities may be offset, in whole or part, by gains on the futures position. When a Portfolio is not fully invested in the securities market and anticipates a significant market advance, it may purchase stock index futures contracts in order to gain rapid market exposure that may, in part or entirely, offset increases in the cost of securities that the Portfolio intends to purchase. As such purchases are made, the corresponding positions in stock index futures contracts will be closed out. In a substantial majority of these transactions, the Portfolio will purchase such securities upon termination of the futures position, but under unusual market conditions, a long futures position may be terminated without a related purchase of securities.

At the same time a futures contract is purchased or sold, the Portfolio must allocate cash or securities as a deposit payment ("initial deposit"). It is expected that the initial deposit would be approximately 1/2% to 5% of a contract's face value. Daily thereafter, the futures contract is valued and the payment of "variation margin" may be required, since each day the Portfolio would provide or receive cash that reflects any decline or increase in the contract's value.

At the time of delivery of securities pursuant to such a contract, adjustments are made to recognize differences in value arising from the delivery of securities with a different interest rate from that specified in the contract. In some (but not many) cases, securities called for by a futures contract may not have been issued when the contract was written.

Although futures contracts by their terms may call for the actual delivery or acquisition of securities, in most cases the contractual obligation is fulfilled before the date of the contract without having to make or take delivery of the securities. The offsetting of a contractual obligation is accomplished by buying (or selling, as the case may be) on a commodities exchange an identical futures contract calling for delivery in the same month. Such a transaction, which is effected through a member of an exchange, cancels the obligation to make or take delivery of the securities. Since all transactions in the futures market are made, offset or fulfilled through a clearinghouse associated with the exchange on which the contracts are traded, a Portfolio will incur brokerage fees when it purchases or sells futures contracts.

The purpose of the acquisition or sale of a futures contract, in the case of a Portfolio which holds or intends to acquire fixed-income securities, is to attempt to protect the Portfolio from fluctuations in interest or foreign exchange rates without actually buying or selling fixed-income securities or foreign currencies. For example, if interest rates were expected to increase, a Portfolio might enter into futures contracts for the sale of debt securities. Such a sale would have much the same effect as selling an equivalent value of the debt securities owned by the Portfolio. If interest rates did increase, the value of the debt security in a Portfolio would decline, but the value of the futures contracts to the Portfolio would increase at approximately the same rate, thereby keeping the net asset value of the Portfolio from declining as much as it otherwise would have. The Portfolio could accomplish similar results by selling debt securities and investing in bonds with short maturities when interest rates are expected to increase. However, since the futures market is generally more liquid than the cash market, the use of futures contracts as an investment technique allows a Portfolio to maintain a defensive position without having to sell its portfolio securities.

Similarly, when it is expected that interest rates may decline, futures contracts may be purchased to attempt to hedge against anticipated purchases of debt securities at higher prices. Since the fluctuations in the value of futures contracts should be similar to those of debt securities, a Portfolio could take advantage of the anticipated rise in the value of debt securities without actually buying them until the market had stabilized. At that time, the futures contracts could be liquidated and the Portfolio could then buy debt securities on the cash market.

When a Portfolio enters into futures contracts, the Portfolio will establish a segregated account to cover the Portfolio's obligations with respect to such futures contracts. The assets in the account will consist of cash or liquid securities from its portfolio in an amount equal to the difference between the fluctuating market value of such futures contracts and the aggregate value of the initial and variation margin payments made by the Portfolio with respect to such futures contracts.

The ordinary spreads between prices in the cash and futures market, due to differences in the nature of those markets, are subject to distortions. First, all participants in the futures market are subject to initial deposit and variation margin requirements. Rather than meeting additional variation margin requirements, investors may close futures contracts through offsetting transactions which could distort the normal relationship between the cash and futures markets. Second, the liquidity of the futures market depends on participants entering into offsetting transactions rather than making or taking delivery. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced, thus producing distortion. Third, from the point of view of speculators, the margin deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market may cause temporary price distortions. Due to the possibility of distortion, a correct forecast of general interest rate or other trends by the applicable Subadviser may still not result in a successful transaction.

In addition, futures contracts entail risks. Although the Subadvisers believe that use of such contracts will benefit the Portfolios, if the Subadvisers' investment judgment about the general direction of interest rates is incorrect, a Portfolio's overall performance would be poorer than if it had not entered into any such contract. For example, if a Portfolio has hedged against the possibility of an increase in interest rates which would adversely affect the price of debt securities held by it and interest rates decrease instead, the Portfolio will lose part or all of the benefit of the increased value of its debt securities which it has hedged because it will have offsetting losses in its futures positions. In addition, in such situations, if a Portfolio has insufficient cash, it may have to sell debt securities to meet daily variation margin requirements. Such sales of bonds may be, but will not necessarily be, at increased prices which reflect the rising market. A Portfolio may have to sell securities at a time when it may be disadvantageous to do so.

Options on Futures Contracts. The Portfolios may purchase and write options on futures contracts for hedging purposes. The purchase of a call option on a futures contract is similar in some respects to the purchase of a call option on an individual security. Depending on the pricing of the option compared to either the price of the futures contract upon which it is based or the price of the underlying securities, it may or may not be less risky than ownership of the futures contract or underlying securities. As with the purchase of futures contracts, when a Portfolio is not fully invested it may purchase a call option on a futures contract to hedge against a market advance due to declining interest rates.

The purchase of a put option on a futures contract is similar in some respects to the purchase of protective put options on portfolio securities. For example, a Portfolio may purchase a put option on a futures contract to hedge its portfolio against the risk of rising interest rates.

The amount of risk a Portfolio assumes when it purchases an option on a futures contract is the premium paid for the option plus related transaction costs. In addition to the correlation risks discussed above, the purchase of an option also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the option purchased.

The writing of a call option on a futures contract constitutes a partial hedge against declining prices of the security or currency which is deliverable upon exercise of the futures contract. If the futures price at expiration of the option is below the exercise price, a Portfolio will retain the full amount of the option premium which provides a partial hedge against any decline that may have occurred in the Portfolio's investment portfolio holdings. The writing of a put option on a futures contract constitutes a partial hedge against increasing prices of the security or foreign currency which is deliverable upon exercise of the futures contract. If the futures price at expiration of the option is higher than the exercise price, the Portfolio will retain the full amount of the option premium which provides a partial hedge against any increase in the price of securities which the Portfolio intends to purchase. If a put or call option the Portfolio has written is exercised, the Portfolio will incur a loss which will be reduced by the amount of the premium it receives. In the case of a call option written by the Portfolio, the loss is potentially unlimited. Depending on the degree of correlation between changes in the value of its portfolio securities and changes in the value of its futures positions, the Portfolio's losses from options on futures may to some extent be reduced or increased by changes in the value of portfolio securities.

The Portfolios are not regulated as "commodity pools" for purposes of the Commodity Exchange Act, regulations and related positions of the Commodity Futures Trading Commission ("CFTC").

Options on Foreign Currencies. A Portfolio may purchase and write options on foreign currencies for hedging purposes in a manner similar to that in which futures contracts on foreign currencies, or forward contracts, may be utilized. For example, a decline in the dollar value of a foreign currency in which portfolio securities are denominated will reduce the dollar value of such securities, even if their value in the foreign currency remains constant. In order to protect against such diminutions in the value of portfolio securities, the Portfolio may purchase put options on the foreign currency. If the value of the currency does decline, a Portfolio will have the right to sell such currency for a fixed amount in dollars and will thereby offset, in whole or in part, the adverse effect on its portfolio which otherwise would have resulted.

Conversely, where a rise in the dollar value of a currency in which securities to be acquired are denominated is projected, thereby increasing the cost of such securities, the Portfolio may purchase call options thereon. The purchase of such options could offset, at least partially, the effects of the adverse movements in exchange rates. As in the case of other types of options, however, the benefit to the Portfolio deriving from purchases of foreign currency options will be reduced by the amount of the premium and related transaction costs. In addition, where currency exchange rates do not move in the direction or to the extent anticipated, the Portfolio could sustain losses on transactions in foreign currency options which would require it to forego a portion or all of the benefits of advantageous changes in such rates.

A Portfolio may write options on foreign currencies for the same types of hedging purposes. For example, where a Portfolio anticipates a decline in the dollar value of foreign currency denominated securities due to adverse fluctuations in exchange rates it could, instead of purchasing a put option, write a call option on the relevant currency. If the expected decline occurs, the options will most likely not be exercised, and the diminution in value of portfolio securities will be offset by the amount of the premium received.

Similarly, instead of purchasing a call option to hedge against an anticipated increase in the dollar cost of securities to be acquired, the Portfolio could write a put option on the relevant currency which, if rates move in the manner projected, will expire unexercised and allow the Portfolio to hedge such increased cost up to the amount of the premium. As in the case of other types of options, however, the writing of a foreign currency option will constitute only a partial hedge up to the amount of the premium, and only if rates move in the expected direction. If this does not occur, the option may be exercised and the Portfolio would be required to purchase or sell the underlying currency at a loss which may not be offset by the amount of the premium. Through the writing of options on foreign currencies, the Portfolio also may be required to forego all or a portion of the benefits which might otherwise have been obtained from favorable movements in exchange rates.

Losses from the writing of call options are potentially unlimited. Accordingly, the Portfolios intend that any call options on foreign currencies that they write (other than for cross-hedging purposes as described below) will be covered. A call option written on a foreign currency by a Portfolio is "covered" if the Portfolio owns the underlying foreign currency covered by the call or has an absolute and immediate right to acquire that foreign currency without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian) upon conversion or exchange of another foreign currency held in its portfolio. A call option is also covered if the Portfolio has a call on the same foreign currency and in the same principal amount as the call written where the exercise price of the call held (a) is equal to or less than the exercise price of the call written or (b) is greater than the exercise price of the call written if the difference is maintained by the Portfolio in cash or liquid securities in a segregated account with its custodian.

The Portfolios may also write call options on foreign currencies that are not covered for cross-hedging purposes. A call option on a foreign currency is for cross-hedging purposes if it is not covered, but is designed to provide a hedge against a decline in the U.S. dollar value of a security which the Portfolio owns or has the right to acquire and which is denominated in the currency underlying the option due to an adverse change in the exchange rate. In such circumstances, the Portfolio collateralizes the option by maintaining in a segregated account with its custodian, cash or liquid securities in an amount not less than the value of the underlying foreign currency in U.S. dollars marked to market daily.

Additional Risks of Options on Futures Contracts, Forward Contracts and Options on Foreign Currencies. Unlike transactions entered into by a Portfolio in futures contracts, forward contracts and options on foreign currencies are not traded on contract markets regulated by the CFTC or (with the exception of certain foreign currency options) by the SEC. To the contrary, such instruments are traded through financial institutions acting as market-makers, although foreign currency options are also traded on certain national securities exchanges, such as the Philadelphia Stock Exchange and the Chicago Board

Options Exchange, subject to SEC regulation. Similarly, options on currencies may be traded over-the-counter. In an over-the-counter trading environment, many of the protections afforded to exchange participants will not be available. For example, there are no daily price fluctuation limits, and adverse market movements could therefore continue to an unlimited extent over a period of time. Moreover, the option writer and a trader of forward contracts could lose amounts substantially in excess of their initial investments, due to the margin and collateral requirements associated with such positions.

Options on foreign currencies traded on national securities exchanges are within the jurisdiction of the SEC, as are other securities traded on such exchanges. As a result, many of the protections provided to traders on organized exchanges will be available with respect to such transactions. In particular, all foreign currency option positions entered into on a national securities exchange are cleared and guaranteed by the Options Clearing Corporation ("OCC"), thereby reducing the risk of counterparty default. Further, a liquid secondary market in options traded on a national securities exchange may be more readily available than in the over-the-counter market, potentially permitting a Portfolio to liquidate open positions at a profit prior to exercise or expiration, or to limit losses in the event of adverse market movements.

The purchase and sale of exchange-traded foreign currency options, however, is subject to the risks of the availability of a liquid secondary market described above, as well as the risks regarding adverse market movements, margining of options written, the nature of the foreign currency market, possible intervention by governmental authorities and the effects of other political and economic events. In addition, exchange-traded options on foreign currencies involve certain risks not presented by the over-the-counter market. For example, exercise and settlement of such options must be made exclusively through the OCC, which has established banking relationships in applicable foreign countries for this purpose. As a result, the OCC may, if it determines that foreign governmental restrictions or taxes would prevent the orderly settlement of foreign currency option exercises, or would result in undue burdens on the OCC or its clearing member, impose special procedures on exercise and settlement, such as technical changes in the mechanics of delivery of currency, the fixing of dollar settlement prices or prohibitions on exercise.

As in the case of forward contracts, certain options on foreign currencies are traded over-the-counter and involve liquidity and credit risks which may not be present in the case of exchange-traded currency options. A Portfolio's ability to terminate over-the-counter options will be more limited than with exchange-traded options. It is also possible that broker-dealers participating in over-the-counter options transactions will not fulfill their obligations. Until such time as the staff of the SEC changes its position, each Portfolio will treat purchased over-the-counter options and assets used to cover written over-the-counter options as illiquid securities. With respect to options written with primary dealers in U.S. Government securities pursuant to an agreement requiring a closing purchase transaction at a formula price, the amount of illiquid securities may be calculated with reference to the repurchase formula.

In addition, futures contracts, options on futures contracts, forward contracts and options on foreign currencies may be traded on foreign exchanges. Such transactions are subject to the risk of governmental actions affecting trading in or the prices of foreign currencies or securities. The value of such positions also could be adversely affected by (a) other complex foreign political and economic factors, (b) lesser availability than in the United States of data on which to make trading decisions, (c) delays in the Portfolio's ability to act upon economic events occurring in foreign markets during non-business hours in the United States, (d) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States, and (e) lesser trading volume.

The successful use of futures contracts, options on futures contracts and options on foreign currencies draws upon the applicable Subadviser's skill and experience with respect to such instruments. Should stock prices, or interest or exchange rates move in an unexpected manner, a Portfolio may not achieve the anticipated benefits of futures contracts or options on futures contracts or foreign currencies or may realize losses and thus will be in a worse position than if such strategies had not been used. In addition, the correlation between movements in the price of futures contracts or options on futures contracts or foreign currencies and movements in the price of the securities and currencies hedged or used for cover will not be perfect and could produce unanticipated losses.


OPTIONS ON SECURITIES -- PORTFOLIOS OTHER THAN THE MONEY MARKET PORTFOLIO


The Portfolios may write (sell) covered call and put options to a limited extent on their portfolio securities ("covered options"). However, a Portfolio may forego the benefits of appreciation on securities sold or may pay more than the market price on securities acquired pursuant to call and put options written by the Portfolio.

When a Portfolio writes a covered call option, it gives the purchaser of the option the right to buy the underlying security at the price specified in the option (the "exercise price") by exercising the option at any time during the option period. If the option expires unexercised, the Portfolio will realize income in an amount equal to the premium received for writing the option. If the option is exercised, a decision over which a Portfolio has no control, the Portfolio must sell the underlying security to the option holder at the exercise price. By writing a covered call option, a Portfolio forgoes, in exchange for the premium less the commission ("net premium"), the opportunity to profit during the option period from an increase in the market value of the underlying security above the exercise price.

When a Portfolio writes a covered put option, it gives the purchaser of the option the right to sell the underlying security to the Portfolio at the specified exercise price at any time during the option period. If the option expires unexercised, the Portfolio will realize income in the amount of the premium received for writing the option. If the put option is exercised, a decision over which a Portfolio has no control, the Portfolio must purchase the underlying security from the option holder at the exercise price. By writing a covered put option, a Portfolio, in exchange for the net premium received, accepts the risk of a decline in the market value of the underlying security below the exercise price.

A Portfolio will not write a call or a put option unless it owns either (1) an offsetting ("covering") position in securities, currencies or other options, futures contracts or forward contracts, or (2) cash and liquid assets with a value, marked-to-market daily, sufficient to cover its potential obligations to the extent not covered as provided in (1) above. Each Portfolio will comply with SEC guidelines regarding cover for these instruments and will, if the guidelines so require, segregate cash or liquid assets in the prescribed amount as determined daily.

A Portfolio may terminate its obligation as the writer of a call or put option by purchasing an option with the same exercise price and expiration date as the option previously written. This transaction is called a "closing purchase transaction." Where a Portfolio cannot effect a closing purchase transaction, it may be forced to incur brokerage commissions or dealer spreads in selling securities it receives or it may be forced to hold underlying securities until an option is exercised or expires.

When a Portfolio writes an option, an amount equal to the net premium received by the Portfolio is included in the liability section of the Portfolio's Statement of Assets and Liabilities as a deferred credit. The amount of the deferred credit will be subsequently marked to market to reflect the current market value of the option written. The current market value of a traded option is the last sale price or, in the absence of a sale, the mean between the closing bid and asked price. If an option expires on its stipulated expiration date or if the Portfolio enters into a closing purchase transaction, the Portfolio will realize a gain (or loss if the cost of a closing purchase transaction exceeds the premium received when the option was sold), and the deferred credit related to such option will be eliminated. If a call option is exercised, the Portfolio will realize a gain or loss from the sale of the underlying security and the proceeds of the sale will be increased by the premium originally received.

A Portfolio may purchase call and put options on any securities in which it may invest. A Portfolio would normally purchase a call option in anticipation of an increase in the market value of such securities. The purchase of a call option would entitle the Portfolio, in exchange for the premium paid, to purchase a security at a specified price during the option period. A Portfolio would ordinarily have a gain if the value of the securities increased above the exercise price sufficiently to cover the premium and would have a loss if the value of the securities remained at or below the exercise price during the option period.

A Portfolio would normally purchase put options in anticipation of a decline in the market value of securities in its portfolio ("protective puts") or securities of the type in which it is permitted to invest. The purchase of a put option would entitle a Portfolio, in exchange for the premium paid, to sell a security, which may or may not be held in the Portfolio's investment portfolio, at a specified price during the option period. The purchase of protective puts is designed merely to offset or hedge against a decline in the market value of the Portfolio's investment portfolio securities. Put options also may be purchased by a Portfolio for the purpose of affirmatively benefiting from a decline in the price of securities which the Portfolio does not own. A Portfolio would ordinarily recognize a gain if the value of the securities decreased below the exercise price sufficiently to cover the premium and would recognize a loss if the value of the securities remained at or above the exercise price. Gains and losses on the purchase of protective put options would tend to be offset by countervailing changes in the value of underlying portfolio securities.

The hours of trading for options on securities may not conform to the hours during which the underlying securities are traded. To the extent that the option markets close before the markets for the underlying securities, significant price and rate movements can take place in the underlying securities markets that cannot be reflected in the option markets. It is impossible to predict the volume of trading that may exist in such options, and there can be no assurance that viable exchange markets will develop or continue.

The Portfolios may engage in over-the-counter options transactions with broker-dealers who make markets in these options. The ability to terminate over-the-counter option positions is more limited than with exchange-traded option positions because the predominant market is the issuing broker rather than an exchange, and may involve the risk that broker-dealers participating in such transactions will not fulfill their obligations. To reduce this risk, the Portfolios will purchase such options only from broker-dealers who are primary government securities dealers recognized by the Federal Reserve Bank of New York and who agree to (and are expected to be capable of) entering into closing transactions, although there can be no guarantee that any such option will be liquidated at a favorable price prior to expiration. The applicable Subadviser will monitor the creditworthiness of dealers with whom a Portfolio enters into such options transactions under the general supervision of Diversified and the Trust's Board of Trustees.

OPTIONS ON SECURITIES INDICES -- PORTFOLIOS OTHER THAN THE MONEY MARKET
PORTFOLIO

In addition to options on securities, the Portfolios may also purchase and write
(sell) call and put options on securities indices. Such options give the holder the right to receive a cash settlement during the term of the option based upon the difference between the exercise price and the value of the index. Such options will be used for the purposes described above under "Options on Securities."

Options on securities indices entail risks in addition to the risks of options on securities. The absence of a liquid secondary market to close out options positions on securities indices is more likely to occur, although the Portfolios generally will only purchase or write such an option if the applicable Subadviser believes the option can be closed out.

Use of options on securities indices also entails the risk that trading in such options may be interrupted if trading in certain securities included in the index is interrupted. A Portfolio will not purchase such options unless the applicable Subadviser believes the market is sufficiently developed such that the risk of trading in such options is no greater than the risk of trading in options on securities.

Price movements in the Portfolios' securities may not correlate precisely with movements in the level of an index and, therefore, the use of options on indices cannot serve as a complete hedge. Because options on securities indices require settlement in cash, a Portfolio may be forced to liquidate portfolio securities to meet settlement obligations.


SWAP AGREEMENTS -- PORTFOLIOS OTHER THAN THE MONEY MARKET PORTFOLIO



A Portfolio may enter into interest rate, index, equity, currency exchange rate, total return and credit default swap agreements, for hedging and non-hedging purposes. These transactions would be entered into in an attempt to obtain a particular return when it is considered desirable to do so, possibly at a lower cost to a Portfolio than if the Portfolio had invested directly in the asset that yielded the desired return. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor. The gross returns to be exchanged or "swapped" between the parties are generally calculated with respect to a "notional amount," i.e., the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a "basket" of securities representing a particular index.



Forms of swap agreements include interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates exceed a specified rate, or "cap"; interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates fall below a specified level, or "floor"; and interest rate collars, under which a party sells a cap and purchases a floor or vice versa, in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels. Credit default swaps are a type of swap agreement in which the protection "buyer" is generally obligated to pay the protection "seller" an upfront and/or a periodic stream of payments over the term of the contract provided that no credit event, such as a default, on a reference obligation has occurred. The credit default swap agreement may have as reference obligations one or more securities that are not currently held by the Portfolio. If a credit event occurs, the seller generally must pay the buyer the "par value" (full notional value) of the swap in exchange for an equal face amount, of deliverable obligations of the reference entity described in the swap, or the seller maybe required to deliver the related net cash amount, if the swap is cash settled. A Portfolio may be either the buyer or seller in the transaction. If the Portfolio is a buyer and no credit event occurs, the Portfolio may recover nothing if the swap is held through its termination date. However, if a credit event occurs, the buyer generally may elect to receive the full notional value of the swap in exchange for an equal face amount of deliverable obligations of the reference entity whose value may have significantly decreased. As a seller, a Portfolio generally receives an upfront payment and/or a fixed rate of income throughout the term of the swap provided that there is no credit event. As the seller, the Portfolio would effectively add leverage to its portfolio because, in addition to its total net assets, the Portfolio would be subject to investment exposure on the notional amount of the swap. Credit default swap agreements involve greater risks than if the Portfolio had invested in the reference obligation directly since, in addition to general market risks, credit default swaps are subject to illiquidity risk, counterparty risk and credit risk. A Portfolio will enter into credit default swap agreements only with counterparties that meet certain standards of creditworthiness.



A Portfolio may enter into total return swap agreements. Total return swap agreements are contracts in which one party agrees to make periodic payments based on the change in market value of underlying assets, which may include a specified security, basket of securities, defined portfolios of bonds, loans and mortgages, or securities indexes during the specified period, in return for periodic payments based on a fixed or variable interest rate or the total return from other underlying assets. Total return swap agreements may be used to obtain exposure to a security or market without owning or taking physical custody of such security or market. Total return swap agreements may effectively add leverage to the Portfolio's portfolio because, in addition to its total net assets, the Portfolio would be subject to investment exposure on the notional amount of the swap. Total return swaps are a mechanism for the user to accept the economic benefits of asset ownership without utilizing the balance sheet. The other leg of the swap, usually LIBOR, is spread to reflect the non-balance sheet nature of the product. Total return swaps can be designed with any underlying asset agreed between two parties. Typically no notional amounts are exchanged with total return swaps. Total return swap agreements entail the risk that a party will default on its payment obligations to the Portfolio thereunder. Swap agreements also entail the risk that the Portfolio will not be able to meet its obligation to the counterparty. Generally, the Portfolio will enter into total return swaps on a net basis (i.e., the two payment streams are netted out with the Portfolio receiving or paying, as the case may be, only the net amount of the two payments).

Most swap agreements entered into by the Portfolio calculate the obligations of the parties to the agreement on a "net basis." Consequently, the Portfolio's current obligations (or rights) under a swap agreement will generally be equal only to the net present value of amounts to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the "net amount"). The Portfolio's current obligations under a swap agreement will be accrued daily (offset against amounts owed to the Portfolio), and any accrued but unpaid net amounts owed to a swap counterparty will be covered by the maintenance of a segregated account consisting of assets determined to be liquid by the Subadviser.



Whether a Portfolio's use of swap agreements will be successful in furthering its investment objective will depend on the Subadviser's ability to correctly predict whether certain types of investments are likely to produce greater returns than other investments. Because they are two-party contracts and because they may have terms of greater than seven days, swap agreements may be considered to be illiquid investments. Moreover, the Portfolio bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. The swap market is a relatively new market and is largely unregulated. It is possible that developments in the swap market, including potential government regulation, could adversely affect a Portfolio's ability to terminate existing swap agreements or to realize amounts to be received under such agreements.



OTHER INVESTMENT COMPANIES



Each Portfolio may acquire securities of other investment companies, subject to the limitations of the 1940 Act. Except as otherwise permitted by the 1940 Act, the regulations thereunder, and the Portfolio's investment restrictions, no Portfolio may purchase securities of another investment company if, immediately after such purchase: (a) the Portfolio would own more than 3% of the voting securities of such company, (b) the Portfolio would have more than 5% of its total assets invested in the securities of such company, or (c) the Portfolio would have more than 10% of its total assets invested in the securities of all such investment companies. In addition, except as otherwise permitted by applicable law, a Portfolio may not purchase securities issued by a closed-end investment company if, immediately after such purchase, the Portfolio and any other Portfolios together own more than 10% of the voting securities of such closed-end fund. Should a Portfolio purchase securities of other investment companies, shareholders may incur additional management, advisory, and distribution fees.



Securities of other investment companies that may be purchased by the Portfolios include exchange-traded funds ("ETFs"). ETFs are typically structured as investment companies whose securities are traded over an exchange at their market price. ETFs generally represent a portfolio of securities designed to track a particular market index or other group of securities. A Portfolio may purchase an ETF to temporarily gain exposure to a portion of the U.S. or a foreign market pending the purchase of individual securities. The risks of owning an ETF generally reflect the risks of owning the underlying securities it is designed to track, although the potential lack of liquidity of an ETF could result in it being more volatile. There is also a risk that the general level of securities prices may decline, thereby adversely affecting the value of ETFs invested in by a Portfolio. Moreover, a Portfolio's investments in ETFs may not exactly match the performance of a direct investment in the respective indices or portfolios of securities to which they are intended to correspond due to the temporary unavailability of certain index securities in the secondary market or other factors, such as discrepancies with respect to the weighting of securities. Additionally, ETFs have management fees which increase their costs.


SHORT SALES "AGAINST THE BOX" -- PORTFOLIOS OTHER THAN THE MONEY MARKET
PORTFOLIO

In a short sale, a Portfolio sells a borrowed security and has a corresponding obligation to the lender to return the identical security. A Portfolio may engage in short sales only if at the time of the short sale it owns or has the right to obtain, at no additional cost, an equal amount of the security being sold short. This investment technique is known as a short sale "against the box."

In a short sale, the seller does not immediately deliver the securities sold and is said to have a short position in those securities until delivery occurs. If a Portfolio engages in a short sale, the collateral for the short position will be maintained by its custodian or qualified sub-custodian. While the short sale is open, a Portfolio maintains in a segregated account an amount of securities equal in kind and amount to the securities sold short or securities convertible into or exchangeable for such equivalent securities. These securities constitute the Portfolio's long position.

The Portfolios will not engage in short sales against the box for investment purposes. A Portfolio may, however, make a short sale as a hedge, when it believes that the price of a security may decline, causing a decline in the value of a security (or a security convertible or exchangeable for such security). In such case, any future losses in a Portfolio's long position should be reduced by a gain in the short position. Conversely, any gain in the long position should be reduced by a loss in the short position. The extent to which such gains or losses are reduced depends upon the amount of the security sold short relative to the amount a Portfolio owns. There are certain additional transaction costs associated with short sales against the box, but the Portfolios endeavor to offset these costs with the income from the investment of the cash proceeds of short sales.

As a nonfundamental operating policy, it is not expected that more than 40% of a Portfolio's total assets would be involved in short sales against the box.

REAL ESTATE INVESTMENT TRUSTS

Real Estate Investment Trusts ("REITs") pool investors' funds for investment primarily in income producing real estate or real estate related loans or interests. A REIT is not taxed on income distributed to its investors or unitholders if it complies with regulatory requirements relating to its organization, ownership, assets and income and a regulatory requirement that it distribute to its investors or unitholders as least 95% of its taxable income for each taxable year. Generally, REITs can be classified as Equity REITs, Mortgage REITs and hybrid REITs. Equity REITs invest the majority of their assets directly in real property and derive their income primarily through rents and capital gains from appreciation realized through property sales. Equity REITs may be affected by changes in the value of the underlying property owned by the REITs. Mortgage REITs invest the majority of their assets in real estate mortgages and derive their income primarily from interest payments. Mortgage REITs are sensitive to the credit quality of the underlying borrowers. Hybrid REITs combine the characteristics of both Equity and Mortgage REITs. The value of REITs may be affected by management skill, cash flow and tax and regulatory requirements. REITs are also subject to risks generally associated with investments in real estate. A Portfolio will indirectly bear its proportionate share of any expenses, including management fees, paid by a REIT in which it invests.

DOLLAR ROLLS AND TBA SECURITIES

Each Portfolio may enter into dollar roll transactions and purchase To Be Announced Securities ("TBAS"). Dollar rolls are transactions where a Portfolio sells securities (usually mortgage-backed securities) with a commitment to buy similar, but not identical, securities on a future date at a lower price. TBAS are a type of delayed delivery transaction where the seller agrees to issue a security at a future date. The seller does not specify the particular securities to be delivered. Instead, the Portfolio agrees to accept any security that meets specified terms.

LOANS OF PORTFOLIO SECURITIES

Each Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions (but not individuals) if cash, U.S. Government securities or other high quality debt obligations equal to at least 100% of the current market value of the securities loaned (including accrued interest thereon) plus the interest payable to the Portfolio with respect to the loan is maintained with the Portfolio. In determining whether or not to lend a security to a particular broker, dealer or financial institution, the Portfolio's Subadviser considers all relevant facts and circumstances, including the size, creditworthiness and reputation of the broker, dealer or financial institution. Any loans of portfolio securities are fully collateralized based on values that are marked to market daily. No Portfolio enters into any portfolio security lending arrangements having a duration longer than one year. Any securities that a Portfolio receives as collateral do not become part of its portfolio at the time of the loan and, in the event of a default by the borrower, the Portfolio will, if permitted by law, dispose of such collateral except for such part thereof that is a security in which the Portfolio is permitted to invest. During the time securities are on loan, the borrower will pay the Portfolio any accrued income on those securities, and the Portfolio may invest the cash collateral and earned income or receive an agreed-upon fee from a borrower that has delivered cash-equivalent collateral. In the event of the bankruptcy of the other party to a securities loan, the Portfolio could experience delays in recovering either the securities lent or cash. To the extent that, in the meantime, the value of the securities lent has increased or the value of the securities purchased has decreased, a Portfolio could experience a loss. No Portfolio will lend securities having a value that exceeds one-third of the current value of its total assets. Loans of securities by a Portfolio are subject to termination at the Portfolio's or the borrower's option. A Portfolio may pay reasonable administrative and custodial fees in connection with a securities loan and may pay a negotiated portion of the interest or fee earned with respect to the collateral to the borrower or the placing broker.

LOANS AND OTHER DIRECT INDEBTEDNESS

A Portfolio may purchase loans and other direct indebtedness, although the Stock Portfolios currently do not intend to make such investments. In purchasing a loan, a Portfolio acquires some or all of the interest of a bank or other lending institution in a loan to a corporate, governmental or other borrower. Loans may be secured or unsecured. Loans that are fully secured offer a Portfolio more protection than an unsecured loan in the event of non-payment of scheduled interest or principal. However, there is no assurance that the liquidation of collateral from a secured loan would satisfy the borrower's obligation.

These loans typically are made to finance internal growth, mergers, acquisitions, stock repurchases, leveraged buy-outs and other corporate activities. The loans typically are made by a syndicate of lending institutions, represented by an agent lending institution which has negotiated and structured the loan and is responsible for collecting for itself and for others in the syndicate interest, principal and other amounts due, and for enforcing its and their other rights against the borrower. A Portfolio's investment in loans may be structured as a novation, pursuant to which the Portfolio would assume all of the rights of the lending institution in a loan, or alternatively, as an assignment, pursuant to which the Portfolio would purchase an assignment of a portion of a lender's interest in a loan either directly from the lender or through an intermediary. A Portfolio may also purchase trade or other claims against companies, which generally represent money owned by the company to a supplier of goods or services.

Certain of the loans and the other direct indebtedness acquired by a Portfolio may involve revolving credit facilities or other standby financing commitments which obligate the Portfolio to pay additional cash on a certain date or on demand. These commitments may have the effect of requiring a Portfolio to increase its investment in a company at a time when the Portfolio might not otherwise decide to do so (including at a time when the company's financial condition makes it unlikely that such amounts will be repaid). To the extent that a Portfolio is committed to advance additional funds, it will at all times hold and maintain in a segregated account cash or other liquid securities in an amount sufficient to meet such commitments.

A Portfolio's ability to receive payment of principal, interest and other amounts due in connection with these investments will depend primarily on the financial condition of the borrower. In selecting the loans and other direct indebtedness which the Portfolio will purchase, a Portfolio's Subadviser will rely upon its own (and not the original lending institution's) credit analysis of the borrower. A Portfolio may purchase interests in loans where the borrower has experienced, or may be perceived to be likely to experience, credit problems, including involvement in or recent emergence from bankruptcy reorganization proceedings or other forms of debt restructuring. Some loans may be in default at time of purchase. The highly leveraged nature of many such loans and other direct indebtedness may make such loans and other direct indebtedness especially vulnerable to adverse changes in economic or market conditions.

As a Portfolio may be required to rely upon another lending institution to collect and pass on to the Portfolio amounts payable with respect to the loan and to enforce the Portfolio's rights under the loan and other direct indebtedness, an insolvency, bankruptcy or reorganization of the lending institution may delay or prevent the Portfolio from receiving such amounts. In such cases, a Portfolio may evaluate as well the creditworthiness of the lending institution and may treat both the borrower and the lending institution as an "issuer" of the loan for purposes of compliance with applicable law pertaining to the diversification of the Portfolio's investments.

Interests in loans or other direct indebtedness are generally illiquid, and there is a limited trading market in these investments. The limited trading market can make it difficult to ascertain a market value for these investments.

TEMPORARY DEFENSIVE POSITIONS

Each Portfolio may, from time to time, take temporary defensive positions that are inconsistent with the Portfolio's principal investment strategies in attempting to respond to adverse market, political or other conditions. When doing so, the Portfolio may invest without limit in high quality money market and other short-term instruments, and may not be pursuing its investment goal. These investments may result in a lower yield than would be available from investments with a lower quality or longer term.

CERTAIN OTHER OBLIGATIONS

Each Portfolio may invest in instruments other than those listed previously, provided such investments are consistent with the Portfolio's investment objective, policies and restrictions.

RATING SERVICES

The ratings of rating services represent their opinions as to the quality of the securities that they undertake to rate. It should be emphasized, however, that ratings are relative and subjective and are not absolute standards of quality. Although these ratings are an initial criterion for selection of portfolio investments, the Subadvisers also make their own evaluations of these securities. After purchase by a Portfolio, an obligation may cease to be rated or its rating may be reduced below the minimum required for purchase by the Portfolio. Neither event would require a Portfolio to dispose of the obligation, but the applicable Subadviser will consider such an event in its determination of whether the Portfolio should continue to hold the obligation. A description of the ratings used herein and in Part A to this Registration Statement is set forth in Appendix A.

Except as stated otherwise, all investment policies and restrictions described herein are nonfundamental, and may be changed without prior investor approval.

                                                         INVESTMENT RESTRICTIONS

The "fundamental policies" of each Portfolio may not be changed with respect to the Portfolio without the approval of a "majority of the outstanding voting securities" of the Portfolio. "Majority of the outstanding voting securities" under the 1940 Act and as used herein and in Part A means, with respect to the Portfolio, the lesser of (i) 67% or more of the total beneficial interests of the Portfolio present at a meeting, if the holders of more than 50% of the total beneficial interests of the Portfolio are present or represented by proxy, or
(ii) more than 50% of the total beneficial interests of the Portfolio.

If a percentage or a rating restriction on investment or utilization of assets is adhered to at the time an investment is made or assets are so utilized, a later change in such percentage resulting from changes in a Portfolio's total assets or the value of a Portfolio's securities, or a later change in the rating of a portfolio security, will not be considered a violation of the relevant policy.

Fundamental Policies. As a matter of fundamental policy, no Portfolio may:

     (1) Borrow money or mortgage or hypothecate assets of the Portfolio, except that in an amount not to exceed 1/3 of the current value of the Portfolio's assets (including such borrowing) less liabilities (not including such borrowing), it may borrow money and enter into reverse repurchase agreements, and except that it may pledge, mortgage or hypothecate not more than 1/3 of such assets to secure such borrowings or reverse repurchase agreements, provided that collateral arrangements with respect to options and futures, including deposits of initial deposit and variation margin, are not considered a pledge of assets for purposes of this restriction and except that assets may be pledged to secure letters of credit solely for the purpose of participating in a captive insurance company sponsored by the Investment Company Institute;

     (2) Underwrite securities issued by other persons except insofar as the Trust or the Portfolio may technically be deemed an underwriter under the 1933 Act in selling a portfolio security;

     (3) Make loans to other persons except (a) through the lending of the Portfolio's portfolio securities and provided that any such loans not exceed 30% of the Portfolio's total assets (taken at market value), (b) through the use of repurchase agreements or the purchase of short-term obligations or (c) by purchasing debt securities of types distributed publicly or privately;


     (4) Purchase or sell real estate (including limited partnership interests but excluding securities secured by real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts (except futures and option contracts) in the ordinary course of business (the Trust may hold and sell, for the Portfolio's portfolio, real estate acquired as a result of the Portfolio's ownership of securities);


     (5) Concentrate its investments in any particular industry (excluding U.S. Government securities), but if it is deemed appropriate for the achievement of the Portfolio's investment objective(s), up to 25% of its total assets may be invested in any one industry (except that the Money Market Portfolio reserves the freedom of action to concentrate 25% or more of its assets in obligations of domestic branches of domestic banks); or

     (6) Issue any senior security (as that term is defined in the 1940 Act) if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder, provided that collateral arrangements with respect to options and futures, including deposits of initial deposit and variation margin, are not considered to be the issuance of a senior security for purposes of this restriction.

For purposes of restriction (1) above, arrangements with respect to securities lending are not treated as borrowing.

Non-Fundamental Policies. Each Portfolio will not, as a matter of operating policy, acquire any securities of registered open-end investment companies or registered unit investment trusts in reliance on Section 12(d)(1)(F) or 12(d)(1)(G) of the 1940 Act. This policy may be changed by the Board of Trustees of the Trust.

DISCLOSURE OF PORTFOLIO HOLDINGS

The Board of Trustees of the Funds has approved policies and procedures developed by Diversified with respect to the disclosure of the Portfolios' securities and any ongoing arrangements to make available information about the Portfolios' securities. This policy provides that information regarding the Portfolios' holdings may never be shared with non-Diversified employees, with retirement plan sponsors, with insurance companies, with investors and potential investors (whether individual or institutional), or with third parties unless it is done for legitimate business purposes and in accordance with the policy.

Subject to the provisions relating to "ongoing arrangements" discussed below, Diversified's policy generally provides for the release of details of securities positions once they are considered "stale." Data is considered stale once it is 25 days old after calendar quarter-end. This passage of time prevents a third party from benefiting from an investment decision made by a Portfolio that has not been fully reflected by the market. For the purposes of the policy, the term "ongoing arrangement" is interpreted to include any arrangement, whether oral or in writing, to provide portfolio holdings information to any person or entity more than once, but excluding any arrangement to provide such information once its considered stale under the policy.

Each Portfolio's complete list of holdings (including the size of each position) may be made available to retirement plan sponsors, insurance companies, investors, potential investors, third parties and non-Diversified employees with simultaneous public disclosure at least 25 days after calendar quarter-end. Typically, simultaneous public disclosure is achieved by the filing of Form N-Q or Form N-CSR in accordance with SEC rules, posting the information to Diversified's internet site that is accessible by the public, or through public release by a third party vendor.

Under the policy, if portfolio holdings are released pursuant to an ongoing arrangement with any party, the Fund must have a legitimate business purpose for the release of the information, the release of the information must be subject to trading restrictions and confidential treatment to prohibit the entity from sharing with an unauthorized source or trading upon the information provided by Diversified on behalf of the Portfolio and neither the Portfolio, Diversified or any other affiliated party may receive compensation or any other consideration in connection with such arrangements.

The written approval of Diversified's Chief Compliance Officer must be obtained before entering into any new ongoing arrangement or altering any existing ongoing arrangement to make available portfolio holdings information, or with respect to any exceptions to the policy. Exceptions are granted only after a thorough examination and consultation with Diversified's Legal Department, as necessary. Any exceptions to the policies must be reported to the Board of Trustees of the Portfolios at its next regularly scheduled meeting.

All ongoing arrangements to make available information about a Portfolio's portfolio securities will be reviewed by the Portfolio's Board of Trustees no less frequently than quarterly.

Set forth below is a list, as of the date of this Part B of those parties with whom Diversified has authorized ongoing arrangements that include the release of portfolio holdings information, as well as the frequency of the release under such arrangements, and the length of the lag, if any, between the date of the information and the date on which the information is disclosed. Not all of the ongoing arrangements described below may be applicable to each Portfolio. The parties identified below as recipients are service providers, consultants and analysts. The Portfolios' auditor also has access from time to time to the Portfolios' holdings in connection with performing the audit and related functions.

    ----------------------------------------------------------------------------------------------------
                                                                                        DELAY BEFORE
    RECIPIENT (HOLDINGS)                                              FREQUENCY         DISSEMINATION
    ----------------------------------------------------------------------------------------------------
     Investors Bank & Trust Company                                     Daily               None
     Institutional Shareholders Services                               Monthly              1 day
     Bowne & Co., Inc.                                                Quarterly           1-7 days
     Callan Associates, Inc.                                          Quarterly            15 days
     Deloitte & Touche LLP                                            Quarterly            15 days
     Evaluation Associates, Inc.                                      Quarterly            15 days
     Marsh USA, Inc.                                                  Quarterly            15 days
     New England Pension Consultants                                  Quarterly            15 days
     Plexus Group, Inc.                                               Quarterly           1-7 days
     Rocaton Investment Advisors, LLC                                 Quarterly            15 days
     Standard & Poor's                                                Quarterly            25 days
     Trainer Wortham and Company, Inc.                                Quarterly            15 days
     Watson Wyatt Investment Consulting                               Quarterly            15 days
     Yanni Partners, Inc.                                             Quarterly            15 days
    ----------------------------------------------------------------------------------------------------

With respect to each such arrangement, the Portfolios have a legitimate business purpose for the release of information. The release of the information is subject to trading restrictions and/or confidential treatment to prohibit the entity from sharing with an unauthorized source or trading upon the information provided by Diversified on behalf of the Portfolios. Neither the Portfolios, Diversified or any other affiliated party receives compensation or any other consideration in connection with such arrangements.

Where a non-Diversified entity serves as a subadviser to a Portfolio advised by Diversified, the subadviser may release portfolio holdings information with respect to that Fund only with the prior consent of Diversified, provided however that the subadviser may, without such prior consent, disclose portfolio holdings information to Diversified, the Portfolio's Trustees and officers, custodian, administrator, accounting and pricing agents, legal advisers, compliance personnel, auditors and brokers solely in connection with the performance of its advisory duties for that Fund, or in response to legal or regulatory requirements.

ITEM 12.  MANAGEMENT OF EACH PORTFOLIO.

The Trustees and officers of the Trust and their principal occupations during the past five years are set forth below. Their titles may have varied during that period. Asterisks indicate those Trustees who are "interested persons" (as defined in the 1940 Act) of the Trust. Unless otherwise indicated below, the address of each Trustee and officer is 4 Manhattanville Road, Purchase, New York 10577. The address of the Trust is 4 Manhattanville Road, Purchase, New York 10577.
                                                                        TRUSTEES


    -------------------------------------------------------------------------------------------------------------------
                                                                                                         NUMBER OF
                                                                                                        INVESTMENT
                                                                                                         COMPANIES
                                                                                                      ASSOCIATED WITH
                                       POSITION HELD                                                    DIVERSIFIED
                                       AND LENGTH OF     PRINCIPAL OCCUPATION DURING PAST 5 YEARS       OVERSEEN BY
             NAME AND AGE               TIME SERVED            AND OTHER DIRECTORSHIPS HELD               TRUSTEE
    -------------------------------------------------------------------------------------------------------------------
     INTERESTED TRUSTEES
    -------------------------------
     Mark Mullin*                   Trustee since 1998   Chief Executive Officer, Diversified               69
     DOB: February 16, 1963                              Investment Advisors, Inc. ("Diversified")
                                                         (with the firm since 1995); 2/2002 to
                                                         present--Director, Transamerica Financial
                                                         Life Insurance Company, Inc. ("TFLIC").
    -------------------------------
     DISINTERESTED TRUSTEES
    -------------------------------
     Neal M. Jewell                 Trustee since 1993   10/2004 to present--Retired; 1/1996 to             69
     DOB: February 12, 1935                              10/2004--Independent Trustee, EAI Select
                                                         Managers Equity Fund (a mutual fund).
     Mitchell A. Johnson                  Trustee        07/1994 to present--Private Investor, MAW          69
     DOB: March 1, 1942                 since 2006       Capital Management; 6/1996 to
                                                         present--Director, Federal Agriculture
                                                         Mortgage Corporation; 6/2005 to
                                                         present--Trustee, Advisors Inner Circle
                                                         Funds, Advisors Inner Circle Funds II, and
                                                         Bishop Street Funds (family of mutual
                                                         funds); 12/1997 to 2/2004--Trustee,
                                                         Citizens Funds (family of mutual funds).
     Eugene M. Mannella             Trustee since 1993   1/2006 to present--Self-employed                   69
     DOB: February 1, 1954                               consultant; 1/2001 to present--President,
                                                         Arapain Partners LLC (limited purpose
                                                         broker/dealer); 8/1993 to
                                                         12/2005--President, International Fund
                                                         Services (alternative asset
                                                         administration).
     Joyce Galpern Norden           Trustee since 2002   6/2004 to present--Retired; 9/1996 to              69
     DOB: June 1, 1939                                   6/2004--Vice President, Institutional
                                                         Advancement, Reconstructionist Rabbinical
                                                         College.
     Lowell W. Robinson             Trustee since 2006   12/2006 to present--Chief Financial                69
     DOB: January 20, 1949                               Officer and Chief Administrative Officer,
                                                         MIVA (online e-commerce solutions
                                                         company); 2004 to 2006--President, LWR
                                                         Advisors LLC (consulting); 2002 to
                                                         2004--Special Counsel to the President,
                                                         Polytechnic University; 2002 to
                                                         2004--Senior Executive Vice President and
                                                         Chief Financial Officer, Hotjobs.com; 2004
                                                         to present--Director, Jones Apparel Group;
                                                         2004 to present--Director, International
                                                         Wire Group, Inc.; 2003-2004--Director,
                                                         Independent Wireless One Corp.; 2002 to
                                                         2003--Director, Edison Schools, Inc.
                                                         (school management).
    -------------------------------------------------------------------------------------------------------------------

    -------------------------------------------------------------------------------------------------------------------
                                                                                                         NUMBER OF
                                                                                                        INVESTMENT
                                                                                                         COMPANIES
                                                                                                      ASSOCIATED WITH
                                       POSITION HELD                                                    DIVERSIFIED
                                       AND LENGTH OF     PRINCIPAL OCCUPATION DURING PAST 5 YEARS       OVERSEEN BY
             NAME AND AGE               TIME SERVED            AND OTHER DIRECTORSHIPS HELD               TRUSTEE
    -------------------------------------------------------------------------------------------------------------------
     Patricia L. Sawyer             Trustee since 1993;  12/1989 to present--President and                  69
     DOB: July 1, 1950                Chairperson of     Executive Search Consultant, Smith &
                                      Audit Committee    Sawyer LLC (consulting).
                                        since 2003
    -------------------------------------------------------------------------------------------------------------------


------------------
   * Mr. Mullin is interested by virtue of his affiliation with Diversified.


The Board of Trustees met eight times during the Portfolios' last fiscal year. The Board has a standing audit committee currently composed of all of the Trustees who are not "interested persons" of the Portfolios as defined in the 1940 Act. The Audit Committee met four times during the Portfolios' last fiscal year. The audit committee reviews the internal and external accounting and auditing procedures of the Portfolios and, among other things, considers the selection of the independent public accountants for the Portfolios. The Board does not have a standing nominating or compensation committee.

                                                                        OFFICERS

Mr. Mullin is President and Chairman of the Board.


    ---------------------------------------------------------------------------------------------------------------
                                          POSITION HELD
                                          AND LENGTH OF            PRINCIPAL OCCUPATION DURING PAST 5 YEARS
               NAME AND AGE                TIME SERVED                   AND OTHER DIRECTORSHIPS HELD
    ---------------------------------------------------------------------------------------------------------------
     Robert F. Colby                     Secretary since    Senior Vice President and General Counsel, Diversified
     DOB: November 1, 1955                    1993          (with the firm since 1994); 1/1994 to present--Vice
                                                            President and General Counsel, Diversified Investors
                                                            Securities Corp. ("DISC"); 1/1994 to present--Vice
                                                            President, Assistant Secretary, and Director, TFLIC.
     Joseph P. Carusone                  Treasurer since    Vice President, Diversified (with the firm since 1999);
     DOB: September 8, 1965                   2001          1/2007 to present--President, DISC; 2004 to
                                                            present--Director, TFLIC.
     Quedel Principal                  Assistant Secretary  Vice President and Senior Counsel, Diversified (with
     DOB: February 4, 1966                 since 2004       the firm since 1996); 6/2002 to present--Director,
                                                            DISC.
     Elizabeth L. Belanger             Assistant Secretary  Vice President & Senior Counsel, Diversified (with the
     DOB: January 7, 1972                  since 2005       firm since 2005); 11/2003 to 5/2005--Director of
                                                            Compliance, Domini Social Investments LLC; 9/1997 to
                                                            10/2003--Associate, Bingham McCutchen LLP; 4/2006 to
                                                            present--Director, TFLIC.
     Suzanne Valerio-Montemurro        Assistant Treasurer  Vice President, Diversified (with the firm since 1998).
     DOB: August 13, 1964                  since 2002
     Rick Resnik                        Chief Compliance    Vice President and Chief Compliance Officer,
     DOB: January 24, 1967                   Officer        Diversified (with the firm since 1998); 6/1999 to
                                           since 2004       present--Director, Vice President, and Chief Compliance
                                                            Officer, DISC.
    ---------------------------------------------------------------------------------------------------------------

                                                                    COMPENSATION


For the fiscal year ended December 31, 2006, the Trust provided the following compensation to its Trustees.



    -------------------------------------------------------------------------------------------------------------------
                                                                                                          TOTAL
                                         AGGREGATE            PENSION OR                               COMPENSATION
                                        COMPENSATION          RETIREMENT                             FROM THE TRUSTS
                                            FROM               BENEFITS            ESTIMATED               AND
                                        DIVERSIFIED           ACCRUED AS             ANNUAL            FUND COMPLEX
                                         INVESTORS             PART OF           BENEFITS UPON             PAID
    NAME OF PERSON, POSITION             PORTFOLIOS         FUND EXPENSES          RETIREMENT          TO TRUSTEES
    -------------------------------------------------------------------------------------------------------------------
     INTERESTED TRUSTEE
    -------------------------------------------------------------------------------------------------------------------
     Mark Mullin
     Trustee                                 None                None                  None                 None
    -------------------------------------------------------------------------------------------------------------------
     INDEPENDENT TRUSTEES
    -------------------------------------------------------------------------------------------------------------------
     Neal M. Jewell
     Trustee                              $17,500                None                  None              $70,000
    -------------------------------------------------------------------------------------------------------------------
     Mitchell A. Johnson
     Trustee                               $5,125                None                  None              $20,500
    -------------------------------------------------------------------------------------------------------------------
     Robert L. Lindsay*
     Trustee                              $17,500                None                  None              $70,000
    -------------------------------------------------------------------------------------------------------------------
     Eugene M. Mannella
     Trustee                              $16,500                None                  None              $66,000
    -------------------------------------------------------------------------------------------------------------------
     Joyce Galpern Norden
     Trustee                              $17,500                None                  None              $70,000
    -------------------------------------------------------------------------------------------------------------------
     Patricia L. Sawyer
     Trustee                              $20,375                None                  None              $81,500
    -------------------------------------------------------------------------------------------------------------------
     Lowell W. Robinson
     Trustee                              $11,250                None                  None              $45,000
    -------------------------------------------------------------------------------------------------------------------


------------------

  * Mr. Lindsay retired as a Trustee as of the close of business on November 28, 2006.


The Declaration of Trust provides that the Trust will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Trust unless, as to liability to the Trust or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Trust. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees of the Trust, or in a written opinion of legal counsel chosen by a majority of the Trustees and determined by them in their reasonable judgement to be independent, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.
                                                                  CODE OF ETHICS

The Trustees of The Diversified Investors Funds Group, The Diversified Investors Funds Group II, Diversified Investors Portfolios, Diversified Investment Advisors, Inc. and Diversified Investors Securities Corp., the investment adviser and the broker-dealer, respectively, have adopted a combined Code of Ethics (the"Code"). This Code prohibits specific types of personal securities transactions which would create a conflict of interest. It also establishes reporting requirements and preventive procedures pursuant to the provisions of Rule 17j-1(b)(1) under the 1940 Act.

PROXY VOTING GUIDELINES AND PROCEDURES

Although individual board members may not agree with particular policies or votes by the Adviser, the Board of Trustees has approved delegating proxy voting discretion to the Adviser believing that the Adviser should be responsible for voting because it is a matter relating to the investment decision making process.

The Portfolios' proxy voting guidelines and procedures are attached as Appendix B to this Part B. Information regarding how the Portfolios voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available (i) without charge, at www.divinvest.com; and (ii) on the SEC's website at www.sec.gov.

ITEM 13.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.


At March 31, 2007, the Trustees and officers of the Trust as a group owned beneficially less than 1% of the outstanding interests in each of the Portfolios.



At March 31, 2007, Transamerica Financial Life Insurance Company ("TFLIC"), Four Manhattanville Road, Purchase, New York 10577, and the Diversified Investment Advisors Collective Trust ("CIT"), Four Manhattanville Road, Purchase, New York 10577, owned the following percentage interests of the outstanding beneficial interests of the Portfolios indicated (all such interests of TFLIC being held in separate accounts of TFLIC). In addition, the series of The Diversified Investors Funds Group ("MFs") and The Diversified Investors Funds Group II ("MFIs") having the same investment goals and strategies as the Portfolios owned the following percentages of the outstanding beneficial interest of the Portfolios indicated at March 31, 2007.



-------------------------------------------------------------------------------------------------------
                                                        CIT           MF          MFI         TFLIC
-------------------------------------------------------------------------------------------------------
 Money Market                                          22.68%       39.45%       30.61%        7.25%
-------------------------------------------------------------------------------------------------------
 High Quality Bond                                     29.31%       33.72%       27.45%        9.52%
-------------------------------------------------------------------------------------------------------
 Inflation-Protected Securities                        10.91%       38.65%       23.28%       27.10%
-------------------------------------------------------------------------------------------------------
 Total Return Bond                                     31.61%       50.50%       17.89%         N/A
-------------------------------------------------------------------------------------------------------
 Core Bond                                             28.48%       35.42%       28.12%        7.97%
-------------------------------------------------------------------------------------------------------
 High Yield Bond                                       28.63%       40.94%       24.02%        6.41%
-------------------------------------------------------------------------------------------------------
 Balanced                                              10.18%       23.28%       35.71%       30.40%
-------------------------------------------------------------------------------------------------------
 Value & Income                                        17.51%       33.79%       28.70%       19.80%
-------------------------------------------------------------------------------------------------------
 Value                                                  3.50%       50.59%       45.91%         N/A
-------------------------------------------------------------------------------------------------------
 Growth & Income                                       11.85%       42.03%       23.18%       22.94%
-------------------------------------------------------------------------------------------------------
 Equity Growth                                         18.09%       30.38%       35.43%       16.00%
-------------------------------------------------------------------------------------------------------
 Aggressive Equity                                     11.26%       39.89%       24.57%       24.28%
-------------------------------------------------------------------------------------------------------
 Mid-Cap Value                                         15.23%       55.65%       25.20%        3.92%
-------------------------------------------------------------------------------------------------------
 Mid-Cap Growth                                        36.32%       41.98%       21.40%        0.30%
-------------------------------------------------------------------------------------------------------
 Small-Cap Value                                       35.97%       43.56%       20.34%        0.13%
-------------------------------------------------------------------------------------------------------
 Special Equity                                        15.47%       32.47%       26.72%       25.34%
-------------------------------------------------------------------------------------------------------
 Small-Cap Growth                                      46.48%       33.92%       19.57%        0.03%
-------------------------------------------------------------------------------------------------------
 International Equity                                  25.18%       31.89%       30.57%       12.36%
-------------------------------------------------------------------------------------------------------


    * Less than 0.005%.

ITEM 14.  INVESTMENT ADVISORY AND OTHER SERVICES.

The Adviser manages the assets of each Portfolio pursuant to an Investment Advisory Agreement (the "Advisory Agreement") with the Trust with respect to that Portfolio, and subject to the investment policies described herein and in Part A. Subject to such further policies as the Board of Trustees of the Trust may determine, the Adviser provides general investment advice to each Portfolio.

For each Portfolio, the Adviser has entered into an Investment Subadvisory Agreement (each a "Subadvisory Agreement") with one or more Subadvisers.



Each Advisory Agreement provides that Diversified may render services to others. Each Advisory Agreement may be terminated without penalty by the Board of Trustees or by vote of a majority of the outstanding voting securities of the Portfolio on 60 days' written notice to Diversified. Each Advisory Agreement may be terminated by Diversified on 90 days' written notice to the Portfolio. Each Advisory Agreement will immediately terminate in the event of its assignment. Each Advisory Agreement provides that the Adviser shall not be liable for any mistake in judgment or for certain other events, except for willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties under the Advisory Agreement.



Each Subadvisory Agreement may be terminated at any time without the payment of any penalty by the Trustees, or by the vote of a majority of the outstanding voting securities of the Portfolio, or by Diversified. The Subadviser may terminate the Agreement only upon giving 90 days' advance written notice to Diversified. Each Subadvisory Agreement will automatically terminate in the event of its assignment. Each Advisory Agreement provides that the Subadviser shall be responsible only for managing the assets of the applicable Portfolio in good faith and in accordance with the investment objectives, fundamental policies, and restrictions and shall not be liable for certain other events (each as listed in the applicable Subadvisory Agreement), except in the case of one or more of the following (depending on the provisions of the applicable Subadvisory Agreement): willful misfeasance, bad faith, negligence, gross negligence, breach of fiduciary duty, violation of law, or breach or reckless disregard of its obligations and duties under the Subadvisory Agreement.



Diversified is an indirect, wholly-owned subsidiary of AEGON USA, Inc. ("AEGON"), a financial services holding company whose primary emphasis is life and health insurance and annuity and investment products. AEGON is an indirect, wholly-owned subsidiary of AEGON n.v., a Netherlands corporation which is a publicly traded international insurance group. Diversified was incorporated in 1992 for the purpose of acting as the investment adviser to the Portfolios.


Diversified is an investment firm dedicated to meeting the complete needs of retirement plan sponsors and participants from pre- through post-retirement. Diversified provides flexible, high-quality services coupled with the employment of independent investment managers in an innovative investment structure.


Diversified provides services with respect to $74 billion in retirement plan assets and has offices in Boston, Charlotte, Chicago, Cincinnati, Dallas, Houston, New Orleans, New York, Philadelphia, Portland and San Francisco. It maintains recordkeeping for more than 1.4 million participants.


Diversified Investors Portfolios has obtained an exemptive order from the Securities and Exchange Commission which permits the Portfolios, under certain circumstances to obtain the services of one or more subadvisers without investor approval or the approval of the shareholders of the funds that invest in the Portfolios. The exemptive order also permits the terms of sub-advisory agreements to be changed and the employment of subadvisers to be continued after events that would otherwise cause an automatic termination of a sub-advisory agreement, in each case without shareholder approval if those changes or continuation are approved by the Trust's Board of Trustees. If a subadviser were added or changed without shareholder approval, the prospectuses of the funds that invest in the applicable portfolio would be revised and shareholders notified. Before each individual Portfolio relies on the exemptive order, the Portfolio's investors must approve it. Investors in all of the Portfolios have approved the exemptive order.


ITEM 15. PORTFOLIO MANAGERS


SUBADVISERS


The Subadvisers make the day-to-day investment decisions for the Portfolios, subject in all cases to the general supervision of Diversified. The Subadvisers (other than the Subadviser to the Money Market Portfolio) are listed below, along with information they have provided regarding the compensation of certain investment management personnel, other accounts managed by each such person, and each such person's ownership of securities of the Funds that invest in the Portfolio with respect to which such person has or shares management responsibility.


AllianceBernstein LP ("Alliance"). Alliance was formed in August of 1999. Alliance Capital Management Corporation is the general partner of Alliance, and Alliance Capital Management Holding L.P. and AXA Financial Inc. own approximately 30% and 50% of Alliance, respectively, as limited partners.


In December 2003, Alliance announced that it had reached terms with the New York State Attorney General and the Staff of the Securities and Exchange Commission for the resolution of regulatory claims with respect to market timing in some of certain of its mutual funds. The Funds believe that none of the regulatory claims involved any activities related to the Value & Income Portfolio.


Marilyn G. Fedak, John P. Mahedy, John D. Phillips, Jr., and Christopher Marx (the "Alliance Team") are responsible for the day-to-day supervision of the Value & Income Portfolio on behalf of Alliance.



As of December 31, 2006, Ms. Fedak managed assets for (i) 94 other registered investment companies having approximately $62.3 billion in total assets (with Alliance's advisory fee being based on performance for three such registered investment companies, which had approximately $11.3 billion in total assets),
(ii) 115 other pooled investment vehicles having approximately $26.5 billion in total assets, and (iii) 40 thousand other accounts having approximately $172 billion in total assets (with Alliance's advisory fee being based on performance for eighty-eight of such accounts, which had approximately $14.6 billion in total assets).



As of December 31, 2006, Mr. Mahedy managed assets for (i) 91 other registered investment companies having approximately $61.3 billion in total assets (with Alliance's advisory fee being based on performance for three such registered investment companies, which had approximately $11.3 billion in total assets),
(ii) 114 other pooled investment vehicles having approximately $26.5 billion in total assets, and (iii) 40 thousand other accounts having approximately $170 billion in total assets (with Alliance's advisory fee being based on performance for eighty-three of such accounts, which had approximately $14 billion in total assets).



As of December 31, 2006, Mr. Phillips and Mr. Marx each managed assets for (i) 40 other registered investment companies having approximately $28.6 billion in total assets (with Alliance's advisory fee being based on performance for one such registered investment company, which had approximately $7.1 billion in total assets), (ii) 19 other pooled investment vehicles having approximately $3.8 billion in total assets, and (iii) 40 thousand other accounts having approximately $63.6 billion in total assets (with Alliance's advisory fee being based on performance for thirteen of such accounts, which had approximately $3.4 billion in total assets).


Alliance's investment professionals are compensated on an annual basis through a combination of the following: (i) fixed base salary; (ii) discretionary incentive compensation in the form of an annual cash bonus; (iii) discretionary incentive compensation in the form of awards under Alliance's Partners Compensation Plan ("deferred awards"), and (iv) discretionary long-term incentive compensation in the form of restricted unit grants. Investment professionals also receive contributions under Alliance's Profit Sharing/401(k) Plan. Alliance's overall profitability determines the total amount of incentive compensation available to investment professionals. Deferred awards, for which there are various investment options, vest over a four-year period and are generally forfeited if the employee resigns or Alliance terminates his/her employment. Investment options under the deferred awards plan include many of the same Alliance Bernstein Mutual Funds offered to mutual fund investors, thereby creating a closer alignment between the investment professionals and Alliance's clients and mutual fund shareholders. Alliance also permits deferred award recipients to allocate up to 50% of their award to investments in Alliance's publicly traded equity securities. An investment professional's total compensation is determined through a subjective process that evaluates numerous quantitative and qualitative factors, including the investment success of the portfolios managed by the individual. Investment professionals do not receive any direct compensation based upon the investment returns of any individual client account. Not all factors apply to each investment professional and there is no particular weighting or formula for considering certain factors. Among the factors considered are: relative investment performance of portfolios (although there are no specific benchmarks or periods of time used in measuring performance); complexity of investment strategies; participation in the investment team/ discipline's dialogue; contribution to business results and overall business strategy; success of marketing/ business development efforts and client servicing; seniority/length of service with the firm; management and supervisory responsibilities and fulfillment of Alliance's leadership criteria.

As of December 31, 2006, no member of the Alliance Team beneficially owned securities in any of the Funds that invest in the Value & Income Portfolio.


Ark Asset Management Co., Inc. ("Ark") Ark has been a registered investment adviser since July 10, 1989. Ark was formed in July 1989 and is owned by Ark Asset Holdings, Inc. Ark Asset Holdings, Inc. is owned by certain Ark employees.


Joel Kurth and Nancy Peretz are responsible for the day-to-day supervision of the Growth & Income Portfolio and Equity Growth Portfolio on behalf of Ark.


As of December 31, 2006, Mr. Kurth and Ms. Peretz each managed assets for (i) 7 other registered investment companies having approximately $0.69 billion in total assets, (ii) 12 other pooled investment vehicles having approximately $1.47 billion in total assets, and (iii) 84 other accounts having approximately $4.93 billion in total assets (with Ark's advisory fee being based on performance for one of such accounts, which had approximately $79 million in total assets).


The annual compensation of Mr. Kurth and Ms. Peretz is comprised of salary and incentive bonuses, which are based on (a) Ark's profitability; (b) each portfolio manager's group's profitability; and (c) each portfolio manager's (i) contribution to investment ideas and the investment process, (ii) skill as a professional, and (iii) effective interface with clients and other professionals at Ark.

As of December 31, 2006, neither Mr. Kurth nor Ms. Peretz beneficially owned securities in any of the Funds that invest in the Growth & Income Portfolio or Equity Growth Portfolio.

Aronson+Johnson+Ortiz, LP ("AJO"). AJO was founded in 1984 and became a registered investment adviser on December 11, 1984. AJO is owned and operated by nine principals, with experience in portfolio management, security analysis, trading, consulting, public accounting and econometrics.


Theodore A. Aronson, Kevin M. Johnson, Martha E. Ortiz, Stefani Cranston, Gina Marie N. Moore, and R. Brian Wenzinger (the "AJO Team") are responsible for the day-to-day supervision of the Growth & Income Portfolio on behalf of AJO.



As of December 31, 2006, each member of the AJO Team managed assets for (i) 15 other registered investment companies having approximately $4.3 billion in total assets (with AJO's advisory fee being based on performance for two of such registered investment companies, which had approximately $106 million in total assets), (ii) 22 other pooled investment vehicles having approximately $5.1 billion in total assets (with AJO's advisory fee being based on performance for four of such pooled investment vehicles, which had approximately $616 million in total assets), and (iii) 100 other accounts having approximately $18.4 billion in total assets (with AJO's advisory fee being based on performance for forty-six of such accounts, which had approximately $5.4 billion in total assets).



Each member of the AJO Team is a principal of AJO. Remuneration to principals is derived from base salary, profit sharing, and an annual contribution to AJO's Simplified Employee Pension Plan program. In addition, bonuses are awarded to (principals and associates), based on merit and hard work. No part of any individual's compensation is derived from performance or asset value of any account.


As of December 31, 2006, no member of the AJO Team beneficially owned securities in any of the Funds that invest in the Growth & Income Portfolio.


BlackRock Financial Management, Inc. ("BlackRock") BlackRock, a Delaware corporation, is a wholly-owned indirect subsidiary of BlackRock Inc. BlackRock is a registered investment adviser organized in 1994.


Scott Amero and Keith Anderson are responsible for the day-to-day supervision of the Core Bond Portfolio on behalf of BlackRock.

As of December 31, 2006, Mr. Amero managed assets for (i) 25 other registered investment companies having approximately $18.4 billion in total assets, (ii) 5 other pooled investment vehicles having approximately $2.2 billion in total assets (with BlackRock's advisory fee being based on performance for three of such pooled investment vehicles, which had approximately $2.1 billion in total assets), and (iii) 252 other accounts having approximately $92.3 billion in total assets (with BlackRock's advisory fee being based on performance for nineteen of such accounts, which had approximately $6.9 billion in total assets).



As of December 31, 2006, Mr. Anderson managed assets for (i) 41 other registered investment companies having approximately $31.4 billion in total assets, (ii) 31 other pooled investment vehicles having approximately $7.8 billion in total assets (with BlackRock's advisory fee being based on performance for four of such pooled investment vehicles, which had approximately $1.6 billion in total assets), and (iii) 281 other accounts having approximately $94.1 billion in total assets (with BlackRock's advisory fee being based on performance for twenty-four of such accounts, which had approximately $7.8 billion in total assets).



Stuart Spodek and Brian Weinstein are responsible for the day-to-day supervision of the Inflation-Protected Securities Portfolio on behalf of BlackRock. As of December 31, 2006, Mr. Spodek managed assets for (i) 15 other registered investment companies having approximately $9.5 billion in total assets (BlackRock's advisory fee was not based on the performance of any of such registered investment companies), (ii) 6 other pooled investment vehicles having approximately $2.6 billion in total assets (with BlackRock's advisory fee being based on performance for 3 of such pooled investment vehicles, which had approximately $2.1 billion in total assets), and (iii) 152 other accounts having approximately $36.2 billion in total assets (with BlackRock's advisory fee being based on performance for 14 of such accounts, which had approximately $3.2 billion in total assets).



As of December 31, 2006, Mr. Weinstein managed assets for (i) 4 other registered investment companies having approximately $1.5 billion in total assets (BlackRock's advisory fee was not based on the performance of any of such registered investment companies), (ii) 2 other pooled investment vehicles having approximately $250.1 million in total assets (BlackRock's advisory fee was not based on the performance of any of such pooled investment vehicles), and (iii) 50 other accounts having approximately $19.6 billion in total assets (with BlackRock's advisory fee being based on performance for 1 of such accounts, which had approximately $456 million in total assets).



BlackRock's financial arrangements with its portfolio managers, its competitive compensation and its career path emphasis at all levels reflect the value senior management places on key resources. Compensation may include a variety of components and may vary from year to year based on a number of factors. The principal components of compensation include a base salary, a discretionary bonus, participation in various benefits programs and one or more of the incentive compensation programs established by BlackRock such as its Long-Term Retention and Incentive Plan and Restricted Stock Program.



Generally, portfolio managers receive base compensation based on their seniority and/or their position with the firm. In addition to base compensation, portfolio managers may receive discretionary compensation, which can be a substantial portion of total compensation. Discretionary compensation can include a discretionary cash bonus as well as one or more of the following:



     Long-Term Retention and Incentive Plan ("LTIP") -- The LTIP is a long-term incentive plan that seeks to reward certain key employees. The plan provides for the grant of awards that are expressed as an amount of cash that, if properly vested and subject to the attainment of certain performance goals, will be settled in cash and/or in BlackRock, Inc. common stock.



     Deferred Compensation Program -- A portion of the compensation paid to each portfolio manager may be voluntarily deferred by the portfolio manager into an account that tracks the performance of certain of the firm's investment products. Each portfolio manager is permitted to allocate his deferred amounts among various options, including to certain of the firm's hedge funds and other unregistered products. In addition, prior to 2005, a portion of the annual compensation of certain senior managers was mandatorily deferred in a similar manner for a number of years. Beginning in 2005, a portion of the annual compensation of certain senior managers, is paid in the form of BlackRock, Inc. restricted stock units which vest ratably over a number of years.



     Options and Restricted Stock Awards -- While incentive stock options are not currently being awarded to BlackRock employees, BlackRock, Inc. previously granted stock options to key employees, including certain portfolio managers who may still hold unexercised or unvested options. BlackRock, Inc. also has a restricted stock award program designed to reward certain key employees as an incentive to contribute to the long-term success of BlackRock. These awards vest over a period of years. Certain portfolio managers have been granted stock options in prior years, and participate in BlackRock's restricted stock program.



     Incentive Savings Plans -- BlackRock, Inc. has created a variety of incentive savings plans in which BlackRock employees are eligible to participate, including a 401(k) plan, the BlackRock Retirement Savings Plan
     (RSP) and the BlackRock Employee Stock Purchase Plan (ESPP). The employer contribution components of the RSP include a company match equal to 50% of the first 6% of eligible pay contributed to the plan capped at $4,000 per year, and a company retirement contribution equal to 3% of eligible compensation, plus an additional contribution of 2% for any year in which BlackRock has positive net operating income. The RSP offers a range of investment options, including registered investment companies managed by the firm. Company contributions follow the investment direction set by participants for their own contributions or absent, employee investment direction, are invested into a stable value fund. The ESPP allows for investment in BlackRock common stock at a 5% discount on the fair market value of the stock on the purchase date. Annual participation in the ESPP is limited to the purchase of 1,000 shares or a dollar value of $25,000. Each portfolio manager is eligible to participate in these plans.



Annual incentive compensation for each portfolio manager is a function of several components: the performance of BlackRock, Inc., the performance of the portfolio manager's group within BlackRock, the investment performance, including risk-adjusted returns, of the firm's assets under management or supervision by that portfolio manager relative to predetermined benchmarks, and the individual's teamwork and contribution to the overall performance of these portfolios and BlackRock. Unlike many other firms, portfolio managers at BlackRock compete against benchmarks rather than each other. In most cases, including for the portfolio managers of the Fund, these benchmarks are the same as the benchmark or benchmarks against which the performance of the Fund or other accounts are measured. A group of BlackRock, Inc.'s officers determines the benchmarks against which to compare the performance of funds and other accounts managed by each portfolio manager. With respect to Messrs. Amero and Anderson the relevant benchmark is the Lehman Brothers Aggregate Index. With respect to Messrs. Spodek and Weinstein the relevant benchmark is the Lehman Brothers Global Real U.S. TIPS Index.



The group of BlackRock, Inc.'s officers then makes a subjective determination with respect to the portfolio manager's compensation based on the performance of the funds and other accounts managed by each portfolio manager relative to the various benchmarks. Senior portfolio managers who perform additional management functions within BlackRock may receive additional compensation for serving in these other capacities.



As of December 31, 2006, neither Mr. Amero nor Mr. Anderson beneficially owned securities in any of the Funds that invest in the Core Bond Portfolio. As of December 31, 2006, neither Mr. Spodek nor Mr. Weinstein beneficially owned any securities in any of the Funds that invest in the Inflation-Protected Securities Portfolio.



Columbus Circle Investors ("CCI"). CCI, a Delaware General Partnership, was established in 1975 as in-house managers for Gulf & Western Industries (now part of Viacom, Inc.) and has been a registered investment adviser since 1994.

Clifford Fox and Michael Iacono are responsible for the day-to-day supervision of the Mid-Cap Growth Portfolio on behalf of CCI.


As of December 31, 2006, Mr. Fox managed assets for (i) 1 other registered investment company having approximately $30.3 million in total assets, (ii) 6 other pooled investment vehicles having approximately $271.8 million in total assets, and (iii) 39 other accounts having approximately $1.82 billion in total assets. As of December 31, 2006, Mr. Iacono managed assets for (i) 1 other registered investment company having approximately $30.3 million in total assets, (ii) 2 other pooled investment vehicles having approximately $157.4 million in total assets, and (iii) 36 other accounts having approximately $1.77 billion in total assets. CCI's advisory fee was not based on the performance of such registered investment companies, pooled investments vehicles or other accounts.


Mr. Fox's and Mr. Iacono's compensation consists of base salary plus each manager's partnership share of overall firm profits. Mr. Fox and Mr. Iacono also receive a company match on amounts contributed to the company 401(k) plan.

As of December 31, 2006, neither Mr. Fox nor Mr. Iacono beneficially owned securities in any of the Funds that invest in the Mid-Cap Growth Portfolio.


Cramer, Rosenthal, McGlynn, LLC ("CRM"). CRM was founded in 1973 and is minority owned by Wilmington Trust.



Jay B. Abramson, Carl D. Brown, Brendan J. Hartman, and Robert L. Rewey, III are responsible for the day-to-day supervision of the Mid-Cap Value Portfolio on behalf of CRM.



As of December 31, 2006, Mr. Abramson managed assets for (i) 2 other registered investment companies having approximately $3.6 billion in total assets, (ii) 3 other pooled investment vehicles having approximately $145 million in total assets (with CRM's advisory fees being based on performance for all of such investment vehicles), and (iii) 62 other accounts having approximately $1.8 billion in total assets (with CRM's advisory fees being based on performance for one of such accounts, which had approximately $52 million in total assets).



As of December 31, 2006, Messrs. Brown, Hartman and Rewey each managed assets for (i) 2 other registered investment companies having approximately $3.6 billion in total assets, (ii) no other pooled investment vehicles and (iii) 62 other accounts having approximately $1.8 billion in total assets (with CRM's advisory fee being based on performance for one of such accounts, which had approximately $52 million in total assets).



Mr. Abramson, Mr. Brown, Mr. Hartman, and Mr. Rewey are generally responsible for multiple accounts with similar investment strategies. For example, the managers of CRM's mid-cap value investment strategy are responsible for investment decisions for registered investment companies and separately-managed institutional accounts that pursue a mid-cap value investment strategy. Portfolio managers are compensated on portfolio management of the aggregate group of similar accounts rather than for a specific account.



The compensation package for these portfolio managers consists of several components: base pay, annual incentive and long-term incentive. The base pay program provides a level of base pay that is competitive with the marketplace and reflects a portfolio manager's contribution to CRM's success. A 401(k) plan is also offered with a company matching component.


The annual incentive plan provides cash bonuses dependent on portfolio performance and individual contributions. The most significant portion of the bonus is determined based on the aggregate portfolio pre-tax performance results over one, two and three year periods relative to peer groups and benchmarks, and the remaining portion is based on certain qualitative factors discussed below.


The benchmark used to determine the bonuses of Mr. Abramson, Mr. Brown, Mr. Hartman, and Mr. Rewey is the Russell Midcap Value Index.



Bonuses vary depending on the scope of accountability and experience level of the individual portfolio manager. An individual's bonus is based upon relative performance of their assigned portfolios compared to a peer group and benchmark, and is generally geared to rewarding top quartile performance on a trailing three-year basis. Qualitative factors such as leadership, teamwork and overall contribution made during the year are also considered.

The long-term incentive plan provides an opportunity for experienced portfolio managers and other key contributors to CRM to be rewarded in the future depending on the achievement of financial goals and value creation. The plan, which is comprised of a profit-sharing component and option program, was created as a means of more closely aligning the interests of CRM professionals with that of the firm. The size of actual awards varies. The profit-sharing plan is based on the income of the firm. Option awards are comprised of member options in CRM. The value of the stock options is dependent upon CRM's underlying valuation, as well as the exercise price. Options generally vest over a three-year period.


As of December 31, 2006, Mr. Abramson and Mr. Brown each beneficially owned between $101,001 and $500,000 in shares of securities in the Funds that invest in the Mid-Cap Value Portfolio and Mr. Hartman and Mr. Rewey each beneficially owned between $50,001 and $100,000 in shares of securities in the Funds that invest in the Mid-Cap Value Portfolio.



EARNEST Partners, LLC ("EARNEST"). EARNEST was formed in 1997 and is wholly owned by its employees. EARNEST has been a registered investment adviser since 1999.



Paul Viera is responsible for the day-to-day supervision of the Small-Cap Value Portfolio and Special Equity Portfolio on behalf of EARNEST.



As of December 31, 2006, Mr. Viera managed assets for (i) 11 other registered investment companies having approximately $2.7 billion in total assets, (ii) 8 other pooled investment vehicles having approximately $26 million in total assets (with EARNEST's advisory fee being based on performance for one such pooled investment vehicle, which had approximately $2.6 million in total assets), and (iii) 299 other accounts having approximately $19.4 billion in total assets (with EARNEST's advisory fee being based on performance for twelve of such accounts, which had approximately $773 million in total assets).



Mr. Viera's compensation consists of a salary, equity ownership, and a discretionary bonus, a portion of which may consist of profit sharing and/or deferred compensation. EARNEST also matches a portion of Mr. Viera's 401(k) contributions, if any. The bonus is a function of client satisfaction with respect to investment results and service.


As of December 31, 2006, Mr. Viera did not beneficially own securities in any of the Funds that invest in the Small-Cap Value Portfolio or the Special Equity Portfolio.

Eaton Vance Management. Eaton Vance Management was organized as a Massachusetts business trust in 1990 and is a wholly owned subsidiary of Eaton Vance Corp.

Linda Carter and Michael W. Weilheimer are responsible for the day-to-day supervision of the High Yield Bond Portfolio on behalf of Eaton Vance Management.


As of December 31, 2006, Ms. Carter managed assets for (i) no other registered investment companies, (ii) 1 other pooled investment vehicle having approximately $7.1 million in total assets, and (iii) 7 other accounts having approximately $231.6 million in total assets. Eaton Vance Management's advisory fee was not based on the performance for such other accounts.



As of December 31, 2006, Mr. Weilheimer managed assets for (i) 8 other registered investment companies having approximately $4.5 billion in total assets, (ii) 4 other pooled investment vehicles having approximately $91.1 million in total assets (with Eaton Vance Management's advisory fee being based on performance for three of such pooled investment vehicles which had approximately $84 million in total assets), and (iii) 7 other accounts having approximately $231.6 million in total assets. Eaton Vance Management's advisory fee was not based on the performance for such registered investment companies or such other accounts.



Compensation of Eaton Vance Management portfolio managers, including Ms. Carter and Mr. Weilheimer, and other investment professionals has three primary components: (1) a base salary, (2) an annual cash bonus, and (3) annual stock-based compensation consisting of options to purchase non-voting common stock of Eaton Vance Management's corporate parent, Eaton Vance Corp., and/or restricted shares of Eaton Vance Corp.'s non-voting common stock. Eaton Vance Management investment professionals also receive certain retirement, insurance and other benefits that are broadly available to Eaton Vance Management employees.

Compensation of Eaton Vance's investment professionals is reviewed primarily on an annual basis. Cash bonuses, stock-based compensation awards, and adjustments in base salary are typically paid or put into effect at or shortly after the October 31st fiscal year-end of Eaton Vance Corp.

Eaton Vance Management compensates its portfolio managers based primarily on the scale and complexity of their portfolio responsibilities and the total return performance of managed funds and accounts as opposed to peer groups or benchmarks. Performance is normally based on periods ending on the September 30th preceding fiscal year-end. Fund performance is evaluated primarily versus peer groups of funds as determined by Lipper Inc. and/or Morningstar, Inc. In evaluating the performance of a fund and its manager, primary emphasis is normally placed on three-year performance, with secondary consideration of performance over longer and shorter periods. Performance is evaluated on a pre-tax basis. In addition to rankings within peer groups of funds on the basis of absolute performance, consideration may also be given to risk-adjusted performance. For funds with an investment objective other than total return (such as current income), consideration will also be given to the fund's success in achieving its objective. For managers responsible for multiple funds and accounts, investment performance is evaluated on an aggregate basis, based on averages or weighted averages among managed funds and accounts. Funds and accounts that have performance-based advisory fees are not accorded disproportionate weightings in measuring aggregate portfolio manager performance. The compensation of portfolio managers with other job responsibilities (such as heading an investment group or providing analytical support to other portfolios) will include consideration of the scope of such responsibilities and the managers' performance in meeting them.

Salaries, bonuses and stock-based compensation are also influenced by the operating performance of Eaton Vance Management and its parent company. Eaton Vance Management's overall annual cash bonus pool is based on a substantially fixed percentage of pre-bonus operating income. While the salaries of Eaton Vance Management portfolio managers are comparatively fixed, cash bonuses and stock-based compensation may fluctuate significantly from year to year, based on changes in manager performance and other factors as described herein. For a high performing portfolio manager, cash bonuses and stock-based compensation may represent a substantial portion of total compensation.

As of December 31, 2006, neither Ms. Carter nor Mr. Weilheimer beneficially owned securities in any of the Funds that invest in the High Yield Bond Portfolio.


Goldman Sachs Asset Management, L.P. ("GSAM(R)"). GSAM has been registered as an investment adviser with the Securities and Exchange Commission since 1990 and is an affiliate of Goldman, Sachs & Co.



Melissa Brown and Robert C. Jones are responsible for the day-to-day supervision of the Balanced Portfolio and the Growth & Income Portfolio on behalf of GSAM.



As of December 31, 2006, Ms. Brown and Mr. Jones each managed assets for (i) 66 other registered investment companies having approximately $24.2 billion in total assets, (ii) 42 other pooled investment vehicles having approximately $19.1 billion in total assets, and (iii) 641 other accounts having approximately $71.7 billion in total assets (with GSAM's advisory fee being based on performance for forty-seven of such accounts, which had approximately $14.3 billion in total assets).



The compensation packages for Ms. Brown and Mr. Jones are comprised of a base salary and performance bonus. The performance bonus is a function of each portfolio manager's individual performance, his or her contribution to the overall performance of certain strategies and annual revenues in the investment strategy which in part is derived from advisory fees and, for certain accounts, performance based fees.


The performance bonuses for Ms. Brown and Mr. Jones are significantly influenced by the following criteria: (1) whether the teams' pre-tax performance exceeded performance benchmarks over one-, three-, and five-year periods, (2) whether the portfolio manager managed portfolios within a defined range around a targeted tracking error and risk budget; (3) consistency of performance across accounts with similar profiles; and (4) communication with other portfolio managers within the research process.

In addition, the other factors that are also considered when the amount of performance bonus is determined: (1) whether the team performed consistently with objectives and client commitments; (2) whether the team achieved top tier rankings and ratings; and (3) whether the team managed all similarly mandated accounts in a consistent manner. Benchmarks for measuring performance can either be broad based or more narrow indices which will vary based on client expectations. The benchmark for the Balanced Portfolio is the S&P 500 Index.



GSAM's decision may also be influenced by the following: the performance of GSAM; the profitability of Goldman, Sachs & Co.; and anticipated compensation levels among competitor firms.



In addition to base salary and performance bonus, GSAM has a number of additional benefits/deferred compensation programs for all portfolio managers, including Ms. Brown and Mr. Jones, in place including (i) a 401(k) program that enables employees to direct a percentage of their pretax salary and bonus income into a tax-qualified retirement plan; (ii) a profit sharing program to which Goldman Sachs & Co. makes a pretax contribution; and (iii) investment opportunity programs in which certain professionals are eligible to participate subject to certain net worth requirements. Ms. Brown and Mr. Jones may also receive grants of restricted stock units and/or stock options as part of their compensation.



Certain GSAM portfolio managers also may participate in the firm's Partner Compensation Plan, which covers many of the firm's senior executives. In general, under the Partner Compensation Plan, participants receive a base salary and a bonus (which may be paid in cash or in the form of an equity-based award) that is linked to Goldman Sachs' overall financial performance.


As of December 31, 2006, neither Ms. Brown nor Mr. Jones beneficially owned securities in any of the Funds that invest in the Balanced Portfolio or the Growth & Income Portfolio.


Hotchkis and Wiley Capital Management, LLC ("Hotchkis"). Hotchkis Capital Management, LLC was formed in 1980 and is independently owned.



Patricia McKenna, Sheldon Lieberman, George Davis, Stan Majcher, and David Green (the "Hotchkis Team") are the five individuals who have the most significant responsibility for the day-to-day supervision of the Value Portfolio on behalf of Hotchkis.



As of December 31, 2006, each member of the Hotchkis Team managed assets for (i) 16 other registered investment companies having approximately $15.4 billion in total assets (with Hotchkis' advisory fee being based on performance for one of such registered investment companies, which had approximately $2.7 billion in total assets), (ii) 8 other pooled investment vehicles having approximately $1 billion in total assets, and (iii) 164 other accounts having approximately $19 billion in total assets (with Hotchkis' advisory fee being based on performance for seven of such accounts, which had approximately $1.3 billion in total assets).


Hotchkis investment professionals, including the members of the Hotchkis Team, receive a base salary and are eligible for an annual bonus. Some Hotchkis Team members also are involved in client servicing, marketing and in the general management of Hotchkis and are evaluated and compensated based on these functions as well as their investment management activities.


Hotchkis believes consistent execution of the proprietary research process results in superior, risk-adjusted portfolio returns. It is the quality of the investment professional's execution of this process rather than the performance of particular securities that is evaluated in determining compensation. Compensation likewise is not tied to performance of the Value Portfolio or separate accounts, of specific industries within the Value Portfolio or separate accounts or to any type of asset or revenue related objective, other than to the extent that the overall revenues of Hotchkis attributable to such factors may affect the size of the Hotchkis' overall bonus pool.



Bonuses and salaries for investment professionals are determined by the Chief Executive Officer of Hotchkis using annual evaluations, compensation surveys, feedback from other employees and advice from members of Hotchkis' Executive Committee and Hotchkis' Compensation Committee. The amount of the bonus usually is shaped by the total amount of Hotchkis' bonus pool available for the year, which is generally a function of net income, but no investment professional receives a bonus that is a pre-determined percentage of net income.

Each member of the Hotchkis Team owns equity in Hotchkis.

As of December 31, 2006, no member of the Hotchkis Team beneficially owned securities in any of the Funds that invest in the Value Portfolio.


INVESCO Institutional (N.A.), Inc. ("INVESCO"). INVESCO was formed in 1971 and has been a registered investment adviser since 1971. INVESCO is indirectly wholly owned by AMVESCAP PLC.


Jeremy Lefkowitz, Dan Kostyk, Glen Murphy, Anthony Munchak, and Francis Orlando (the "INVESCO Team") are responsible for the day-to-day supervision of the Special Equity Portfolio on behalf of INVESCO.


As of December 31, 2006, Mr. Lefkowitz managed assets for (i) 3 other registered investment companies, having approximately $217.1 million in total assets (INVESCO's advisory fee being based on performance of one such registered investment company, which had approximately $43.1 million in total assets), (ii) 25 other pooled investment vehicles having approximately $3.9 billion in total assets (with INVESCO's advisory fee being based on performance of two such pooled investment vehicles, having approximately $535.2 million in total assets and a portion of another such pooled investment vehicle), and (iii) 102 other accounts having approximately $14.8 billion in total assets (with INVESCO's advisory fee being based on performance for twenty-four of such accounts, which had approximately $4.9 billion in total assets).



As of December 31, 2006, Messrs. Kostyk, Murphy, Munchak, and Orlando each managed assets for (i) 2 other registered investment companies having approximately $174 million in total assets, (ii) 10 other pooled investment vehicles having approximately $870.6 million in total assets, and (iii) 45 other accounts having approximately $4.6 billion in total assets (with INVESCO's advisory fee being based on performance for seven of such accounts, which had approximately $1.4 billion in total assets).


INVESCO Team members receive a base salary based upon an individual's experience and responsibilities through the use of independent compensation surveys of the investment management industry. INVESCO Team members may also receive an incentive annual cash bonus which has a performance driven component and a discretionary component, the combined total of which will typically range from 50 to over 100 percent of the manager's base salary. In addition, INVESCO Team members may be awarded options to purchase common shares and/or granted restricted shares or deferred shares of AMVESCAP stock from pools determined from time to time by the Remuneration Committee of the AMVESCAP Board of Directors. Awards of equity-based compensation typically vest over time, so as to create incentives to retain key talent. INVESCO Team members are also provided life insurance coverage in the form of a group variable universal life insurance policy and are eligible to participate in a non-qualified deferred compensation plan. INVESCO Team members may also participate in benefit plans and programs available generally to employees.

The compensation of INVESCO Team members is reviewed and may be modified each year as appropriate to reflect changes in the market as well as to adjust the factors used to determine bonuses to promote good sustained fund performance. INVESCO evaluates competitive market compensation by reviewing compensation survey results conducted by an independent third party of investment industry compensation.

As of December 31, 2006, no member of the INVESCO Team beneficially owned securities in any of the Funds that invest in the Special Equity Portfolio.


LSV Asset Management ("LSV"). LSV was formed in 1994 and is owned by fifteen equity partners, all of whom are actively involved in the business. The employees of LSV own a majority of the firm's equity.


Josef Lakonishok, Robert Vishny, Menno Vermeulen, CFA and Puneet Mansharamani, CFA (the "LSV Team") are responsible for the day-to-day supervision of the Mid-Cap Value Portfolio and the International Equity Portfolio on behalf of LSV.

As of December 31, 2006, each member of the LSV Team managed assets for (i) 25 other registered investment companies having approximately $7.7 billion in total assets, (ii) 21 other pooled investment vehicles having approximately $7.5 billion in total assets, and (iii) 505 other accounts having approximately $53.5 billion in total assets (with LSV's advisory fee being based on the performance of twenty-two of such accounts, which had approximately $3.2 billion in total assets).


The compensation of each LSV Team member consists of a salary and a discretionary bonus, which is based on the profitability of LSV and each individual's performance. Individual performance is subjective and may be based on a number of factors, including an individual's leadership and contribution to strategic planning. Each LSV Team member also is a partner in LSV and, as such, receives a portion of the overall profit of LSV as part of his ownership interest.

As of December 31, 2006, no LSV Team member beneficially owned securities in any of the Funds that invest in Mid-Cap Value Portfolio or the International Equity Portfolio.


Marsico Capital Management, LLC ("Marsico"). Marsico was organized in September 1997 and is an indirect wholly-owned subsidiary of Bank of America Corporation.


Thomas F. Marsico is responsible for the day-to-day management of the Equity Growth Portfolio on behalf of Marsico.


As of December 31, 2006, Mr. Marsico managed assets for (i) 36 other registered investment companies having approximately $34.2 billion in total assets, (ii) 14 other pooled investment vehicles having approximately $2.3 billion in total assets, and (iii) 189 other accounts having approximately $28.2 billion in total assets (with Marsico's advisory fee being based on performance for one of such accounts, which had approximately $12.5 billion in total assets).


Mr. Marsico's compensation consists of a base salary (reevaluated at least annually) and periodic cash bonuses. Bonuses are typically based on two primary factors: (1) Marsico's overall profitability for the period, and (2) individual achievement and contribution. Mr. Marsico's compensation is dependent upon, among other factors, the overall performance of all accounts for which he provides investment advisory services. Mr. Marsico does not receive special consideration based on the performance of particular accounts. Exceptional individual efforts by portfolio managers at Marsico are rewarded through greater participation in the firm's bonus pool. Mr. Marsico's compensation comes solely from Marsico. Although Marsico may compare account performance with relevant benchmark indices, Mr. Marsico's compensation is not directly tied to achieving any pre-determined or specified level of performance.

In order to encourage a long-term time horizon for managing portfolios, Marsico seeks to evaluate each portfolio manager's individual performance over periods longer than the immediate compensation period. In addition, portfolio managers are compensated based on other criteria, including effectiveness of leadership within Marsico's investment team, contributions to Marsico's overall investment performance, discrete securities analysis, and other factors. In addition to his salary and bonus, Mr. Marsico may participate in other Marsico benefits to the same extent and on the same basis as other Marsico employees.

As of December 31, 2006, Mr. Marsico did not beneficially own securities in any of the Funds that invest in the Equity Growth Portfolio.


Mazama Capital Management, Inc. ("Mazama"). Mazama was founded and became a registered investment adviser in 1997.


Ronald A. Sauer, Stephen C. Brink, Gretchen Novak, Timothy P. Butler and Michael
D. Clulow are the five individuals who have the most significant responsibility for the day-to-day supervision of the Special Equity Portfolio on behalf of Mazama.


As of December 31, 2006, each member of the Mazama Team managed assets for (i) 10 other registered investment companies with approximately $1.27 billion in assets, (ii) no pooled investment vehicles, and (iii) 75 other accounts having approximately $5.8 billion in assets (with Mazama's advisory fee being based on performance for two of such accounts, which had approximately $237 million in total assets).



Mazama's compensation structure is designed to attract and retain highly skilled investment professionals. The compensation is structured to maximize performance and keep the interests of each member of

Mazama's portfolio management team aligned with those of Mazama's clients. The incentive compensation structure keeps each member of the team focused on the relative performance of each strategy versus its respective benchmark. Each Portfolio Manager receives a base salary representing 20-30% of cash compensation and a performance based incentive representing 70-80% of cash compensation. The performance based incentive compensation is based on the portfolio management fees received by Mazama for all accounts under management. Cash compensation increases as assets under management increase, whether by appreciation or by attracting new clients, both of which are accomplished by achieving higher than average excess returns. Excess returns are measured as the difference between our portfolio returns and the returns of the benchmark for the portion of the fund managed by Mazama (i.e. Russell 2000 Growth Index, Russell 2500 Growth Index Russell Mid Cap Growth or Russell 3000 Growth Index).



Equity based incentives have been a significant part of Mazama's compensation plan since the firm's inception. In total, Mazama's Investment Team represents over 70% of the equity of the firm on a fully diluted basis. Every member of the Investment Team is either a direct equity owner or an option holder or both.


As of December 31, 2006, no member of the Mazama Team beneficially owned securities in any of the Funds that invest in the Special Equity Portfolio.


Merganser Capital Management Limited Partnership ("Merganser"). Merganser was formed in 2000, as the successor to the business of an investment adviser formed in 1984, and is owned by certain of its employees.


Douglas A. Kelly and Peter S. Kaplan are responsible for the day-to-day supervision of the High Quality Bond Portfolio on behalf of Merganser.


As of December 31, 2006, Mr. Kelly and Mr. Kaplan each managed assets for (i) 2 other registered investment companies having approximately $364 million in total assets, (ii) 5 other pooled investment vehicles having approximately $383 million in total assets, and (iii) 36 other accounts having approximately $4.0 billion in total assets. Merganser's advisory fee was not based on the performance of any of such registered investment companies, pooled accounts or other accounts.


The compensation of Mr. Kelly and Mr. Kaplan consists of salary and bonus. Each manager's salary is determined by his overall job performance and value to Merganser and bonus is based on a formula that is the same for all non-marketing employees of Merganser. This formula is based on salary level and Merganser's change in revenue from year to year. No portion of either manager's compensation is based in any way on the assets of the High Quality Bond Portfolio or its performance. Each manager also enjoys financial benefits from his equity position in the firm.

As of December 31, 2006, neither Mr. Kelly nor Mr. Kaplan beneficially owned any securities in any of the Funds that invest in the High Quality Bond Portfolio.


Mesirow Financial Management, Inc. ("Mesirow Financial"). Mesirow Financial was established in 1974, and is a majority employee-owned indirect subsidiary of Mesirow Financial Holdings, Inc., a diversified financial services firm.


Michael A. Crowe and Rosa Welton are responsible for the day-to-day supervision of the Small-Cap Value Portfolio on behalf of Mesirow Financial.


As of December 31, 2006, each member of the Mesirow Financial team managed assets for (i) 2 other pooled investment vehicles having approximately $64 million in total assets, and (ii) 21 other accounts having approximately $566 million in total assets. As of December 31, 2006, no member of the Mesirow Financial team managed assets for other registered investment companies.


Portfolio manager compensation generally consists of a base salary, bonus, retirement plan, and the opportunity to purchase Mesirow Financial stock. The bonus is based on a number of objective and subjective factors, including portfolio performance, assets under management, new business development, client satisfaction, research contribution, and profitability of Mesirow Financial. Portfolio performance is measured against the Russell 2000 Value Index. Due to the team-based investment process, the weighting given to portfolio performance is equal for all team members.

As of December 31, 2006, neither Mr. Crowe nor Ms. Welton owned securities in any of the Funds that invest in the Small-Cap Value Portfolio.


Perimeter Capital Partners LLC ("Perimeter"). Perimeter, a registered investment adviser, was founded in 2006.


Mark D. Garfinkel, CFA, is responsible for the day-to-day supervision of the Small-Cap Growth Portfolio on behalf of Perimeter.


As of December 31, 2006, Mr. Garfinkel managed assets for (i) no other registered investment companies, (ii) 2 other pooled investment vehicles having approximately $31 million in total assets, and (iii) 3 other accounts having approximately $151 million in total assets. Perimeter's advisory fee was not based on performance for such registered investment companies, pooled investments vehicles or other accounts.


Perimeter offers all employees salaries that are competitive with industry norms. All full-time employees, including portfolio managers, are provided a benefits package on substantially similar terms. Additionally, Perimeter has instituted a bonus pool, which will further compensate investment management employees based on assets under management, performance, client retention, and contribution to the team. Mr. Garfinkel earns cash compensation in the form of a base salary, which currently comprises the largest percentage of the portfolio manager's compensation. Neither the portfolio manager nor any member of the investment team receives direct compensation from the fund or account under management. Every member of the investment team has equity ownership in the firm, and the preponderance of their compensation will be driven by this factor.

As of December 31, 2006, Mr. Garfinkel did not beneficially own securities in any of the Funds that invest in the Small-Cap Growth Portfolio.


RiverSource Investments LLC ("RiverSource"). RiverSource has been a registered investment adviser since December 1985, and is a wholly-owned subsidiary of Ameriprise Financial, Inc.



Warren Spitz, Steven Schroll, Laton Spahr, and Paul Stocking are responsible for the day-to-day supervision of the Mid-Cap Value Portfolio on behalf of RiverSource.



As of December 31, 2006, each member of the RiverSource team managed assets for
(i) 8 other registered investment companies having approximately $16.5 billion in total assets (with RiverSource's advisory fee being based on performance for six of such other registered investment companies, which had approximately $16.3 million in total assets), (ii) one other pooled investment vehicle having approximately $102 million in total assets, and (iii) 3 other accounts having approximately $371 million in total assets.


Portfolio manager compensation is typically comprised of (i) a base salary, (ii) an annual cash bonus, a portion of which may be subject to a mandatory deferral program, and may include (iii) an equity incentive award in the form of stock options and/or restricted stock. The annual bonus is paid from a team bonus pool that is based on the performance of the accounts managed by the portfolio management team, which might include mutual funds, institutional portfolios and hedge funds. Funding for the bonus pool for equity portfolio managers is determined by a percentage of the aggregate assets under management in the accounts managed by the portfolio managers, including the Portfolio, plus, where applicable, a percentage of the assets of the funds they support as research analysts, and by the short term (typically one-year) and long-term (typically three-year) pre-tax performance of those accounts in relation to the relevant peer group universe. With respect to hedge funds and separately managed accounts that follow a hedge fund mandate, funding for the bonus pool is a percentage of performance fees earned on the hedge funds or accounts managed by the portfolio managers, plus, where applicable, a percentage of performance fees earned on the hedge funds or accounts they support as research analysts.


Senior management of RiverSource has the discretion to increase or decrease the size of the part of the bonus pool and to determine the exact amount of each portfolio manager's bonus paid from this portion of the bonus pool based on his/her performance as an employee. In addition, where portfolio managers invest in a hedge fund managed by the investment manager, they receive a cash reimbursement for the fees charged on their hedge fund investments. RiverSource portfolio managers are provided with a benefits package, including life insurance, health insurance, and participation in a company 401(k) plan, comparable to that received by other RiverSource employees. Depending upon their job level, RiverSource portfolio managers may also be eligible for other benefits or perquisites that are available to all RiverSource employees at the same job level.


As of December 31, 2006, none of Messrs. Spitz, Schroll, Spahr, or Stocking beneficially owned securities in any of the Funds that invest in the Mid-Cap Value Portfolio.


RS Investment Management Co. LLC ("RS"). RS is a Delaware limited liability company, and it or its investment affiliates have been managing mutual fund investments since 1987. Guardian Investor Services LLC owns a majority of the outstanding interests in RS.


William J. Wolfenden is responsible for the day-to-day supervision of the Special Equity Portfolio on behalf of RS.


As of December 31, 2006, Mr. Wolfenden managed assets for (i) 9 other registered investment companies having approximately $598 million in total assets, (ii) no other pooled investment vehicles, and (iii) 3 other accounts having approximately $56.6 million in total assets. RS's advisory fee was not based on performance for such registered investment companies or other accounts.


RS compensation structure for its portfolio managers, including Mr. Wolfenden generally consists of base salary and bonus. Bonuses are based on a number of factors, including (i) pre-tax investment performance for each account managed by a portfolio manager against a relevant peer group over one-and three-year periods, with an emphasis on the most recent one-year period, and (ii) the experience of the portfolio manager. In addition to base salary and bonus, RS's portfolio managers participate in profits of their group based on each portfolio manager's profit sharing percentage, which are set at the beginning of each year based on a number of factors including tenure, assets under management, long-term investment performance (compared to the Russell 2000 Growth Index), and overall contribution to the group's investment performance.

As of December 31, 2006, Mr. Wolfenden did not beneficially own securities in Funds that invest in the Special Equity Portfolio.

TCW Investment Management Company ("TCW"). TCW was formed in 1971.

Diane E. Jaffee is responsible for the day-to-day supervision of the Value & Income Portfolio on behalf of TCW.


As of December 31, 2006, Ms. Jaffee managed assets for (i) 7 other registered investment companies having approximately $3.0 billion in total assets, (ii) 11 other pooled investment vehicles having approximately $6.6 billion in total assets (with TCW's advisory fee being based on performance for six of such pooled investment vehicles, which had approximately $6.3 billion in total assets), and (iii) 87 other accounts having approximately $9.6 billion in total assets (with TCW's advisory fee being based on performance for one of such accounts which had approximately $591 million in total assets).



The overall objective of the compensation program for portfolio managers is for TCW to attract what it considers competent and expert investment professionals and to retain them over the long-term. Compensation is comprised of several components which, in the aggregate, are designed to achieve these objectives and to reward the portfolio managers for their contribution to the success of their clients and TCW and its affiliates within The TCW Group (referred to in hereinafter in this section as "TCW"). Portfolio managers, including Ms. Jaffee, are compensated through a combination of base salary, profit sharing based compensation ("profit sharing"), bonus and equity incentive participation in TCW's immediate parent, The TCW Group, Inc. and/or ultimate parent, Societe Generale ("equity incentives"). Profit sharing and equity incentives generally represent most of the portfolio managers' compensation. In some cases, portfolio managers are eligible for discretionary bonuses.



Salary. Salary is agreed to with managers at time of employment and is reviewed from time to time. It does not change significantly and often does not constitute a significant part of the portfolio manager's compensation.

Profit Sharing. Profit sharing is linked quantitatively to a fixed percentage of income relating to accounts in the investment strategy area for which the portfolio managers are responsible and is paid quarterly. Profit sharing may be determined on a gross basis, without the deduction of expenses; in most cases, revenues are allocated to a pool and profit sharing compensation is paid out after the deduction of group expenses. The profit sharing percentage used to compensate a portfolio manager for management of the Value & Income Portfolio is generally the same as that used to compensate them for all other client accounts they manage in the same strategy for TCW, with limited exceptions involving grandfathered accounts (accounts that become clients of TCW before or after a specified date or former clients of a manager that joined TCW from another firm), firm capital of TCW or accounts sourced through a distinct distribution channel. Income included in a profit sharing pool will relate to the products managed by the portfolio manager. In some cases, the pool includes revenues related to more than one equity or fixed income product where the portfolio managers work together as a team, in which case each participant in the pool is entitled to profit sharing derived from all the included products. In certain cases, a portfolio manager may also participate in a profit sharing pool that includes revenues from products besides the strategies offered in the TCW Funds, including alternative investment products (as described below); the portfolio manager would be entitled to participate in such pool where he or she supervises, is involved in the management of, or is associated with a group, other members of which manage, such products. Profit sharing arrangements are generally the result of agreement between the portfolio manager and TCW, although in some cases they may be discretionary based on supervisor allocation.



In some cases, the profit sharing percentage is subject to increase based on the relative pre-tax performance of the investment strategy composite returns, net of fees and expenses, to that of the benchmark. The measurement of performance relative to the benchmark can be based on single year or multiple year metrics, or a combination thereof. The benchmark used is the one associated with the Value & Income Portfolio managed by the portfolio manager as disclosed in the prospectus. Benchmarks vary from strategy to strategy but, within a given strategy, the same benchmark applies to all accounts.



Certain accounts of TCW (but not the Value & Income Portfolio) have a performance (or incentive) fee in addition to or in lieu of an asset-based fee. For these accounts, the profit sharing pool from which the portfolio managers' profit sharing compensation is paid will include the performance fees. For investment strategies investing in marketable securities, the performance fee normally consists of an increased asset-based fee, the increased percentage of which is tied to the performance of the account relative to a benchmark (usually the benchmark associated with the strategy). In these marketable securities strategies, the profit sharing percentage applied relative to performance fees is generally the same as it is for the asset-based fees chargeable to the Fund. In the case of alternative investment strategies and TCW's "alpha strategies," performance fees are based on the account achieving net gains over a specified rate of return to the account or to a class of securities in the account. Profit sharing for alternative investment strategies may also include structuring or transaction fees. "Alpha strategies" are those in which the strategy seeks to provide incremental risk-adjusted return relative to a LIBOR rate of return through alpha and beta isolation techniques, that include the use of options, forwards and derivative instruments. "Alternative investment strategies" include
(a) mezzanine or other forms of privately placed financing, distressed investing, private equity, project finance, real estate investments, leveraged strategies (including short sales) and other similar strategies or (b) strategies that are offered in structured vehicles, such as collateralized loan obligations or collateralized debt obligations or in private funds (sometimes referred to as hedge funds). In the case of certain alternative investment products in which a portfolio manager may be entitled to profit sharing compensation, the profit sharing percentage for performance fees may be lower or higher than the percentage applicable to the asset-based fees.



Discretionary Bonus/Guaranteed Minimums. In general, portfolio managers do not receive discretionary bonuses. However, in some cases where portfolio managers do not receive profit sharing or where the company has determined the combination of salary and profit sharing does not adequately compensate the portfolio manager, discretionary bonuses may be paid by TCW. Also, pursuant to contractual arrangements, some portfolio managers may be entitled to a mandatory bonus if the sum of their salary and profit sharing does not meet certain minimum thresholds.

Equity Incentives. All portfolio managers, including Ms. Jaffee, participate in equity incentives based on overall firm performance of TCW and its affiliates, through stock ownership or participation in stock option or stock appreciation plans of TCW and/or Societe Generale. The TCW 2001 and 2005 TCW Stock Option Plans provide eligible portfolio managers the opportunity to participate in an effective economic interest in TCW, the value of which is tied to TCW's annual financial performance as a whole. Participation is generally determined in the discretion of TCW, taking into account factors relevant to the portfolio manager's contribution to the success of TCW. Portfolio managers participating in the TCW 2001 and 2005 TCW Stock Option Plan will also generally participate in Societe Generale's Stock Option Plan which grants options on its common stock, the value of which may be realized after certain vesting requirements are met. Some portfolio managers are direct stockholders of TCW and/or Societe Generale, as well.



Other Plans and Compensation Vehicles. Portfolio managers, including Ms. Jaffee, may also participate in a deferred compensation plan that is generally available to a wide-range of officers of TCW, the purpose of which is to allow the participant to defer portions of income to a later date while accruing earnings on a tax-deferred basis based on performance of TCW-managed products selected by the participant. Portfolio managers may also elect to participate in TCW's 401(k) plan, to which they may contribute a portion of their pre- and post-tax compensation to the plan for investment on a tax-deferred basis.



Following the sale of TCW to Societe Generale in 2001, a retention plan was put in place in which most portfolio managers then at TCW were entitled to participate. The retention plan provides for payout of fixed bonus compensation to participants at various milestones over the course of five years, the last of which was paid in February 2007.


The TCW Code of Ethics prohibits TCW employees from purchasing or otherwise acquiring shares of any third party mutual fund advised or sub-advised by TCW. As a result, as of December 31, 2006, Ms. Jaffee did not beneficially own securities in any of the Funds that invest in the Value & Income Portfolio.


Turner Investment Partners, Inc. ("Turner"). Turner was founded in 1990 and has been a registered investment adviser since 1990.



Robert E. Turner, Mark D. Turner and Robb J. Parlanti (the "Turner Team") are responsible for the day-to-day supervision of the Aggressive Equity Portfolio on behalf of Turner.



As of December 31, 2006, Robert Turner managed assets for (i) 18 other registered investment companies having approximately $2.1 billion in total assets (with Turner's advisory fee being based on performance for two such registered investment companies, which had approximately $792 million in total assets), (ii) 36 other pooled investment vehicles having approximately $1.2 billion in total assets, and (iii) 75 other accounts having approximately $8.8 billion in total assets (with Turner's advisory fee being based on performance for one of such accounts, which had approximately $514 million in total assets).



As of December 31, 2006, Mark D. Turner managed assets for (i) 13 other registered investment companies having approximately $1.9 billion in total assets (with Turner's advisory fee being based on the performance of one such registered investment company having approximately $754 million in total assets), (ii) 33 other pooled investment vehicles having approximately $1.1 billion in total assets, and (iii) 70 other accounts having approximately $7.5 billion in total assets (with Turner's advisory fee being based on performance for one of such accounts, which had approximately $514 million in total assets).



As of December 31, 2006, Robb J. Parlanti managed assets for (i) 8 other registered investment companies having approximately $448 million in total assets, (ii) 29 other pooled investment vehicles having approximately $983 million in total assets, and (iii) 47 other accounts having approximately $5.1 billion in total assets (with Turner's advisory fee being based on the performance for one of such accounts, which had approximately $514 million in total assets).


Each Turner Team member receives a base salary commensurate with their level of experience. Turner's goal is to maintain competitive base salaries through review of industry standards, market conditions, and salary surveys. Bonus compensation, which is a multiple of base salary, is based on the performance of each individual's sector and portfolio assignments relative to appropriate market benchmarks. In addition, each individual is eligible for equity ownership and equity owners share the firm's profits. This compensation and ownership structure provides incentive to attract and retain highly qualified people, as each member of the firm has the opportunity to share directly in the accomplishments of the business.

The objective performance criteria noted above accounts for 90% of the bonus calculation. The remaining 10% is based upon subjective, "good will" factors including teamwork, interpersonal relations, the individual's contribution to overall success of the firm, media and client relations, presentation skills, and professional development. Portfolio managers/analysts are reviewed on an annual basis. The Chief Investment Officer is responsible for setting base salaries, bonus targets, and making all subjective judgments related to an investment professional's compensation. The Chief Investment Officer is also responsible for identifying investment professionals that should be considered for equity ownership on an annual basis.

As of December 31, 2006, no Turner Team Member beneficially owned securities in any of the Funds that invest in the Aggressive Equity Portfolio.


Wellington Management Company, LLP ("Wellington Management"). Wellington Management and its predecessor organizations have provided investment advisory services since 1928. Wellington Management has been a registered investment adviser since October 1979. Wellington Management is owned entirely by its 99 partners, none of whom own more than 5% of the partnership interests.


Stephen T. O'Brien, Timothy J. McCormack, and Shaun F. Pedersen (each, an "Investment Professional") are responsible for the day-to-day supervision of the Special Equity Portfolio on behalf of Wellington Management.


As of December 31, 2006, Messrs. O'Brien, McCormack, and Pedersen each managed assets for (i) 6 other registered investment companies having approximately $687 million in total assets, (ii) 3 other pooled investment vehicles having approximately $230 million in total assets, and (iii) 15 other accounts having approximately $1.05 billion in total assets (with Wellington's advisory fee being based on performance for one of such accounts, which had approximately $69 million in total assets).


Andrew J. Offit, Jean-Marc Berteaux and Matthew D. Hudson (each, an "Investment Professional") are responsible for the day-to-day supervision of the International Equity Portfolio on behalf of Wellington Management.


As of December 31, 2006, Messrs. Offit and Berteaux each managed assets for (i) 14 other registered investment companies having approximately $4.449 billion in total assets, (ii) 17 other pooled investment vehicles having approximately $4.812 billion in total assets, and (iii) 24 other accounts having approximately $4.749 billion in total assets (with Wellington's advisory fee being based on performance for one of such accounts, which had approximately $149 million in total assets).



As of December 31, 2006, Mr. Hudson managed assets for (i) 14 other registered investment companies having approximately $4.449 billion in total assets, (ii) 16 other pooled investment vehicles having approximately $4.810 billion in total assets, and (iii) 24 other accounts having approximately $4.749 billion in total assets (with Wellington's advisory fee being based on performance for one of such accounts, which had approximately $149 million in total assets).



Wellington Management's compensation structure is designed to attract and retain high-caliber investment professionals necessary to deliver high quality investment management services to its clients. Wellington Management's compensation of the Investment Professionals includes a base salary and incentive components. The base salary for each Investment Professional who is a partner of Wellington Management, is determined by the Managing Partners of the firm. A partner's base salary is generally a fixed amount that may change as a result of an annual review. The base salaries for the other Investment Professionals are determined on the basis of their experience and performance in their respective roles. The Investment Professionals' base salaries are reviewed annually and may be adjusted based on the recommendation of their business manager, using guidelines established by Wellington Management's Compensation Committee, which has final oversight responsibility for base salaries for employees of the firm.

Each Investment Professional is eligible to receive an incentive payment based on the revenues earned by Wellington Management from the applicable Portfolio and generally each other portfolio managed by such Investment Professional. Each Investment Professional's incentive payment relating to the applicable Portfolio is linked to the gross pre-tax performance of the portion of the Portfolio managed by such Investment Professional compared to the appropriate benchmark index over one- and three-year periods, with an emphasis on the three-year results. Wellington Management applies similar incentive compensation structures (although the benchmarks or peer groups, time periods and rates may differ) to other portfolios managed by the Investment Professionals, including portfolios with performance fees. Portfolio-based incentives across all portfolios managed by an Investment Professional can, and typically do, represent a significant portion of an Investment Professional's overall compensation; incentive compensation varies significantly by individual and can vary significantly from year to year.


The Investment Professionals may also be eligible for bonus payments based on their overall contribution to Wellington Management's business operations. Senior management at Wellington Management may reward individuals as it deems appropriate based on factors other than portfolio performance. Each partner of Wellington Management is eligible to participate in a partner-funded tax-qualified retirement plan, the contributions to which are made pursuant to an actuarial formula. Messrs. Berteaux, O'Brien and Offit are partners of the firm.


As of December 31, 2006, no member of the Wellington Management Team overseeing the Special Equity Portfolio beneficially owned securities in any of the Funds that invest in the Special Equity Portfolio. As of December 31, 2006, no member of the Wellington Management Team overseeing the International Equity Portfolio beneficially owned securities in any of the Funds that invest in the International Equity Portfolio.

Western Asset Management Company ("WAMCO"). WAMCO was founded in 1971 and is a wholly-owned subsidiary of Legg Mason, Inc.


S. Kenneth Leech, Stephen A. Walsh, Edward A. Moody, Mark S. Lindbloom, and Carl
L. Eichstaedt are responsible for the day-to-day supervision of the Balanced Portfolio and the Total Return Bond Portfolio on behalf of WAMCO.



As of December 31, 2006, Mr. Leech and Mr. Walsh each managed assets for (i) 133 other registered investment companies having approximately $101.5 billion in total assets, (ii) 119 other pooled investment vehicles having approximately $125.6 billion in total assets, and (iii) 953 other accounts having approximately $274 billion in total assets (with WAMCO's advisory fee being based on performance for ninety-six of such accounts, which had approximately $31.1 billion in total assets). The number of accounts and assets under management listed above reflect the overall number of portfolios managed by WAMCO. Mr. Leech and Mr. Walsh are involved in the management of all of WAMCO's portfolios, but are not solely responsible for particular portfolios.



As of December 31, 2006, Mr. Moody managed assets for (i) 1 other registered investment company having approximately $424 million in total assets, (ii) 1 other pooled investment vehicle having approximately $51.6 million in total assets, and (iii) 109 other accounts having approximately $19.9 billion in total assets (with WAMCO's advisory fee being based on performance for ten of such accounts, which had approximately $3.1 billion in total assets).



As of December 31, 2006, Mr. Lindbloom managed assets for (i) 6 other registered investment companies having approximately $2.9 billion in total assets, (ii) 4 other pooled investment vehicles having approximately $354 million in total assets, and (iii) 23 other accounts having approximately $4.7 billion in total assets (with WAMCO's advisory fee being based on performance for two of such accounts, which had approximately $1.0 billion in total assets).



As of December 31, 2006, Mr. Eichstaedt managed assets for (i) 14 other registered investment companies having approximately $4.0 billion in total assets, (ii) 1 other pooled investment vehicle having approximately $334 million in total assets, and (iii) 99 other accounts having approximately $23 billion in total assets (with WAMCO's advisory fee being based on performance for two of such accounts, which had approximately $1.1 million in total assets).

WAMCO's compensation system assigns each employee a total compensation "target" and a respective cap, which are derived from annual market surveys that benchmark each role with its job function and peer universe. This method is designed to reward employees with total compensation reflective of the external market value of their skills, experience, and ability to produce desired results. Standard compensation includes base salaries, employee benefits, and a retirement plan. In addition, employees are eligible for bonuses. These are structured to closely align the interests of employees with those of WAMCO, and are determined by the professional's job function and performance as measured by a formal review process. All bonuses are completely discretionary. The majority of a portfolio manager's bonus is tied directly to investment performance versus appropriate peer groups and benchmarks derived from salary and compensation surveys performed by third party providers. Because portfolio managers are generally responsible for multiple accounts (including funds) with similar investment strategies, they are compensated on the performance of the aggregate group of similar accounts, rather than a specific account. A smaller portion of a bonus payment is derived from factors that include client service, business development, length of service to WAMCO, management or supervisory responsibilities, contributions to developing business strategy and overall contributions to WAMCO's business. In order to attract and retain top talent, all professionals are eligible for additional incentives in recognition of outstanding performance. These are determined based upon the factors described above and include Legg Mason stock options and long-term incentives that vest over a set period of time past the award date.


As of December 31, 2006, none of Messrs. Leech, Walsh, Moody, Lindbloom, or Eichstaedt beneficially owned securities in any of the Funds that invest in the Balanced Portfolio or the Total Return Bond Portfolio.


Western Asset Management Company Limited ("WAML"). WAML has managed fixed income assets since 1984, and has been a registered investment adviser since that time. WAML is a wholly-owned subsidiary of Legg Mason, Inc.

WAML is responsible for providing advice regarding the management of foreign fixed income investments for the Balanced Portfolio and the Total Return Bond Portfolio. S. Kenneth Leech and Stephen A. Walsh serve as co-team leaders responsible for the day-to-day strategic oversight of the fixed income investments of the Balanced Portfolio and the Total Return Bond Portfolio.


As of December 31, 2006, Mr. Leech and Mr. Walsh each managed assets for (i) 133 other registered investment companies having approximately $101.5 billion in total assets, (ii) 119 other pooled investment vehicles having approximately $125.6 billion in total assets, and (iii) 953 other accounts having approximately $274 billion in total assets (with WAML's advisory fee being based on performance for ninety-six of such accounts, which had approximately $31.1 billion in total assets). WAML's advisory fee was not based on performance for any of the aforementioned registered investment companies or pooled investment vehicles. The number of accounts and assets under management listed above reflect the overall number of portfolios managed by WAML. Mr. Leech and Mr. Walsh are involved in the management of all of WAML's portfolios, but are not solely responsible for particular portfolios.


WAML's compensation system assigns each employee a total compensation "target" and a respective cap, which are derived from annual market surveys that benchmark each role with its job function and peer universe. This method is designed to reward employees with total compensation reflective of the external market value of their skills, experience, and ability to produce desired results. Standard compensation includes base salaries, employee benefits, and a retirement plan. In addition, employees are eligible for bonuses. These are structured to closely align the interests of employees with those of WAML, and are determined by the professional's job function and performance as measured by a formal review process. All bonuses are completely discretionary. The majority of a portfolio manager's bonus is tied directly to investment performance versus appropriate peer groups and benchmarks derived from salary and compensation surveys performed by third party providers. Because portfolio managers are generally responsible for multiple accounts (including funds) with similar investment strategies, they are compensated on the performance of the aggregate group of similar accounts, rather than a specific account. A smaller portion of a bonus payment is derived from factors that include client service, business development, length of service to WAML, management or supervisory responsibilities, contributions to developing business strategy and overall contributions to WAML's business. In order to attract and retain top talent, all professionals are eligible for additional incentives in recognition of outstanding performance. These are determined based upon the factors described above and include Legg Mason stock options and long-term incentives that vest over a set period of time past the award date.

As of December 31, 2006, Mr. Leech and Mr. Walsh did not beneficially own securities in any of the Funds that invest in the Balanced Portfolio or the Total Return Bond Portfolio.


MATERIAL CONFLICTS OF INTEREST


Material conflicts of interest may arise when the individuals who have sole or shared day-to-day management responsibilities with respect to all or a portion of a Portfolio's securities ("portfolio managers") also have similar management responsibilities with respect to one or more other funds and/or accounts, as is the case for the portfolio managers listed above. These potential conflicts include:

Limited Time and Attention. The management of multiple funds and/or accounts may result in a portfolio manager's devoting unequal time and attention to the management of each fund and/or account. As a result, the portfolio manager may not be able to develop as complete a strategy or identify equally attractive investment opportunities for each fund and/or account as might be the case if he or she were to devote substantially more attention to the management of a single fund. The effects of this potential conflict may be more pronounced where funds and/or accounts overseen by a particular portfolio manager have different investment strategies.

Limited Investment Opportunities. If a portfolio manager identifies a limited investment opportunity that may be suitable for multiple funds and/or accounts, that opportunity may be allocated among several funds and/or accounts. This could limit the ability of any single fund to take full advantage of an investment opportunity that might not be limited if the portfolio manager did not provide investment advice to multiple funds and/or accounts. Additionally, a portfolio manager may refrain from rendering advice or services concerning securities of companies as to which the portfolio manager or any affiliate, officer, director, or employee of the portfolio manager's employer or one of its affiliates is a director or officer, or companies as to which any of the foregoing individuals has any substantial economic interest or possesses material non-public information.

Different Investment Strategies. If a portfolio manager determines that an investment opportunity may be appropriate for only some of the funds and/or accounts that he or she manages, or that certain of the funds and/or accounts should take different positions with respect to a particular security, the portfolio manager may place separate transactions for multiple funds and/or accounts. These transactions may affect the market price of the security or the execution of the transaction, or both, to the detriment or benefit of one or more of the funds and/or accounts.

Variation in Compensation. A conflict of interest may arise where the financial or other benefits available to a portfolio manager differ among the funds and/or accounts that he or she manages. If certain funds and/or accounts pay higher management fees or performance-based incentive fees, the portfolio manager might be motivated to favor such funds and/or accounts. The portfolio manager might also be motivated to favor certain funds and/or accounts in which he or she has a greater ownership interest or that are more likely to enhance the portfolio manager's performance record or otherwise benefit the portfolio manager.

Selection of Brokers/Dealers. Portfolio managers may be able to select or influence the selection of the brokers and dealers that are used to execute securities transactions for the funds and/or accounts that they supervise. In addition to executing trades, some brokers and dealers provide portfolio managers with brokerage and research services, which may result in the payment of higher brokerage fees than might have otherwise been available. Although the payment of brokerage commissions is subject to the requirement that the portfolio manager determine in good faith that the commissions are reasonable in relation to the value of the brokerage and research services provided to the fund, a portfolio manager's decision as to the selection of brokers and dealers could yield disproportionate costs and benefits among the funds and/or accounts that he or she manages, since the research and other services provided by brokers and dealers may be more beneficial to some funds and/or accounts than to others.

Diversified, the Subadvisers and the Funds have adopted policies and procedures that are designed to address these and other types of conflicts. However, there is no guarantee that such policies and procedures will be able to detect and/or prevent each and every situation in which an actual or potential conflict may arise.

ADVISORY FEES

Diversified is entitled to receive investment advisory fees, which are accrued daily and payable monthly, at an annual percentage of each Portfolio's average daily net assets. The rates for the Portfolios are shown in the table below.

Each of the Subadvisers is entitled to receive a fee from Diversified at an annual percentage of each Portfolio's average daily net assets. The rates are shown in the table below.


                                                                                COMPENSATION         COMPENSATION
                                                                                    (%)                  (%)
PORTFOLIO                                      SUBADVISERS                       TO ADVISER         TO SUBADVISERS
Money Market Portfolio           GE Asset Management, Incorporated                   0.25                 0.05
High Quality Bond Portfolio      Merganser Capital Management Limited                0.35                  (1)
                                 Partnership
Inflation-Protected Securities   BlackRock Financial Management, Inc.                0.35*                 (2)
Portfolio
Core Bond Portfolio              BlackRock Financial Management, Inc.                0.35                  (3)
Total Return Bond Portfolio      Western Asset Management Company                    0.35*                 (4)
                                 Western Asset Management Company Limited
High Yield Bond Portfolio        Eaton Vance Management                              0.55                  (5)
Balanced Portfolio               Goldman Sachs Asset Management, L.P.                0.45*                 (6)
                                 Western Asset Management Company
                                 Western Asset Management Company Limited
Value & Income Portfolio         AllianceBernstein LP                                0.45                  (7)
                                 TCW Investment Management Company
Value Portfolio                  Hotchkis and Wiley Capital Management,              0.50*                 (8)
                                 LLC
Growth & Income Portfolio        Ark Asset Management, Co., Inc.                     0.60                  (9)
                                 Aronson+Johnson+Ortiz, L.P.
                                 Goldman Sachs Asset Management, L.P.
Equity Growth Portfolio          Ark Asset Management Co. Inc.                       0.62                 (10)
                                 Marsico Capital Management, LLC
Aggressive Equity Portfolio      Turner Investment Partners                          0.77*                (11)
Mid-Cap Value Portfolio          Cramer, Rosenthal, McGlynn, LLC                     0.67*                (12)
                                 LSV Asset Management
                                 RiverSource Investments LLC
Mid-Cap Growth Portfolio         Columbus Circle Investors                           0.72*                (13)
Small-Cap Value Portfolio        EARNEST Partners, LLC                               0.82*                (14)
Special Equity Portfolio         Mesirow Financial Management Inc.                   0.80                 (15)
                                 EARNEST Partners, LLC
                                 INVESCO Institutional (N.A.), Inc.
                                 RS Investment Management Co. LLC
                                 Mazama Capital Management, Inc.
                                 Wellington Management Company, LLP
Small-Cap Growth Portfolio       Perimeter Capital Partners LLC                      0.87*                (16)
International Equity Portfolio   LSV Asset Management                                0.75*                (17)
                                 Wellington Management Company, LLP


------------------
  * The Adviser is currently waiving a portion of its fees.


 (1) 0.20% on the first $100,000,000 in average daily net assets, 0.15% on the next $100,000,000 in average daily net assets, 0.10% on the next $100,000,000 in average daily net assets and 0.05% on all average daily net assets in excess of $300,000,000.

 (2) 0.15% on the first $100,000,000 in average daily net assets, 0.10% on the next $150,000,000 in average daily net assets, and 0.05% on all average daily net assets in excess of $250,000,000.



 (3) 0.12% on the first $1,000,000,000 and 0.05% on all average daily net assets in excess of $1,000,000,000.



 (4) For WAMCO and WAML, 0.30% of the first $100 million of net assets of the Portfolio allocated to each adviser, respectively, and 0.15% of the aggregate net assets of the Portfolio allocated to each adviser, respectively, in excess of $100 million. Net assets are aggregated between the Total Return Bond Portfolio and the Balanced Portfolio.



 (5) 0.35% on the first $20,000,000 in average daily net assets, 0.25% on the next $20,000,000 in average daily net assets, 0.20% on the next $85,000,000 in average daily net assets and 0.15% on all average daily net assets in excess of $125,000,000.



 (6) For GSAM, 0.14% of the first $500 million of net assets of the Portfolio and the Growth & Income Portfolio; 0.12% of the next $1 billion of net assets of the Portfolios; and 0.10% of the net assets of the Portfolios in excess of $1.5 billion. For WAMCO and WAML, 0.30% of the first $100 million of net assets of the Portfolio allocated to each adviser, respectively, and 0.15% of the net assets of the Portfolio allocated to each adviser, respectively, in excess of $100 million. Net assets are aggregated between the Total Return Bond Portfolio and the Balanced Portfolio.


 (7) For Alliance, 0.27% of the first $300,000,000 of net assets of the Value & Income Portfolio allocated to that adviser, 0.16% of net assets of the Portfolio allocated to that adviser in excess of $300,000,000 but less than or equal to $1,000,000,000, and 0.13% of net assets of the Portfolio allocated to that adviser in excess of $1,000,000,000. For TCW, 0.70% of the first $25 million of net assets of the Portfolio; 0.50% of the next $75 million of net assets of the Portfolio; 0.30% of the next $400 million of net assets of the Portfolio; and 0.10% of the net assets of the Portfolio in excess of $500 million.

 (8) 0.75% of the first $15 million of net assets of the Portfolio; 0.50% of the next $35 million of net assets of the Portfolio; 0.35% of the next $100 million of net assets of the Portfolio; and 0.25% of the aggregate net assets of the Portfolio in excess of $150 million.

 (9) For Ark, 0.20% of the first $750 million of net assets of the Portfolio and the Equity Growth Portfolio allocated to Ark; 0.18% of the next $250 million of net assets of the Portfolios allocated to Ark; and 0.15% of net assets of the Portfolios allocated to Ark in excess of $1 billion. For GSAM, 0.14% of the first $500 million of net assets of the Portfolio and the Balanced Portfolio allocated to GSAM; 0.12% of the next $1 billion of net assets of the Portfolios allocated to GSAM; and 0.10% of net assets of the Portfolios allocated to GSAM in excess of $1.5 billion. For AJO, if the net assets of the Portfolio allocated to AJO are less than $100M, then 0.55% of the first $50M of net assets of the Portfolio allocated to AJO; and 0.35% of the next $50M of net assets of the Portfolio allocated to AJO. If the net assets of the Portfolio allocated to AJO are equal to or greater than $100M, then 0.30% of the first $250 million of net assets of the Portfolio allocated to AJO; 0.20% of the next $250 million of net assets of the Portfolio allocated to AJO; and 0.15% of net assets of the Portfolio allocated to AJO in excess of $500 million.

(10) For Ark, 0.20% of the first $750 million of net assets of the Equity Growth Portfolio and the Growth & Income Portfolio allocated to Ark; 0.18% of the next $250 million of net assets of the Portfolios allocated to Ark; and 0.15% of the Portfolios allocated to Ark in excess of $1 billion. For Marsico, 0.30% of the first $1,000,000,000 of net assets of the Portfolio allocated to Marsico, and 0.25% in excess of $1,000,000,000 allocated to Marsico. If assets allocated to Marsico are greater than $2,000,000,000, then Marsico's fee will be 0.27% of net assets allocated to Marsico.


(11) 0.35% of the first $100 million of net assets of the Portfolio; 0.30% of the next $200 million of net assets of the Portfolio; 0.25% of the next $200 million of net assets of the Portfolio; and 0.20% of the aggregate net assets of the Portfolio in excess of $500 million.



(12) For Cramer, 0.70% of the first $25,000,000 of net assets of Mid-Cap Value Portfolio, 0.40% of the next $25,000,000 of net assets of the Portfolio, 0.35% of the next $50,000,000 of net assets of the Portfolio, 0.25% of the next $200,000,000 of net assets of the Portfolio, and 0.20% of the net assets of the Portfolio in excess of $300,000,000. For LSV, 0.50% of the first $100 million of net assets of the Portfolio; 0.40% of the next $100 million of net assets of the Portfolio; 0.35% of the next $600 million of net assets of the Portfolio; and 0.33% of the net assets of the Portfolio in excess of $800 million. In determining the basis point fee applicable to the Portfolio, the combined average daily net assets of the Portfolio and the portion of the International Equity Portfolio managed by LSV were applied to the schedule. For the period October 2, 2006 to December 31, 2006, RiverSource received 0.425% on the first $250,000,000 in average daily net assets, 0.40% on the next $250,000,000 in average daily net assets, and 0.375% on all average daily net assets in excess of $500 million.



(13) 0.40% of the first $135,000,000 of net assets of the Mid-Cap Growth Portfolio and 0.35% of the net assets of the Portfolio in excess of $135,000,000.



(14) EARNEST Partners received 0.50% on all average daily net assets. For the period October 2, 2006 to December 31, 2006, Mesirow Financial received 0.75% on the first $50,000,000 of average daily net assets and 0.45% on all average daily net assets in excess of $50,000,000.



(15) For EARNEST, 0.50% of net assets of the Special Equity Portfolio allocated to EARNEST. For INVESCO, 0.55% of the first $100,000,000 of net assets of the Portfolio allocated to INVESCO, 0.45% of the next $100,000,000 of net assets of the Portfolio allocated to INVESCO, 0.30% of the next $100,000,000 of net assets of the Portfolio allocated to INVESCO and 0.20% of the net assets of the Portfolio allocated to INVESCO in excess of $300,000,000. For RS, 0.50% of the first $100,000,000 of net assets of the Portfolio allocated to RS and 0.40% of net assets of the Portfolio allocated to RS in excess of $100,000,000. For Wellington Management, 0.45% of the first $200,000,000 of net assets of the Portfolio allocated to Wellington Management and 0.375% of net assets of the Portfolio allocated to Wellington Management in excess of $200,000,000. Effective May 1, 2007, Wellington receives 0.50% of the net assets of the Portfolio allocated to it. For Mazama, 0.55% of net assets of the Portfolio allocated to Mazama.



(16) 0.80% of the first $10 million of net assets of the Small-Cap Growth Portfolio; 0.64% of the next $40 million of net assets of the Portfolio; and 0.48% of net assets of the Portfolio in excess of $50 million.

(17) With respect to LSV, 0.45% on the first $100,000,000 of net assets of the International Equity Portfolio, 0.40% on the next $100,000,000 of net assets, 0.37% on the next $400,000,000 of net assets, 0.35% on the next $200,000,000 of net assets and 0.33% on any amount in excess of $800,000,000 of net assets. With respect to Wellington Management, 0.375% on the first $400,000,000 of net assets of the International Equity Portfolio, 0.35% on the next $600,000,000 of net assets and 0.325% on any amount in excess of $1,000,000,000 of net assets.


Diversified has agreed to waive its investment advisory fees to the extent necessary to limit the total operating expenses of each Portfolio to a specified level. Diversified also may contribute to the Portfolios from time to time to help them maintain competitive expense ratios. These arrangements are voluntary and may be terminated at any time.


For the fiscal year ended December 31, 2004, Diversified earned and voluntarily waived advisory fees as indicated with respect to the following Portfolios:

--------------------------------------------------------------------------------


                                                                       2004
-------------------------------------------------------------------------------------
PORTFOLIO                                                       EARNED        WAIVED
-------------------------------------------------------------------------------------
 Money Market                                                 $ 2,056,993    $     --
-------------------------------------------------------------------------------------
 High Quality Bond                                              2,341,487          --
-------------------------------------------------------------------------------------
 Inflation-Protected Securities                                   948,718      57,448
-------------------------------------------------------------------------------------
 Core Bond                                                      5,404,392          --
-------------------------------------------------------------------------------------
 High Yield Bond                                                1,702,720       8,915
-------------------------------------------------------------------------------------
 Balanced                                                       1,887,638      80,562
-------------------------------------------------------------------------------------
 Value & Income                                                10,846,077          --
-------------------------------------------------------------------------------------
 Growth & Income                                                6,428,226          --
-------------------------------------------------------------------------------------
 Equity Growth                                                 12,888,076          --
-------------------------------------------------------------------------------------
 Aggressive Equity                                              3,401,765      43,307
-------------------------------------------------------------------------------------
 Mid-Cap Value                                                  2,004,782      42,344
-------------------------------------------------------------------------------------
 Mid-Cap Growth                                                 1,349,517      72,900
-------------------------------------------------------------------------------------
 Small-Cap Value                                                1,150,035      53,146
-------------------------------------------------------------------------------------
 Special Equity                                                10,328,852          --
-------------------------------------------------------------------------------------
 Small-Cap Growth                                                 836,819      69,756
-------------------------------------------------------------------------------------
 International Equity                                           8,840,962          --
-------------------------------------------------------------------------------------

For the fiscal year ended December 31, 2005, Diversified earned and voluntarily waived advisory fees as indicated with respect to the following Portfolios:
--------------------------------------------------------------------------------


                                                                       2005
-------------------------------------------------------------------------------------
PORTFOLIO                                                       EARNED        WAIVED
-------------------------------------------------------------------------------------
 Money Market                                                 $ 2,027,410    $     --
-------------------------------------------------------------------------------------
 High Quality Bond                                              2,612,994          --
-------------------------------------------------------------------------------------
 Inflation-Protected Securities                                   889,104          --
-------------------------------------------------------------------------------------
 Core Bond                                                      6,471,281          --
-------------------------------------------------------------------------------------
 Total Return Bond                                                136,040      56,316
-------------------------------------------------------------------------------------
 High Yield Bond                                                2,087,039          --
-------------------------------------------------------------------------------------
 Balanced                                                       1,844,123     171,455
-------------------------------------------------------------------------------------
 Value & Income                                                12,888,475          --
-------------------------------------------------------------------------------------
 Value                                                             43,962      43,962
-------------------------------------------------------------------------------------
 Growth & Income                                                6,698,192          --
-------------------------------------------------------------------------------------
 Equity Growth                                                 14,762,028          --
-------------------------------------------------------------------------------------
 Aggressive Equity                                              2,876,807      52,451
-------------------------------------------------------------------------------------
 Mid-Cap Value                                                  3,423,757      79,662
-------------------------------------------------------------------------------------
 Mid-Cap Growth                                                 1,668,902      34,193
-------------------------------------------------------------------------------------
 Small-Cap Value                                                1,588,559      59,862
-------------------------------------------------------------------------------------
 Special Equity                                                 9,871,350         332
-------------------------------------------------------------------------------------
 Small-Cap Growth                                               1,012,859      89,438
-------------------------------------------------------------------------------------
 International Equity                                          11,275,694         921
-------------------------------------------------------------------------------------



For the fiscal year ended December 31, 2006, Diversified earned and voluntarily waived advisory fees as indicated with respect to the following Portfolios:

--------------------------------------------------------------------------------


                                                                       2006
-------------------------------------------------------------------------------------
PORTFOLIO                                                       EARNED        WAIVED
-------------------------------------------------------------------------------------
 Money Market                                                 $ 2,202,129    $     --
-------------------------------------------------------------------------------------
 High Quality Bond                                              2,841,710          --
-------------------------------------------------------------------------------------
 Inflation-Protected Securities                                   655,441      19,189
-------------------------------------------------------------------------------------
 Core Bond                                                      7,179,850          --
-------------------------------------------------------------------------------------
 Total Return Bond                                                292,277      84,971
-------------------------------------------------------------------------------------
 High Yield Bond                                                2,501,348          --
-------------------------------------------------------------------------------------
 Balanced                                                       1,750,841     111,017
-------------------------------------------------------------------------------------
 Value & Income                                                14,430,364          --
-------------------------------------------------------------------------------------
 Value                                                            271,289      85,418
-------------------------------------------------------------------------------------
 Growth & Income                                                6,951,959          --
-------------------------------------------------------------------------------------
 Equity Growth                                                 15,649,351          --
-------------------------------------------------------------------------------------
 Aggressive Equity                                              2,893,873      46,094
-------------------------------------------------------------------------------------
 Mid-Cap Value                                                  5,255,372      64,153
-------------------------------------------------------------------------------------
 Mid-Cap Growth                                                 2,197,122      13,549
-------------------------------------------------------------------------------------
 Small-Cap Value                                                1,958,558      45,617
-------------------------------------------------------------------------------------
 Special Equity                                                10,061,755          --
-------------------------------------------------------------------------------------
 Small-Cap Growth                                               1,316,369     208,084
-------------------------------------------------------------------------------------
 International Equity                                          14,074,761       1,424
-------------------------------------------------------------------------------------

In addition to amounts payable under the Advisory Agreement, the Trust's expenses include, among other things, the costs of securities transactions, the compensation of Trustees that are not affiliated with Diversified, government fees, taxes, accounting and legal fees, expenses of communicating with investors, interest expense, and insurance premiums.


The following table shows each Portfolio's expenses, after waivers and reimbursements, for the fiscal year ended December 31, 2006, expressed as a percentage of average net assets.



------------------------------------------------------------------------
PORTFOLIO                                                      EXPENSES
------------------------------------------------------------------------
 Money Market                                                    0.28%
------------------------------------------------------------------------
 High Quality Bond                                               0.38%
------------------------------------------------------------------------
 Inflation-Protected Securities                                  0.40%
------------------------------------------------------------------------
 Core Bond                                                       0.38%
------------------------------------------------------------------------
 Total Return Bond                                               0.40%
------------------------------------------------------------------------
 High Yield Bond                                                 0.59%
------------------------------------------------------------------------
 Balanced                                                        0.50%
------------------------------------------------------------------------
 Value & Income                                                  0.48%
------------------------------------------------------------------------
 Value                                                           0.55%
------------------------------------------------------------------------
 Growth & Income                                                 0.63%
------------------------------------------------------------------------
 Equity Growth                                                   0.64%
------------------------------------------------------------------------
 Aggressive Equity                                               0.80%
------------------------------------------------------------------------
 Mid-Cap Value                                                   0.70%
------------------------------------------------------------------------
 Mid-Cap Growth                                                  0.75%
------------------------------------------------------------------------
 Small-Cap Value                                                 0.85%
------------------------------------------------------------------------
 Special Equity                                                  0.85%
------------------------------------------------------------------------
 Small-Cap Growth                                                0.90%
------------------------------------------------------------------------
 International Equity                                            0.87%
------------------------------------------------------------------------


ADMINISTRATOR

Diversified provides administrative services to the Portfolios under the Advisory Agreement with the Trust. The Advisory Agreement provides that Diversified may render services to others as administrator. In addition, the Advisory Agreement terminates automatically if it is assigned and may be terminated without penalty by majority vote of the investors in the Trust (with the vote of each being in proportion to the amount of its investment). The Advisory Agreement also provides that neither Diversified nor its personnel shall be liable for any error of judgment or mistake of law or for any act or omission in connection with administrative services provided to any Portfolio, except for willful misfeasance, bad faith or gross negligence in the performance of its or their duties or by reason of reckless disregard of its or their duties or obligations under said agreements. Diversified receives no additional compensation for providing such administrative services.

CUSTODIAN

Pursuant to Custodian Agreements, Investors Bank & Trust Company acts as the custodian of each Portfolio's assets (the "Custodian"). The Custodian's responsibilities include safeguarding and controlling the cash and securities of each Portfolio, handling the receipt and delivery of securities, determining income and collecting interest on the investments of each Portfolio, maintaining books of original entry for portfolio accounting and other required books and accounts, and calculating the daily net asset value of beneficial interests in each Portfolio. Securities held by the Portfolios may be deposited into the

Federal Reserve-Treasury Department Book Entry System or the Depository Trust Company and may be held by a subcustodian bank if such arrangements are reviewed and approved by the Board of Trustees of the Trust. The Custodian does not determine the investment policies of the Portfolios or decide which securities the Portfolios will buy or sell. A Portfolio may, however, invest in securities of the Custodian and may deal with the Custodian as principal in securities and foreign exchange transactions. For its services, the Custodian will receive such compensation as may from time to time be agreed upon by it and the Trust.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP serves as the Portfolios' independent registered public accounting firm providing audit and accounting services including (a) audit of the annual financial statements, (b) assistance and consultation with respect to filings with the SEC and (c) preparation of annual income tax returns.

ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

Except as may be required to ensure satisfaction of certain tests applicable to regulated investment companies under the Internal Revenue Code of 1986, as amended (the "Code"), portfolio changes are made without regard to the length of time a security has been held, or whether a sale would result in the recognition of a profit or loss. Therefore, the rate of portfolio turnover is not a limiting factor when changes are appropriate. Portfolio trading is engaged in for a Portfolio if the applicable Subadviser believes that a transaction net of costs (including custodian charges) will help achieve the Portfolio's investment objective.

Set forth below are the turnover rates for the Portfolios for the past three fiscal years. A rate of 100% indicates that the equivalent of all the Portfolio's assets have been sold and reinvested in a year. High portfolio turnover may result in realization of substantial net capital gains or losses. To the extent net short term capital gains are realized, any distributions resulting from such gains are considered ordinary income for federal income tax purposes.


                                                       TURNOVER       TURNOVER         TURNOVER
PORTFOLIO                                            RATES 2004     RATES 2005       RATES 2006
 High Quality Bond                                      48%             58%             55%
 Inflation-Protected Securities                        554%            756%            525%
 Core Bond                                             885%          1,003%            487%
 Total Return Bond                                      N/A            327%            470%
 High Yield Bond                                        80%             68%             93%
 Balanced                                              338%            367%            224%
 Value & Income                                         44%             89%             31%
 Value                                                  N/A             21%             74%
 Growth & Income                                       184%             79%             73%
 Equity Growth                                         129%             76%             84%
 Aggressive Equity                                     252%            187%            147%
 Mid-Cap Value                                         147%            112%             80%
 Mid-Cap Growth                                        223%            142%            151%
 Small-Cap Value                                        42%            143%            105%
 Special Equity                                        103%             92%             86%
 Small-Cap Growth                                       84%            183%            173%
 International Equity                                  171%             94%             81%

A Portfolio's purchases and sales of securities may be principal transactions, that is, securities may be purchased directly from the issuer or from an underwriter or market maker for the securities. There usually are no brokerage commissions paid for such purchases and, therefore, the Portfolios do not anticipate paying brokerage commissions in such transactions.

BROKERAGE TRANSACTIONS. Each Portfolio's advisers may use brokers or dealers for Portfolio transactions who also provide brokerage and research services to the Portfolio or other accounts over which the advisers exercise investment discretion. A Portfolio may "pay up" for brokerage services, meaning that it is authorized to pay a broker or dealer who provides these brokerage and research services a commission for executing a portfolio transaction which is higher than the commission that may otherwise have been charged. However, a Portfolio will "pay up" only if the applicable adviser determines in good faith that the higher commission is reasonable in relation to the brokerage and research services provided, viewed in terms of either the particular transaction or all of the accounts over which the adviser exercises investment discretion.

Investment decisions for a Portfolio will be made independently from those for any other account or investment company that is or may in the future become managed by the Portfolio's Subadviser or its affiliates. If, however, a Portfolio and other investment companies or accounts managed by the Subadviser are contemporaneously engaged in the purchase or sale of the same security, the transactions may be averaged as to price and allocated equitably to each account. In some cases, this policy might adversely affect the price paid or received by a Portfolio or the size of the position obtainable for the Portfolio. In addition, when purchases or sales of the same security for a Portfolio and for other investment companies managed by the Subadviser occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantages available to large denomination purchases or sales.

The following Portfolios paid the approximate brokerage commissions indicated for the fiscal years noted below:


CORE BOND PORTFOLIO



     Fiscal year ended December 31, 2006: $5,793


TOTAL RETURN BOND PORTFOLIO

     Fiscal year ended December 31, 2005: $1,595

     Fiscal year ended December 31, 2006: $4,960



HIGH YIELD BOND PORTFOLIO



     Fiscal year ended December 31, 2006: $12,476


BALANCED PORTFOLIO


     Fiscal year ended December 31, 2004: $606,428

     Fiscal year ended December 31, 2005: $107,782

     Fiscal year ended December 31, 2006: $65,580



     During the year ended December 31, 2005, the Balanced Portfolio paid $1,690 in brokerage commissions to Goldman Sachs & Company, an affiliate of Goldman Sachs Asset Management, LP.



VALUE & INCOME PORTFOLIO



     Fiscal year ended December 31, 2004: $2,831,824

     Fiscal year ended December 31, 2005: $3,257,770

     Fiscal year ended December 31, 2006: $1,599,906



     During the year ended December 31, 2004, the Value & Income Portfolio paid $1,356,078 in brokerage commissions to Sanford C. Bernstein & Co. LLC, an affiliate of Alliance Capital Management LP and AllianceBernstein.



     During the year ended December 31, 2005, the Value & Income Portfolio paid $516,496 in brokerage commissions to Sanford C. Bernstein & Co. LLC, an affiliate of Alliance Capital Management LP and AllianceBernstein.

     During the year ended December 31, 2006, the Value & Income Portfolio paid $160,776 in brokerage commissions to Sanford C. Bernstein & Co. LLC, an affiliate of AllianceBernstein.


VALUE PORTFOLIO

     Fiscal year ended December 31, 2005: $11,590

     Fiscal year ended December 31, 2006: $43,706


GROWTH & INCOME PORTFOLIO


     Fiscal year ended December 31, 2004: $1,501,940


     Fiscal year ended December 31, 2005: $956,356


     Fiscal year ended December 31, 2006: $1,087,033



     During the year ended December 31, 2004, the Growth & Income Portfolio paid $49,542 in brokerage commissions to Goldman Sachs & Company, an affiliate of Goldman Sachs Asset Management, LP.



     During the year ended December 31, 2004, the Growth & Income Portfolio paid $2,018 in brokerage commissions to Spear, Leeds & Kellogg, an affiliate of Goldman Sachs Asset Management, LP.



     During the year ended December 31, 2004, the Growth & Income Portfolio paid $65 in brokerage commissions to Wave Securities LLC, an affiliate of Goldman Sachs Asset Management, LP.



     During the year ended December 31, 2005, the Growth & Income Portfolio paid $235,106 in brokerage commissions to Goldman Sachs & Company, an affiliate of Goldman Sachs Asset Management, LP.



     During the year ended December 31, 2006, the Growth & Income Portfolio paid $56,801 in brokerage commissions to Goldman Sachs & Company, an affiliate of Goldman Sachs Asset Management, L.P.



     During the year ended December 31, 2006, the Growth & Income Portfolio paid $24,326 in brokerage commissions to Goldman Sachs Execution and Clearing, L.P., an affiliate of Goldman Sachs Asset Management, L.P.


EQUITY GROWTH PORTFOLIO


     Fiscal year ended December 31, 2004: $7,357,373

     Fiscal year ended December 31, 2005: $3,619,823

     Fiscal year ended December 31, 2006: $4,015,256



     During the year ended December 31, 2004, the Equity Growth Portfolio paid $24,051 in brokerage commissions to Bank of America International, an affiliate of Marsico Capital Management LLC.



     During the year ended December 31, 2005, the Equity Growth Portfolio paid $43,885 in brokerage commissions to Bank of America International, an affiliate of Marsico Capital Management LLC.



     During the year ended December 31, 2006, the Equity Growth Portfolio paid $53,044 in brokerage commissions to Banc of America Securities LLC, an affiliate of Marsico Capital Management, LLC.



AGGRESSIVE EQUITY PORTFOLIO



        Fiscal year ended December 31, 2004: $4,220,632


        Fiscal year ended December 31, 2005: $1,419,696


        Fiscal year ended December 31, 2006: $936,392


MID-CAP VALUE PORTFOLIO


        Fiscal year ended December 31, 2004: $1,331,978

        Fiscal year ended December 31, 2005: $1,092,806

        Fiscal year ended December 31, 2006: $1,309,553

MID-CAP GROWTH PORTFOLIO


        Fiscal year ended December 31, 2004: $1,911,133

        Fiscal year ended December 31, 2005: $812,143

        Fiscal year ended December 31, 2006: $1,077,834


SMALL-CAP VALUE PORTFOLIO


        Fiscal year ended December 31, 2004: $268,301

        Fiscal year ended December 31, 2005: $643,385

        Fiscal year ended December 31, 2006: $271,944


SPECIAL EQUITY PORTFOLIO


        Fiscal year ended December 31, 2004: $7,610,588

        Fiscal year ended December 31, 2005: $5,393,858

        Fiscal year ended December 31, 2006: $5,530,827


SMALL-CAP GROWTH PORTFOLIO


        Fiscal year ended December 31, 2004: $316,614

        Fiscal year ended December 31, 2005: $658,282

        Fiscal year ended December 31, 2006: $870,007



        During the year ended December 31, 2005, the Small-Cap Growth Portfolio paid $2,069 in brokerage commissions to Suntrust Capital Markets, Inc., an affiliate of Trusco Capital Management, Inc.



INTERNATIONAL EQUITY PORTFOLIO



        Fiscal year ended December 31, 2004: $10,153,185

        Fiscal year ended December 31, 2005: $3,991,260

        Fiscal year ended December 31, 2006: $3,435,231



For the fiscal year ended December 31, 2006, the Portfolios executed an aggregate of $2,794,572,077 in brokerage transactions related to research services and paid $2,557,079 in commissions related to such transactions.

For each affiliated broker, the tables below set forth the percentage of each Portfolio's aggregate brokerage commissions paid to the broker during the fiscal year ended December 31, 2006, and the percentage of the each aggregate dollar amount of transactions involving the payment of commissions effected through the broker during the same period.



-------------------------------------------------------------------------------------------------
                                                                                 PERCENTAGE OF
                                                                               AGGREGATE DOLLAR
                                                           PERCENTAGE OF           AMOUNT OF
                                                             AGGREGATE           TRANSACTIONS
                                                             BROKERAGE         INVOLVING PAYMENT
PORTFOLIO                     AFFILIATED BROKER           COMMISSIONS PAID      OF COMMISSIONS
-------------------------------------------------------------------------------------------------
 Value & Income
 Portfolio             Sanford C. Bernstein & Co. LLC       10.05                 14.22
-------------------------------------------------------------------------------------------------
 Growth & Income
 Portfolio                 Goldman Sachs & Company           5.23                 7.98
-------------------------------------------------------------------------------------------------
 Growth & Income
 Portfolio                Goldman Sachs Execution &          2.24                 1.57
                                 Clearing LP
-------------------------------------------------------------------------------------------------
 Equity Growth
 Portfolio             Banc of America Securities LLC        1.32                 1.12
-------------------------------------------------------------------------------------------------



During the fiscal year ended December 31, 2006, the Portfolios purchased securities issued by the following regular broker-dealers of the Portfolios, which had the following values as of December 31, 2006.



---------------------------------------------------------------------------------------
                                                                 VALUE OF SECURITIES
                       BROKER-DEALER                           AS OF DECEMBER 31, 2006
---------------------------------------------------------------------------------------
 Banc of America Securities LLC                                     $197,207,654
---------------------------------------------------------------------------------------
 Barclays PLC                                                       $114,392,009
---------------------------------------------------------------------------------------
 Citigroup, Inc.                                                    $296,403,249
---------------------------------------------------------------------------------------
 Credit Suisse Group                                                $127,056,712
---------------------------------------------------------------------------------------
 Deutsche Bank, AG                                                  $  4,174,774
---------------------------------------------------------------------------------------
 Goldman Sachs Group, Inc.                                          $135,777,664
---------------------------------------------------------------------------------------
 Investors Bank and Trust                                           $310,951,800
---------------------------------------------------------------------------------------
 JP Morgan Chase & Company                                          $272,202,961
---------------------------------------------------------------------------------------
 Lehman Brothers Holdings, Inc.                                     $ 58,715,843
---------------------------------------------------------------------------------------
 Merrill Lynch & Company, Inc.                                      $169,828,380
---------------------------------------------------------------------------------------
 Morgan Stanley                                                     $123,906,344
---------------------------------------------------------------------------------------
 UBS Securities                                                     $179,498,452
---------------------------------------------------------------------------------------


ITEM 17.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES.

Beneficial interests in each Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in each Portfolio may only be made by investment companies, common or commingled trust funds or similar organizations or entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

The net asset value per share of each Portfolio is determined on each day during which the NYSE is open for trading. As of the date of this Part B, the NYSE is open for trading every weekday except for the following holidays (or the days on which they are observed): New Year's Day, Martin Luther King Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas and during emergencies. This determination of net asset value is made once each day as of the close of regular trading on the New York Stock Exchange, normally 4:00 p.m., New York time, by dividing the total assets of a Portfolio or the total assets attributable to a class less all of the liabilities attributable to that Portfolio or class, by the total number of shares of that Fund or class outstanding at the time the determination is made. Purchases and redemptions will be effected at the time of determination of net asset value next following the receipt of any purchase or redemption order deemed to be in good order.

For purposes of calculating net asset value per share, all assets and liabilities initially expressed in non-U.S. currencies will be converted into U.S. dollars at the prevailing market rates or, if there are no market rates, at fair value at the time of valuation. Equity securities are valued at the last sale price on the exchange on which they are primarily traded or at the last quoted bid price for securities in which there were no sales during the day or for unlisted securities. Portfolio securities listed on the NASDAQ National Market and NASDAQ Small Cap Market for which reliable market quotations are available are valued at the official closing price or, if there is no official closing price on that day, at the last sale price. Securities listed on a non-U.S. exchange are normally valued at the last quoted sale price available before the time when net assets are valued. Bonds and other fixed income securities (other than short-term obligations) are valued on the basis of valuations furnished by a pricing service, the use of which has been approved by the Board of Trustees of the Trusts and Portfolio Trusts. In making such valuations, the pricing service utilizes both dealer-supplied valuations and electronic data processing techniques that take into account appropriate factors such as institutional-size trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data, without exclusive reliance upon quoted prices or exchange or over-the-counter prices, since such valuations are believed to reflect more accurately the value of such securities. If the pricing service is unable to supply a price, or if the price supplied is deemed by the manager to be unreliable, the market price may be determined by the manager, using quotations received from one or more brokers/dealers that make a market in the security. When such prices or quotations are not available or are believed to be unreliable, a Fund may price securities using fair value procedures approved by the Board of Trustees of the Trusts and Portfolio Trusts. Short-term obligations (maturing in 60 days or less) are valued at amortized cost, which fairly reflects the market value as determined by the Board of Trustees of the applicable Trust or Portfolio Trust. Securities for which there are no such valuations are valued using fair value procedures established by and under the general supervision of the Board of Trustees of the applicable Trust or Portfolio Trust.

Trading in securities on most foreign exchanges and over-the-counter markets is normally completed before the close of regular trading on the NYSE. Trading may also take place on days on which the NYSE is closed and on which it is not possible to purchase or redeem shares of a Fund. If events materially affecting the value of foreign securities occur between the time at which the market price is determined and the time when a Fund's net asset value is calculated, such securities may be valued using fair value procedures established by and under the general supervision of the Board of Trustees of the applicable Trust or Portfolio Trust.

Interest income on long-term obligations held for a Portfolio is determined on the basis of interest accrued plus amortization of "original issue discount" (generally, the difference between issue price and stated redemption price at maturity) and premiums (generally, the excess of purchase price over stated redemption price at maturity). Interest income on short-term obligations is determined on the basis of interest accrued plus amortization of any premiums.

Part A contains further information on the procedures, including the fair value procedures approved by the Board of Trustees of the Trusts and Portfolio Trusts, to be used to value each Fund's securities.

Each investor in each Portfolio may add to or reduce its investment in the Portfolio on each day that the New York Stock Exchange is open for trading. As of 4:00 p.m. (New York time) (or any earlier close of regular trading on the Exchange) on each such day, the value of each investor's interest in a Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage representing that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or reductions which are to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (a) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 p.m. (or the earlier close of regular trading on the Exchange) on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in the Portfolio effected on such day, and (b) the denominator of which is the aggregate net asset value of the Portfolio as of 4:00 p.m. (or the earlier close of regular trading on the Exchange) on such day plus or minus, as the case may be, the amount of the net additions to or reductions in the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in a Portfolio as of 4:00 p.m. (or the earlier close of regular trading on the Exchange) on the following day the Exchange is open for trading.

Subject to compliance with applicable regulations, the Trust has reserved the right to pay the redemption price of beneficial interests in a Portfolio, either totally or partially, by a distribution in kind of readily marketable securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the beneficial interests being sold. If a holder of beneficial interests received a distribution in kind, such holder could incur brokerage or other charges in converting the securities to cash.

The Trust may suspend the right of redemption or postpone the date of payment for beneficial interests in a Portfolio more than seven days during any period when (a) trading in the markets the Portfolio normally utilizes is restricted, or an emergency, as defined by the rules and regulations of the SEC, exists making disposal of the Portfolio's investments or determination of its net asset value not reasonably practicable; (b) the Exchange is closed (other than customary weekend and holiday closings); or (c) the SEC has by order permitted such suspension.

ITEM 18.  CAPITAL STOCK AND OTHER SECURITIES.

Each Portfolio is a series of the Trust, which is organized under the laws of the State of New York. Under the Trust's Declaration of Trust, the Trustees are authorized to issue beneficial interests in one or more series (each a "Series"), including the Portfolios. Currently, the eighteen Portfolios are the only active Series of the Trust. No investors in a Series shall be held personally liable for the obligations and liabilities of that Series. The Declaration of Trust provides that the Trust may maintain appropriate insurance (for example, a fidelity bond and errors and omissions insurance) for the protection of the Trust, its investors, Trustees, officers, employees and agents, and covering possible tort and other liabilities.

Investors in a Series are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of their respective Series only. Upon liquidation or dissolution of a Series, investors are entitled to share pro rata in that Series' (and no other Series') net assets available for distribution to its investors. The Trust reserves the right to create and issue additional Series of beneficial interests, in which case the beneficial interests in each new Series would participate equally in the earnings, dividends and assets of that particular Series only (and no other Series). Any property of the Trust is allocated and belongs to a specific Series to the exclusion of all other Series. All consideration received by the Trust for the issuance and sale of beneficial interests in a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings and proceeds thereof, and any funds or payments derived from any reinvestment of such proceeds, is held by the Trustees in a separate subtrust (a Series) for the benefit of investors in that Series and irrevocably belongs to that series for all purposes. Neither a Series nor investors in that Series possess any right to or interest in the assets belonging to any other Series.

Investments in a Series have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in a Series may not be transferred. Certificates representing an investor's beneficial interest in a Series are issued only upon the written request of an investor.

The Declaration of Trust provides that Trustees may, in their discretion, require the Trust to redeem interests held by any investor for any reason under terms set by the Trustees.

Each investor is entitled to a vote in proportion to the amount of its investment in each Series. Investors in a Series do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in all outstanding Series may elect all of the Trustees if they choose to do so and in such event other investors would not be able to elect any Trustees. Investors in each Series will vote as a separate class except as to voting of Trustees, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all Series. As to any matter which does not affect the interest of a particular Series, only investors in the one or more affected Series are entitled to vote. The Trust is not required and has no current intention of holding annual meetings of investors, but the Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote.

The Trust or any Portfolio, may merge or consolidate or may sell, lease or exchange substantially all of its assets when authorized at any meeting of investors by a majority of the outstanding interests of the Trust (or of the affected Portfolio), or by written consent, without a meeting, of the holders of a majority of the outstanding interests voting as a single class. The Trust or any Portfolio may reincorporate or reorganize (but not with another operating entity) without any investor vote. The Trust may be terminated at any time by the affirmative vote of investors holding not less than two-thirds of all outstanding interests, or by the Trustees by written notice to the investors. Any Portfolio may be terminated at any time by the affirmative vote of investors holding not less than two-thirds of the interests in that Portfolio, or by the Trustees by written notice to the investors of that Portfolio. If not so terminated, the Trust will continue indefinitely.

The Trust's Declaration of Trust provides that obligations of the Trust are not binding upon the Trustees individually but only upon the property of the Trust and that the Trustees will not be liable for any action or failure to act, except for willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the individual's office.

The Trust's Declaration of Trust further provides that it will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Trust, unless, as to liability to the Trust or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Trust. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent legal counsel chosen by a majority of the Trustees and determined by them in their reasonable judgement to be independent, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

ITEM 19.  TAXATION OF EACH PORTFOLIO.

The Trust is organized as a trust under New York law. The Trust has determined that each Portfolio is properly treated as a separate partnership for federal and New York State income tax purposes. Accordingly, under those tax laws, the Portfolios are not subject to any income tax. Each Portfolio's taxable year ends December 31. Although the Portfolios are not subject to federal income tax, they file appropriate federal income tax returns.

A Portfolio may be subject to foreign withholding and other taxes with respect to income on certain securities of non-U.S. issuers. These taxes may be reduced or eliminated under the terms of an applicable U.S. income tax treaty. It is not possible to determine a Portfolio's effective rate of foreign tax in advance, since the amount of the Portfolio's assets to be invested within various countries is not known. The Trust does not anticipate that investors qualifying as regulated investment companies under Section 851 of the Code ("RICs") and investing substantially all of their assets in any Portfolio other than the International Equity Portfolio will be able to pass through to their shareholders any foreign tax credit or deduction for federal income tax purposes with respect to such investors' allocable shares of the foreign withholding taxes paid by the Portfolio, if any. Investors qualifying as RICs and investing in the International Equity Portfolio may be able to pass through to their shareholders any foreign tax credit or deduction for federal income tax purposes with respect to such investors' allocable shares of the foreign withholding taxes paid by that Portfolio, if any, if at the end of the investor's fiscal year the investor holds more than 50% of the value of its assets in foreign stocks and securities and meets applicable distribution requirements.



Each investor in a Portfolio must take into account its allocable share of that Portfolio's ordinary income, expense, capital gains and losses, credits, and other items in determining its income tax liability. The determination of such share is made in accordance with the governing instruments of the Trust and the provisions of the Code, and regulations promulgated thereunder. Distributions to and withdrawals by an investor are generally not taxable. However, to the extent the cash proceeds of any withdrawal or distribution exceed an investor's adjusted tax basis in its partnership interest in a Portfolio, the investor will generally realize gain for federal income tax purposes. If, upon a complete withdrawal (i.e., a redemption of its entire interest in the Portfolio), the investor's adjusted tax basis in its partnership interest in the Portfolio exceeds the proceeds of the withdrawal, the investor will generally realize a loss for federal income tax purposes. An investor's adjusted tax basis in its partnership interest in the Portfolio will generally be the aggregate price paid therefor, increased by the amounts of its distributive shares of items of realized net income and gain (including income, if any, exempt from federal income tax), and reduced, but not below zero, by the amounts of its distributive shares of items of net loss and the amounts of any distributions received by the investor. This discussion does not address any distributions by the Portfolios in kind (i.e., any distributions of readily marketable securities or other non-cash property), which will be subject to special tax rules and may have consequences different from those described in this paragraph.


The Trust believes that, in the case of an investor in a Portfolio that seeks to qualify as a RIC, the investor should be treated for federal income tax purposes as an owner of an undivided interest in the assets and operations of the Portfolio, and accordingly should be deemed to own a proportionate share of each of the assets of the Portfolio and be entitled to treat as earned by it the portion of the Portfolio's gross income attributable to that share. Each investor should consult its tax advisers regarding whether, in light of its particular tax status and any special tax rules applicable to it, this approach applies to its investment in the Portfolio, or whether a Portfolio should be treated, as to it, as a separate entity as to which the investor has no direct interest in Portfolio assets or operations.


In order to enable an investor in a Portfolio that seeks to qualify as a RIC to so qualify, the Trust intends that each Portfolio will satisfy the requirements of Subchapter M of the Code relating to the nature of each Portfolio's gross income and the composition (diversification) of each Portfolio's assets as if those requirements were directly applicable to such Portfolio and will allocate and permit withdrawals of its net investment income and any net realized capital gains in a manner that will enable an investor that seeks to qualify as a RIC to comply with the qualification and distribution requirements imposed by the Code.


Foreign exchange gains and losses realized by a Portfolio will generally be treated as ordinary income and losses for federal income tax purposes. Certain uses of foreign currency and foreign currency forward contracts and investments in certain "passive foreign investment companies" may be limited in order to enable an investor that is a RIC to avoid imposition of a tax. A Portfolio may elect to mark to market any investments in "passive foreign investment companies" on the last day of each year. This election may cause the Portfolio to recognize income prior to the receipt of cash payments with respect to those investments; in order to enable any investor which is a RIC to distribute this income and avoid a tax, the Portfolio may be required to liquidate portfolio securities that it might otherwise have continued to hold, potentially resulting in additional taxable gain or loss.


A Portfolio's investment in zero-coupon bonds, deferred interest bonds, payment-in-kind bonds, certain stripped securities and certain securities purchased at a market discount will cause the Portfolio to recognize income prior to the receipt of cash payments with respect to those securities. In order to enable any investor which is a RIC to distribute this income and avoid a tax, the Portfolio may be required to liquidate portfolio securities that it might otherwise have continued to hold, potentially resulting in additional taxable gain or loss.


A Portfolio's short sales "against the box" and transactions in options, foreign currency forward contracts, and futures contracts, if any, will be subject to special tax rules that may affect the amount, timing, and character of Portfolio income. For example, certain positions held for the Portfolio on the last business day of each taxable year will be marked to market (i.e., treated as if sold) on that day, and any gain or loss associated with the positions will be treated as 60% long-term and 40% short-term capital gain or loss. Certain positions held for a Portfolio that substantially diminish its risk of loss with respect to other positions in its portfolio may constitute "straddles," and may be subject to special tax rules that would cause deferral of Portfolio losses and adjustments in the holding periods of Portfolio securities. Certain tax elections exist for straddles that may alter the effects of these rules. Each Portfolio intends to limit its activities in options, foreign currency forward contracts, and futures contracts to the extent necessary to enable any investor which seeks to qualify as a RIC to meet the requirements of Subchapter M of the Code.


There are certain tax issues which will be relevant to only certain investors, specifically, investors which are segregated asset accounts and investors who contribute assets other than cash to a Portfolio. It is intended that such segregated asset accounts will be able to satisfy diversification requirements applicable to them and that such contributions of assets will not be taxable provided certain requirements are met. Such investors are advised to consult their own tax advisers as to the tax consequences of an investment in a Portfolio.

The above discussion does not address the special tax rules applicable to certain classes of investors, such as tax-exempt entities, insurance companies, and financial institutions, or the state, local, or non-U.S. tax laws that may be applicable to certain investors. Investors should consult their own tax advisers with respect to the special tax rules that may apply in their particular situations, as well as the state, local, or foreign tax consequences to them of investing in a Portfolio.

ITEM 20.  UNDERWRITERS.

The exclusive placement agent for the Portfolios is Diversified Investors Securities Corp. ("DISC"). DISC receives no compensation for serving as the exclusive placement agent for the Portfolios.

ITEM 21.  CALCULATION OF PERFORMANCE DATA.

Not applicable.

ITEM 22.  FINANCIAL STATEMENTS.


The financial statements of the Trust as of December 31, 2006, have been filed with the Securities and Exchange Commission as part of the Trust's annual report pursuant to Section 30(b) of the 1940 Act and Rule 30b2-1 thereunder, and are hereby incorporated herein by reference from such report. A copy of such report will be provided without charge to each person receiving this Part B.

                                                                      APPENDIX A

                        DESCRIPTION OF SECURITY RATINGS

STANDARD & POOR'S

CORPORATE AND MUNICIPAL BONDS

Issue credit ratings are based in varying degrees, on the following considerations: (1) likelihood of payment -- capacity and willingness of the obligor to meet its financial commitment on an obligation in accordance with the terms of the obligation; (2) nature of and provisions of the obligation; and (3) protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.

The issue ratings definitions are expressed in terms of default risk. As such, they pertain to senior obligations of an entity. Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy, as noted above.

AAA -- An obligation rated "AAA" has the highest rating assigned by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

AA -- An obligation rated "AA" differs from the highest-rated obligations only in small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.

A -- An obligation rated "A" is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

BBB -- An obligation rated "BBB" exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

BB, B, CCC, CC, AND C -- Obligations rated "BB", "B", "CCC", "CC", and "C" are regarded as having significant speculative characteristics. "BB" indicates the least degree of speculation and "C" the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB -- An obligation rated "BB" is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions, which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

B -- An obligation rated "B" is more vulnerable to nonpayment than obligations rated "BB", but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

CCC -- An obligation rated "CCC" is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC -- An obligation rated "CC" is currently highly vulnerable to nonpayment.

C -- The "C" rating may be used to cover a situation where a bankruptcy petition has been filed or similar action has been taken, but payments on this obligation are being continued.

D -- An obligation rated "D" is in payment default. The "D" rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. The "D" rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

Plus (+) or Minus (-): The "AA" to "CCC" ratings may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

N.R.: Not rated.

I -- The letter "i" subscript is used for issues in which the credit factors, terms, or both, that determine the likelihood of receipt of payment of interest are different from the credit factors, terms or both that determine the likelihood of receipt of principal on the obligation. The "i" subscript indicates that the rating addresses the interest portion of the obligation only. The "i" subscript will always be used in conjunction with the "p" subscript, which addresses likelihood of receipt of principal. For example, a rated obligation could be assigned ratings of "AAAp N.R.i" indicating that the principal portion is rated "AAA" and the interest portion of the obligation is not rated.

L -- Ratings qualified with "L" apply only to amounts invested up to federal deposit insurance limits.

P -- The letter "p" subscript is used for issues in which the credit factors, the terms, or both, that determine the likelihood of receipt of payment of principal are different from the credit factors, terms or both that determine the likelihood of receipt of interest on the obligation. The "p" subscript indicates that the rating addresses the principal portion of the obligation only. The "p" subscript will always be used in conjunction with the "i" subscript, which addresses likelihood of receipt of interest. For example, a rated obligation could be assigned ratings of "AAAp N.R.i" indicating that the principal portion is rated "AAA" and the interest portion of the obligation is not rated.

PI -- Ratings with a "pi" subscript are based on an analysis of an issuer's published financial information, as well as additional information in the public domain. They do not, however, reflect in-depth meetings with an issuer's management and are therefore based on less comprehensive information than ratings without a "pi" subscript. Ratings with a "pi" subscript are reviewed annually based on a new year's financial statements, but may be reviewed on an interim basis if a major event occurs that may affect the issuer's credit quality.

PR -- The letters "pr" indicate that the rating is provisional. A provisional rating assumes the successful completion of the project financed by the debt being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful, timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, makes no comment on the likelihood of or the risk of default upon failure of such completion. The investor should exercise his own judgment with respect to such likelihood and risk.

T -- This symbol indicates termination structures that are designed to honor their contracts to full maturity or, should certain events occur, to terminate and cash settle all their contracts before their final maturity date.

Debt obligations of issuers outside the United States and its territories are rated on the same basis as domestic corporate and municipal issues. The ratings measure the creditworthiness of the obligor but do not take into account currency exchange and related uncertainties.

Bond Investment Quality Standards: Under present commercial bank regulations issued by the Comptroller of the Currency, bonds rated in the top four categories ("AAA", "AA", "A", "BBB", commonly known as investment-grade ratings) generally are regarded as eligible for bank investment. Also, the laws of various states governing legal investments impose certain rating or other standards for obligations eligible for investment by savings banks, trust companies, insurance companies, and fiduciaries in general.

SHORT-TERM ISSUER CREDIT RATINGS

A-1 -- An obligor rated "A-1" has strong capacity to meet its financial commitments. It is rated in the highest category by Standard & Poor's. Within this category, certain obligors are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitments is extremely strong.

A-2 -- An obligor rated "A-2" has satisfactory capacity to meet its financial commitments. However, it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligors in the highest rating category.

A-3 -- An obligor rated "A-3" has adequate capacity to meet its financial obligations. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitments.

B -- An obligor rated "B" is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitments.

C -- An obligor rated "C" is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for it to meet its financial commitments.

R -- An obligor rated "R" is under regulatory supervision owing to its financial condition. During the pendency of the regulatory supervision the regulators may have the power to favor one class of obligations over others or pay some obligations and not others. Please see Standard & Poor's issue credit ratings for a more detailed description of the effects of regulatory supervision on specific issues or classes of obligations.

SD AND D -- An obligor rated "SD" (selective default) or "D" has failed to pay one or more of its financial obligations (rated or unrated) when it came due. A "D" rating is assigned when Standard & Poor's believes that the default will be a general default and that the obligor will fail to pay all or substantially all of its obligations as they come due. An "SD" rating is assigned when Standard & Poor's believes that the obligor has selectively defaulted on a specific issue or class of obligations but it will continue to meet its payment obligations on other issues or classes of obligations in a timely manner. Please see Standard & Poor's issue credit ratings for a more detailed description of the effects of a default on specific issues or classes of obligations.

N.R. -- An issuer designated N.R. is not rated.

COMMERCIAL PAPER

A -- Standard & Poor's commercial paper rating is a current assessment of the likelihood of timely payment of debt having an original maturity of no more than 365 days. Ratings are graded into several categories, ranging from "A" for the highest-quality obligations to "D" for the lowest. These categories are as follows:

A-1 -- This designation indicates that the degree of safety regarding timely payment is strong. Those issues determined to possess extremely strong safety characteristics are denoted with a plus sign (+) designation.

A-2 -- Capacity for timely payment on issues with this designation is satisfactory. However, the relative degree of safety is not as high as for issues designated "A-1".

A-3 -- Issues carrying this designation have an adequate capacity for timely payment. They are, however, more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

B -- Issues rated "B" are regarded as having only speculative capacity for timely payment.

C -- This rating is assigned to short-term debt obligations with a doubtful capacity for payment.

D -- Debt rated "D" is in payment default. The "D" rating category is used when interest payments or principal payments are not made on the date due, even if the applicable grace period has not expired, unless Standard & Poor's believes such payments will be made during such grace period.

MOODY'S

LONG-TERM OBLIGATION RATINGS

Moody's long-term obligation ratings are opinions of the relative credit risk of fixed-income obligations with an original maturity of one year or more. They address the possibility that a financial obligation will not be honored as promised. Such ratings reflect both the likelihood of default and any financial loss suffered in the event of default.

Aaa -- Obligations rated Aaa are judged to be of the highest quality, with minimal credit risk.

Aa -- Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.

A -- Obligations rated A are considered upper-medium grade and are subject to low credit risk.

Baa -- Obligations rated Baa are subject to moderate credit risk. They are considered medium-grade and as such may possess certain speculative characteristics.

Ba -- Obligations rated Ba are judged to have speculative elements and are subject to substantial credit risk.

B -- Obligations rated B are considered speculative and are subject to high credit risk.

Caa -- Obligations rated Caa are judged to be of poor standing and are subject to very high credit risk.

Ca -- Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C -- Obligations rated C are the lowest rated class of bonds and are typically in default, with little prospect for recovery of principal or interest.

Note: Moody's applies numerical modifiers "1", "2" and "3" in each generic rating classification from "Aa" through "Caa." The modifier "1" indicates that the obligation ranks in the higher end of its generic rating category; the modifier "2" indicates a mid-range ranking; and the modifier "3" indicates a ranking in the lower end of that generic rating category.

SHORT-TERM RATINGS

Moody's short-term ratings are opinions of the ability of issuers to honor short-term financial obligations. Ratings may be assigned to issuers, short-term programs or to individual short-term debt instruments. Such obligations generally have an original maturity not exceeding thirteen months, unless explicitly noted.

P-1 -- Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

P-2 -- Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

P-3 -- Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.

NP -- Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

FITCH

INTERNATIONAL LONG-TERM CREDIT RATINGS

International Long-Term Credit Ratings are more commonly referred to as simply "Long-Term Ratings". The following scale applies to foreign currency and local currency ratings.

International credit ratings assess the capacity to meet foreign or local currency commitments. Both foreign and local currency ratings are internationally comparable assessments. The local currency rating measures the probability of payment only within the sovereign state's currency and jurisdiction.

Investment Grade

AAA -- Highest credit quality. "AAA" ratings denote the lowest expectation of credit risk. They are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA -- Very high credit quality. "AA" ratings denote a very low expectation of credit risk. They indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A -- High credit quality. "A" ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

BBB -- Good credit quality. "BBB" ratings indicate that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

Speculative Grade

BB -- Speculative. "BB" ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

B -- Highly speculative. "B" ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

CCC, CC, C -- High default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. A "CC" rating indicates that default of some kind appears probable. "C" ratings signal imminent default.

DDD, DD, D -- Default. The ratings of obligations in this category are based on their prospects for achieving partial or full recovery in a reorganization or liquidation of the obligor. While expected recovery values are highly speculative and cannot be estimated with any precision, the following serve as general guidelines. "DDD" obligations have the highest potential for recovery, around 90%-100% of outstanding amounts and accrued interest. "DD" indicates potential recoveries in the range of 50%-90% and "D" the lowest recovery potential, i.e., below 50%. Entities rated in this category have defaulted on some or all of their obligations. Entities rated "DDD" have the highest prospect for resumption of performance or continued operation with or without a formal reorganization process. Entities rated "DD" and "D" are generally undergoing a formal reorganization or liquidation process; those rated "DD" are likely to satisfy a higher portion of their outstanding obligations, while entities rated "D" have a poor prospect of repaying all obligations.

"+" OR "-" may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the "AAA" category or to categories below "CCC".

"NR" indicates that Fitch Ratings does not publicly rate the issuer or issue in question.

"WITHDRAWN": A rating is withdrawn when Fitch Ratings deems the amount of information available to be inadequate for rating purposes, or when an obligation matures, is called, or refinanced.

RATING WATCH: Ratings are placed on Rating Watch to notify investors that there is a reasonable probability of a rating change and the likely direction of such change. These are designated as "Positive", indicating a potential upgrade, "Negative", for a potential downgrade, or "Evolving", if ratings may be raised, lowered or maintained. Rating Watch is typically resolved over a relatively short period.

A Rating Outlook indicates the direction a rating is likely to move over a one to two-year period. Outlooks may be positive, stable, or negative. A positive or negative Rating Outlook does not imply a rating change is inevitable. Similarly, ratings for which outlooks are "stable" could be upgraded or downgraded before an outlook moves to positive or negative if circumstances warrant such an action. Occasionally, Fitch may be unable to identify the fundamental trend and in these cases, the Rating Outlook may be described as "evolving".

INTERNATIONAL SHORT-TERM CREDIT RATINGS

International Short-Term Credit Ratings are more commonly referred to as simply "Short-Term Ratings". The following scale applies to foreign currency and local currency ratings.

A short-term rating has a time horizon of less than 12 months for most obligations, or up to three years for U.S. public finance securities, and thus places greater emphasis on the liquidity necessary to meet financial commitments in a timely manner.

International credit ratings assess the capacity to meet foreign or local currency commitments. Both foreign and local currency ratings are internationally comparable assessments. The local currency rating measures the probability of payment only within the sovereign state's currency and jurisdiction.

F1 -- Highest credit quality. Indicates the strongest capacity for timely payment of financial commitments; may have an added "+" to denote any exceptionally strong credit feature.

F2 -- Good credit quality. A satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of the higher ratings.

F3 -- Fair credit quality. The capacity for timely payment of financial commitments is adequate; however, near-term adverse changes could result in a reduction to non-investment grade.

B -- Speculative. Minimal capacity for timely payment of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

C -- High default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon a sustained, favorable business and economic environment.

D -- Default. Denotes actual or imminent payment default.

"+" may be appended to an "F1" rating class to denote relative status within the category.

"NR" indicates that Fitch Ratings does not publicly rate the issuer or issue in question.

"WITHDRAWN": A rating is withdrawn when Fitch Ratings deems the amount of information available to be inadequate for rating purposes, or when an obligation matures, is called, or refinanced.

RATING WATCH: Ratings are placed on Rating Watch to notify investors that there is a reasonable probability of a rating change and the likely direction of such change. These are designated as "Positive", indicating a potential upgrade, "Negative", for a potential downgrade, or "Evolving", if ratings may be raised, lowered or maintained. Rating Watch is typically resolved over a relatively short period.

                                                                      APPENDIX B

DIVERSIFIED PROXY VOTING POLICIES

Diversified Investors Portfolios have retained ISS as agent to manage our proxy voting process. Diversified has adopted the ISS proxy voting guidelines specified below.

GLOBAL POLICY SUMMARY

CONCISE GLOBAL PROXY VOTING GUIDELINES

Following is a concise summary of general policies for voting global proxies. In addition, ISS has country-and market-specific policies, which are not captured below.

1. AUDITORS

AUDITOR RATIFICATION

Vote FOR proposals to ratify auditors, unless any of the following apply:

     - An auditor has a financial interest in or association with the company, and is therefore not independent,

     - There is reason to believe that the independent auditor has rendered an opinion which is neither accurate nor indicative of the company's financial position; or

     -  Fees for non-audit services ("Other" fees) are excessive.

2. BOARD OF DIRECTORS

VOTING ON DIRECTOR NOMINEES IN UNCONTESTED ELECTIONS

Vote CASE-BY-CASE on director nominees, examining, but not limited to, the following factors:

     -  Composition of the board and key board committees;

     -  Attendance at board and committee meetings;

     -  Corporate governance provisions and takeover activity;

     -  Disclosures under Section 404 of Sarbanes-Oxley Act;

     -  Long-term company performance relative to a market and peer index;

     -  Extent of the director's investment in the company;

     -  Existence of related party transactions;

     -  Whether the chairman is also serving as CEO;

     -  Whether a retired CEO sits on the board;

     -  Number of outside boards at which a director serves;

     - Majority vote standard for director elections without a provision to allow for plurality voting when there are more nominees than seats.

WITHHOLD from individual directors who:

     - Attend less than 75 percent of the board and committee meetings without a valid excuse (such as illness, service to the nation, work on behalf of the company);

     -  Sit on more than six public company boards;

     - Are CEOs of public companies who sit on the boards of more than two public companies besides their own -- withhold only at their outside boards.

WITHHOLD from the entire board of directors, (except from new nominees, who should be considered on a CASE-BY-CASE basis) if:

     - The company's proxy indicates that not all directors attended 75% of the aggregate of their board and committee meetings, but fails to provide the required disclosure of the names of the directors involved. If this information cannot be obtained, withhold from all incumbent directors;

     - The company's poison pill has a dead-hand or modified dead-hand feature. Withhold every year until this feature is removed;

     - The board adopts or renews a poison pill without shareholder approval since the beginning of 2005, does not commit to putting it to shareholder vote within 12 months of adoption, or reneges on a commitment to put the pill to a vote, and has not yet received a withhold recommendation for this issue;

     - The board failed to act on a shareholder proposal that received approval by a majority of the shares outstanding the previous year;

     - The board failed to act on a shareholder proposal that received approval of the majority of shares cast for the previous two consecutive years;

     - The board failed to act on takeover offers where the majority of the shareholders tendered their shares;

     - At the previous board election, any director received more than 50 percent withhold votes of the shares cast and the company has failed to address the issue(s) that caused the high withhold rate;

     - The company is a Russell 3000 company that underperformed its industry group (GICS group) under the criteria discussed in the section "Performance Test for Directors".

WITHHOLD from Inside Directors and Affiliated Outside Directors (per the Classification of Directors below) when:

     - The inside or affiliated outside director serves on any of the three key committees: audit, compensation, or nominating;

     - The company lacks an audit, compensation, or nominating committee so that the full board functions as that committee;

     - The company lacks a formal nominating committee, even if board attests that the independent directors fulfill the functions of such a committee;

     -  The full board is less than majority independent.

WITHHOLD from the members of the Audit Committee if:

     - The non-audit fees paid to the auditor are excessive (see discussion under Auditor Ratification);

     - A material weakness identified in the Section 404 Sarbanes-Oxley Act disclosures rises to a level of serious concern; there are chronic internal control issues and an absence of established effective control mechanisms;

     - There is persuasive evidence that the audit committee entered into an inappropriate indemnification agreement with its auditor that limits the ability of the company, or its shareholders, to pursue legitimate legal recourse against the audit firm.

WITHHOLD from the members of the Compensation Committee if:

     - There is a negative correlation between the chief executive's pay and company performance (see discussion under Equity Compensation Plans);

     - The company reprices underwater options for stock, cash or other consideration without prior shareholder approval, even if allowed in their equity plan;

     - The company fails to submit one-time transfers of stock options to a shareholder vote;

     - The company fails to fulfill the terms of a burn rate commitment they made to shareholders;

     -  The company has backdated options (see "Options Backdating" policy);

     - The company has poor compensation practices (see "Poor Pay Practices" policy). Poor pay practices may warrant withholding votes from the CEO and potentially the entire board as well.

WITHHOLD from directors, individually or the entire board, for egregious actions or failure to replace management as appropriate.

CLASSIFICATION/DECLASSIFICATION OF THE BOARD

Vote AGAINST proposals to classify the board. Vote FOR proposals to repeal classified boards, and to elect all directors annually.

INDEPENDENT CHAIR (SEPARATE CHAIR/CEO)

Generally vote FOR shareholder proposals requiring an independent director fill the position of chair, unless there are compelling reasons to recommend against the proposal, such as a counterbalancing governance structure. This should include all of the following:

     - Has a designated lead director, elected by and from the independent board members with clearly delineated and comprehensive duties. (The role may alternatively reside with a presiding director, vice chairman, or rotating lead director; however the director must serve a minimum of one year in order to qualify as a lead director.) At a minimum these should Include:

       -- Presiding at all meetings of the board at which the chairman is not present, including executive sessions of the independent directors,

       -- Serving as liaison between the chairman and the independent directors,

       --  Approving information sent to the board,

       --  Approving meeting agendas for the board,

       -- Approves meetings schedules to assure that there is sufficient time for discussion of all agenda items,

       --  Having the authority to call meetings of the independent directors,

       -- If requested by major shareholders, ensuring that he is available for consultation and direct communication;

     -  Two-thirds independent board;

     -  All-independent key committees;

     -  Established governance guidelines;

     -  The company does not under-perform its peers*.
------------------
* Starting in 2007, the industry peer group used for this evaluation will change from the 4-digit GICS group to the average of the 12 companies in the same 6-digit GICS group that are closest in revenue to the company, and identified on the executive compensation page of proxy analyses. To fail, the company must under-perform its index and industry group on all 4 measures (1 and 3 year performance, industry peers, and index).

  MAJORITY VOTE SHAREHOLDER PROPOSALS

Generally vote FOR precatory and binding resolutions requesting that the board change the company's bylaws to stipulate that directors need to be elected with an affirmative majority of votes cast, provided it does not conflict with the state law where the company is incorporated. Binding resolutions need to allow for a carve-out for a plurality vote standard when there are more nominees than board seats. Companies are strongly encouraged to also adopt a post-election policy (also know as a director resignation policy) that will provide guidelines so that the company will promptly address the situation of a holdover director.

3.  PROXY CONTESTS

VOTING FOR DIRECTOR NOMINEES IN CONTESTED ELECTIONS

Vote CASE-BY-CASE on the election of directors in contested elections, considering the following factors:

     - Long-term financial performance of the target company relative to its industry;

     -  Management's track record;

     -  Background to the proxy contest;

     -  Qualifications of director nominees (both slates);

     - Strategic plan of dissident slate and quality of critique against management;

     - Likelihood that the proposed goals and objectives can be achieved (both slates);

     -  Stock ownership positions.

REIMBURSING PROXY SOLICITATION EXPENSES

Vote CASE-BY-CASE on proposals to reimburse proxy solicitation expenses. When voting in conjunction with support of a dissident slate, vote FOR the reimbursement of all appropriate proxy solicitation expenses associated with the election.

4.  TAKEOVER DEFENSES

POISON PILLS

Vote FOR shareholder proposals requesting that the company submit its poison pill to a shareholder vote or redeem it UNLESS the company has (1) A shareholder approved poison pill in place, or (2) The company has adopted a policy concerning the adoption of a pill in the future specifying that the board will only adopt a shareholder rights plan if either:

     -  Shareholders have approved the adoption of the plan; or

     - The board, in its exercise of its fiduciary responsibilities, determines that it is in the best interest of shareholders under the circumstances to adopt a pill without the delay in adoption that would result from seeking stockholder approval (i.e. the "fiduciary out" provision). A poison pill adopted under this fiduciary out will be put to a shareholder ratification vote within twelve months of adoption or expire. If the pill is not approved by a majority of the votes cast on this issue, the plan will immediately terminate.

Vote FOR shareholder proposals calling for poison pills to be put to a vote within a time period of less than one year after adoption. If the company has no non-shareholder approved poison pill in place and has adopted a policy with the provisions outlined above, vote AGAINST the proposal. If these conditions are not met, vote FOR the proposal, but with the caveat that a vote within twelve months would be considered sufficient.

Vote CASE-by-CASE m management proposals on poison pill ratification, focusing on the features of the shareholder rights plan. Rights plans should contain the following attributes:

     -  No lower than a 20% trigger, flip-in or flip-over;

     -  A term of no more than three years;

     - No dead-hand, slow-hand, no-hand or similar feature that limits the ability of a future board to redeem the pill;

     - Shareholder redemption feature (qualifying offer clause); if the board refuses to redeem the pill 90 days after a qualifying offer is announced, ten percent of the shares may call a special meeting or seek a written consent to vote on rescinding the pill.

SUPERMAJORITY VOTE REQUIREMENTS

Vote AGAINST proposals to require a supermajority shareholder vote. Vote FOR proposals to lower supermajority vote requirements.

5. MERGERS AND CORPORATE RESTRUCTURINGS

For mergers and acquisitions, review and evaluate the merits and drawbacks of the proposed transaction, balancing various and sometimes countervailing factors including:

     - Valuation -- Is the value to be received by the target shareholders (or paid by the acquirer) reasonable? While the fairness opinion may provide an initial starting point for assessing valuation reasonableness, emphasis is placed on the offer premium, market reaction and strategic rationale.

     - Market reaction -- How has the market responded to the proposed deal? A negative market reaction should cause closer scrutiny of a deal.

     - Strategic rationale -- Does the deal make sense strategically? From where is the value derived? Cost and revenue synergies should not be overly aggressive or optimistic, but reasonably achievable. Management should also have a favorable track record of successful integration of historical acquisitions.

     - Negotiations and process -- Were the terms of the transaction negotiated at arms-length? Was the process fair and equitable? A fair process helps to ensure the best price for shareholders. Significant negotiation "wins" can also signify the deal makers' competency. The comprehensiveness of the sales process (e.g., full auction, partial auction, no auction) can also affect shareholder value.

     - Conflicts of interest -- Are insiders benefiting from the transaction disproportionately and inappropriately as compared to non-insider shareholders? As the result of potential conflicts, the directors and officers of the company may be more likely to vote to approve a merger than if they did not hold these interests. Consider whether these interests may have influenced these directors and officers to support or recommend the merger. The CIC figure presented in the "ISS Transaction Summary" section of this report is an aggregate figure that can in certain cases be a misleading indicator of the true value transfer from shareholders to insiders. Where such figure appears to be excessive, analyze the underlying assumptions to determine whether a potential conflict exists.

     - Governance -- Will the combined company have a better or worse governance profile than the current governance profiles of the respective parties to the transaction? If the governance profile is to change for the worse, the burden is on the company to prove that other issues (such as valuation) outweigh any deterioration in governance.

6. STATE OF INCORPORATION

REINCORPORATION PROPOSALS

Vote CASE-BY-CASE on proposals to change a company's state of incorporation, taking into consideration both financial and corporate governance concerns, including the reasons for reincorporating, a comparison of the governance provisions, comparative economic benefits, and a comparison of the jurisdictional laws. Vote FOR re-incorporation when the economic factors outweigh any neutral or negative governance changes.

7. CAPITAL STRUCTURE

COMMON STOCK AUTHORIZATION

Vote CASE-BY-CASE on proposals to increase the number of shares of common stock authorized for issuance using a model developed by ISS. Vote FOR proposals to approve increases beyond the allowable increase when a company's shares are in danger of being delisted or if a company's ability to continue to operate as a going concern is uncertain.

In addition, for capital requests that are less than or equal to 300 percent of the current authorized shares and marginally fail the calculated allowable cap (i.e., exceed the allowable cap by no more than 5 percent) vote on a CASE-BY-CASE basis. In this situation, vote FOR the increase based on the company's performance, and whether the company's ongoing use of shares has shown prudence.

ISSUE STOCK FOR USE WITH RIGHTS PLAN

Vote AGAINST proposals that increase authorized common stock for the explicit purpose of implementing a non-shareholder approved shareholder rights plan (poison pill).

PREFERRED STOCK

Vote AGAINST proposals authorizing the creation of new classes of preferred stock with unspecified voting, conversion, dividend distribution, and other rights ("blank check" preferred stock). Vote FOR proposals to create "de-clawed" blank check preferred stock (stock that cannot be used as a takeover defense). Vote FOR proposals to authorize preferred stock in cases where the company specifies the voting, dividend, conversion, and other rights of such stock and the terms of the preferred stock appear reasonable. Vote AGAINST proposals to increase the number of blank check preferred stock authorized for issuance when no shares have been issued or reserved for a specific purpose. Vote CASE-BY-CASE on proposals to increase the number of blank check preferred shares after analyzing the number of preferred shares available for issue given a company's industry and performance in terms of shareholder returns.

8. EXECUTIVE AND DIRECTOR COMPENSATION

POOR PAY PRACTICES

WITHHOLD from compensation committee members, CEO, and potentially the entire board, if the company has poor compensation practices, such as:

     - Egregious employment contracts (e.g., those containing multi-year guarantees for bonuses and grants);

     - Excessive perks that dominate compensation (e.g., tax gross-ups for personal use of corporate aircraft);

     - Huge bonus payouts without justifiable performance linkage or proper disclosure;

     - Performance metrics that are changed (e g., canceled or replaced during the performance period without adequate explanation of the action and the link to performance);

     - Egregious pension/SERP (supplemental executive retirement plan) payouts (e.g., the inclusion of additional years of service not worked or inclusion of performance-based equity awards in the pension calculation);

     - New CEO awarded an overly generous new hire package (e.g., including excessive "make whole" provisions or any of the poor pay practices listed in this policy);

     - Excessive severance provisions (e.g., including excessive change in control payments);

     - Change in control payouts without loss of job or substantial diminution of job duties;

     -  Internal pay disparity;

     -  Options backdating (covered in a separate policy); and

EQUITY COMPENSATION PLANS

Vote CASE-BY-CASE on equity-based compensation plans. Vote AGAINST the equity plan if any of the following factors apply:

     -  The total cost of the company's equity plans is unreasonable;

     - The plan expressly permits the repricing of stock options without prior shareholder approval;

     -  There is a disconnect between CEO pay and the company's performance;

     - The company's three year burn rate exceeds the greater of 2% and the mean plus 1 standard deviation of its industry group; or

     -  The plan is a vehicle for poor pay practices.

DIRECTOR COMPENSATION

Vote CASE-BY-CASE on compensation plans for non-employee directors, based on the cost of the plans against the company's allowable cap.

On occasion, director stock plans that set aside a relatively small number of shares when combined with employee or executive stock compensation plans exceed the allowable cap. Vote for the plan if ALL of the following qualitative factors in the board's compensation are met and disclosed in the proxy statement:

     - Director stock ownership guidelines with a minimum of three times the annual cash retainer.

     -  Vesting schedule or mandatory holding/deferral period:

         -- A minimum vesting of three years for stock options or restricted stock; or

         -- Deferred stock payable at the end of a three-year deferral period.

     -  Mix between cash and equity:

         -- A balanced mix of cash and equity, for example 40% cash/60% equity or 50% cash/50% equity; or

         -- If the mix is heavier on the equity component, the vesting schedule or deferral period should be more stringent, with the lesser of five years or the term of directorship.

     - No retirement/benefits and perquisites provided to non-employee directors; and

     - Detailed disclosure provided on cash and equity compensation delivered to each non- employee director for the most recent fiscal year in a table. The column headers for the table may include the following: name of each non-employee director, annual retainer, board meeting fees, committee retainer, committee-meeting fees, and equity grants.

EMPLOYEE STOCK PURCHASE PLANS -- QUALIFIED PLANS

Vote CASE-BY-CASE on qualified employee stock purchase plans. Vote FOR employee stock purchase plans where all of the following apply:

     -  Purchase price is at least 85% of fair market value;

     -  Offering period is 27 months or less; and

     - The number of shares allocated to the plan is ten percent or less of the outstanding shares.

EMPLOYEE STOCK PURCHASE PLANS -- NON-QUALIFIED PLANS

Vote CASE-by-CASE on nonqualified employee stock purchase plans. Vote FOR nonqualified employee stock purchase plans with all the following features:

     - Broad-based participation (i.e., all employees of the company with the exclusion of individuals with 5% or more of beneficial ownership of the company);

     - Limits on employee contribution, which may be a fixed dollar amount or expressed as a percent of base salary;

     - Company matching contribution up to 25% of employee's contribution, which is effectively a discount of 20% from market value;

     - No discount on the stock price on the date of purchase, since there is a company matching contribution.

OPTIONS BACKDATING

In cases where a company has practiced options backdating, WITHHOLD on a CASE-BY-CASE basis from the members of the contribution committee, depending on the severity of the practices and the subsequent corrective actions on the part of the board. WITHHOLD from the compensation committee members who oversaw the questionable options grant practices or from current compensation committee members who fail to respond to the issue proactively, depending on several factors, including, but not limited to:

     - Reason and motive for the options backdating issue, such as inadvertent vs. deliberate grant date changes;

     -  Length of time of options backdating;

     -  Size of restatement due to options backdating;

     - Corrective actions taken by the board or compensation committee, such as canceling or repricing backdated options, or recouping option gains on backdated grants;

     - Adoption of a grant policy that prohibits backdating, and creation of a fixed grant schedule or window period for equity grants going forward.

SEVERANCE AGREEMENTS FOR EXECUTIVES/GOLDEN PARACHUTES

Vote FOR shareholder proposals to require golden parachutes or executive severance agreements to be submitted for shareholder ratification, unless the proposal requires shareholder approval prior to entering into employment contracts. Vote on a CASE-BY-CASE basis on proposals to ratify or cancel golden parachutes. An acceptable parachute should include, but is not limited to, the following:

     -  The triggering mechanism should be beyond the control of management;

     - The amount should not exceed three times base amount (defined as the average annual taxable W-2 compensation) during the five years prior to the year in which the change of control occurs;

     - Change-in-control payments should be double-triggered, i.e., (1) after a change in control has taken place, and (2) termination of the executive as a result of the change in control. Change in control is defined as a change in the company ownership structure.

9. CORPORATE RESPONSIBILITY

ANIMAL RIGHTS

Generally vote AGAINST proposals to phase out the use of animals in product testing unless:

     - The company is conducting animal testing programs that are unnecessary or not required by regulation;

     - The company is conducting animal testing when suitable alternatives are accepted and used at peer firms;

     - The company has been the subject of recent, significant controversy related to its testing programs.

DRUG PRICING AND RE-IMPORTATION

Generally vote AGAINST proposals requesting that companies implement specific price restraints on pharmaceutical products, unless the company fails to adhere to legislative guidelines or industry norms in its product pricing. Vote CASE-BY-CASE on proposals requesting that the company evaluate their product pricing considering:

     -  The existing level of disclosure on pricing policies;

     -  Deviation from established industry pricing norms;

     - The company's existing initiatives to provide its products to needy consumers;

     -  Whether the proposal focuses on specific products or geographic regions.

Generally vote FOR proposals requesting that companies report on the financial and legal impact of their policies regarding prescription drug re-importation unless such information is already publicly disclosed. Generally vote AGAINST proposals requesting that companies adopt specific policies to encourage or constrain prescription drug re-importation.

GENETICALLY MODIFIED FOODS

Vote AGAINST proposals asking companies to voluntarily label genetically engineered (GE) ingredients in their products, or alternatively to provide interim labeling and eventually eliminate GE ingredients due to the costs and feasibility of labeling and/or phasing out the use of GE ingredients.

TOBACCO

Most tobacco-related proposals (such as on second-hand smoke, advertising to youth, and spin-offs of tobacco-related business) should be evaluated on a CASE-BY-CASE basis.

TOXIC CHEMICALS

Generally vote FOR resolutions requesting that a company discloses its policies related to toxic chemicals. Vote CASE-BY-CASE on resolutions requesting that companies evaluate and disclose the potential financial and legal uses associated with utilizing certain chemicals. Generally vote AGAINST resolutions requiring that a company reformulate its products within a certain timeframe, unless such actions are required by law in specific markets.

ARCTIC NATIONAL WILDLIFE REFUGE

     Generally vote AGAINST request for reports outlining potential environmental damage from drilling in the Arctic National Wildlife Refuge (ANWR) unless:

     - New legislation is adopted allowing development and drilling in the ANWR region;

     - The company intends to pursue operations in the ANWR; and

     - The company has not disclosed an environmental risk report for its ANWR operations.

CONCENTRATED AREA FEEDING OPERATIONS (CAFOS)

Vote FOR resolutions requesting that companies report to shareholders on the risks and liabilities associated with CAFOs, unless:

     - The company has publicly disclosed guidelines for its corporate and contract farming operations, including compliance monitoring; or

     - The company does not directly source from CAFOs.

GLOBAL WARMING AND KYOTO PROTOCOL COMPLIANCE

Generally vote FOR proposals requesting a report on greenhouse gas emissions from company operations and/or products unless this information is already publicly disclosed or such factors are not integral to the company's line of business. Generally vote AGAINST proposals that call for reduction in greenhouse gas emissions by specified amounts or within a restrictive time frame unless the company lags industry standards and has been the subject of recent, significant fines or litigation resulting from greenhouse gas emissions.

Generally vote FOR resolutions requesting that companies outline their preparations to comply with standards established by Kyoto Protocol signatory markets unless:

     - The company does not maintain operations in Kyoto signatory markets;

     - The company already evaluates and substantially discloses such information; or,

     - Greenhouse gas emissions do not significantly impact the company's core businesses.

POLITICAL CONTRIBUTIONS

Vote CASE-BY-CASE on proposals to improve the disclosure of a company's political contributions considering: recent significant controversy or litigation related to the company's political contributions or governmental affairs, and the public availability of a policy on political contributions. Vote AGAINST proposals barring the company from making political contributions.

LINK EXECUTIVE COMPENSATION TO SOCIAL PERFORMANCE

Vote CASE-BY-CASE on proposals to review ways of linking executive compensation to social factors, such as corporate downswings, customer or employee satisfaction, community involvement, human rights, environmental performance, predatory lending, and executive/employee pay disparities.

OUTSOURCING/OFF-SHORING

Vote CASE-BY-CASE on proposals calling for companies to report on the risks associated with outsourcing, considering: the risks associated with certain international markets; the utility of such a report to shareholders; the existence of a publicly available code of corporate conduct that applies to international operations.

COUNTRY-SPECIFIC HUMAN RIGHTS REPORTS

Vote CASE-BY-CASE on requests for reports detailing the company's operations in a particular country and on proposals to implement certain human rights standards at company facilities or those of its suppliers and to commit to outside, independent monitoring.

10. MUTUAL FUND PROXIES

ELECTION OF DIRECTORS

Vote CASE-BY-CASE on the election of directors and trustees, following the same guidelines for uncontested directors for public company shareholder meetings. However, mutual fund boards do not usually have compensation committees, so do not withhold for the lack of this committee.

CONVERTING CLOSED-END FUND TO OPEN-END FUND

Vote CASE-BY-CASE on conversion proposals, considering the following factors:

     -  Past performance as a closed-end fund;

     -  Market in which the fund invests;

     -  Measures taken by the board to address the discount; and

     - Past shareholder activism, board activity, and votes on related proposals.

ESTABLISH DIRECTOR OWNERSHIP REQUIREMENT

Generally vote AGAINST shareholder proposals that mandate a specific minimum amount of stock that directors must own in order to qualify as a director or to remain on the board.

REIMBURSE SHAREHOLDER FOR EXPENSES INCURRED

Vote CASE-BY-CASE on shareholder proposals to reimburse proxy solicitation expenses. When supporting the dissidents, vote FOR the reimbursement of the proxy solicitation expenses.

Following is a concise summary of general policies for voting international proxies.

OPERATIONAL ITEMS

FINANCIAL RESULTS/DIRECTOR AND AUDITOR REPORTS

Vote FOR approval of financial statements and director and auditor reports, unless:

     - There are concerns about the accounts presented or audit procedures used; or

     - The company is not responsive to shareholder questions about specific items that should be publicly disclosed.

APPOINTMENT OF AUDITORS AND AUDITOR FEES

Vote FOR the reelection of auditors and proposals authorizing the board to fix auditor fees, unless:

     - There are serious concerns about the accounts presented or the audit procedures used;

     -  The auditors are being changed without explanation; or

     - Non-audit-related fees are substantial or are routinely in excess of standard annual audit related fees.

Vote AGAINST the appointment of external auditors if they have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

APPOINTMENT OF INTERNAL STATUTORY AUDITORS

Vote FOR the appointment or reelection of statutory auditors, unless:

     - There are serious concerns about the statutory reports presented or the audit procedures used;

     - Questions exist concerning any of the statutory auditors being appointed; or

     - The auditors have previously served the company in an executive capacity or can otherwise be considered affiliated with the company.

ALLOCATION OF INCOME

Vote FOR approval of the allocation of income, unless:

     - The dividend payout ratio has been consistently below 30 percent without adequate explanation; or

     -  The payout is excessive given the company's financial position.

STOCK (SCRIP) DIVIDEND ALTERNATIVE

Vote FOR most stock (scrip) dividend proposals.

Vote AGAINST proposals that do not allow for a cash option unless management demonstrates that the cash option is harmful to shareholder value.

AMENDMENTS TO ARTICLES OF ASSOCIATION

Vote amendments to the articles of association on a CASE-BY-CASE basis.

CHANGE IN COMPANY FISCAL TERM

Vote FOR resolutions to change a company's fiscal term unless a company's motivation for the change is to postpone its AGM.

LOWER DISCLOSURE THRESHOLD FOR STOCK OWNERSHIP

Vote AGAINST resolutions to lower the stock ownership disclosure threshold below 5 percent unless specific reasons exist to implement a lower threshold.

AMEND QUORUM REQUIREMENTS

Vote proposals to amend quorum requirements for shareholder meetings on a CASE-BY-CASE basis.

TRANSACT OTHER BUSINESS

Vote AGAINST other business when it appears as a voting item.

BOARD OF DIRECTORS

DIRECTOR ELECTIONS

Vote FOR management nominees in the election of directors, unless:

     -  Adequate disclosure has not been provided in a timely manner;

     -  There are clear concerns over questionable finances or restatements;

     -  There have been questionable transactions with conflicts of interest;

     -  There are any records of abuses against minority shareholder interests;
        or

     -  The board fails to meet minimum corporate governance standards.

Vote FOR individual nominees unless there are specific concerns about the individual, such as criminal wrongdoing or breach of fiduciary responsibilities.

Vote AGAINST shareholder nominees unless they demonstrate a clear ability to contribute positively to board deliberations.

Vote AGAINST individual directors if repeated absences at board meetings have not been explained (in countries where this information is disclosed).

Vote AGAINST labor representatives if they sit on either the audit or compensation committee, as they are not required to be on those committees.

Please see the International Classification of Directors below.

2007 INTERNATIONAL CLASSIFICATION OF DIRECTORS

EXECUTIVE DIRECTOR

     -  Employee or executive of the company;

     - Any director who is classified as a non-executive, but receives salary, fees, bonus, and/or other benefits that are in line with the highest-paid executives of the company.

NON-INDEPENDENT NON-EXECUTIVE DIRECTOR (NED)

     -  Any director who is attested by the board to be a non-independent NED;

     - Any director specifically designated as a representative of a significant shareholder of the company;

     - Any director who is also an employee or executive of a significant shareholder of the company;

     - Beneficial owner (direct or indirect) of at least 10 percent of the company's stock, either in economic terms or in voting rights (this may be aggregated if voting power is distributed among more than one member of a defined group, e.g., members of a family that beneficially own less than 10 percent individually, but collectively own more than 10 percent), unless market best practice dictates a lower ownership and/or disclosure threshold (and in other special market specific circumstances);

     -  Government representative;

     - Currently provides (or a relative(1) provides) professional services(4) to the company, to an affiliate of the company, or to an individual officer of the company or of one of its affiliates in excess of $10,000 per year;

     - Represents customer, supplier, creditor, banker, or other entity with which company maintains transactional/commercial relationship (unless company discloses information to apply a materiality test(2));

     - Any director who has conflicting or cross-directorships with executive directors or the chairman of the company;

     -  Relative(1) of current employee of the company or its affiliates;

     -  Relative(1) of former executive of the company or its affiliates;

     - A new appointee elected other than by a formal process through the general meeting (such as a contractual appointment by a substantial shareholder);

     - Founder/co-founder/member of founding family but not currently an employee;

     -  Former executive (five year cooling off period);

     - Years of service will NOT be a determining factor unless it is recommended best practice in a market:

         -- 9 years (from the date of election) in the United Kingdom and Ireland;

         --  12 years in European markets.

INDEPENDENT NED

     - No material(3) connection, either direct or indirect, to the company other than a board seat.

EMPLOYEE REPRESENTATIVE

     - Represents employees or employee shareholders of the company (classified as "employee representative" but considered a non-independent NED).

FOOTNOTES:
---------------

1 "Relative" follows the SEC's proposed definition of "immediate family members" which covers spouses, parents, children, stepparents, stepchildren, siblings, in-laws, and any person (other than a tenant or employee) sharing the household of any director, nominee for director, executive officer, or significant shareholder of the company.

2 If the company makes or receives annual payments exceeding the greater of $200,000 or 5 percent of the recipients gross revenues. (The recipient is the party receiving the financial proceeds from the transaction.)

3 For purposes of ISS' director independence classification, "material" will be defined as a standard of relationship (financial, personal, or otherwise) that a reasonable person might conclude could potentially influence one's objectivity in the boardroom in a manner that would have a meaningful impact on an individual's ability to satisfy requisite fiduciary standards on behalf of shareholders.

4 Professional services can be characterized as advisory in nature and generally include the following: investment banking/financial advisory services; commercial banking (beyond deposit services), investment services, insurance counting/audit services, consulting services, marketing services, and legal services. The case of participation in a banking syndicate by a non-lead bank should be considered a transaction (and hence subject to the associated materiality test) rather than a professional relationship.

DIRECTOR COMPENSATION

Vote FOR proposals to award cash fees to non-executive directors unless the amounts are excessive relative to other companies in the country or industry.

Vote non-executive director compensation proposals that include both cash and share-based components on a CASE-BY-CASE basis.

Vote proposals that bundle compensation for both non-executive and executive directors into a single resolution on a CASE-BY-CASE basis.

Vote AGAINST proposals to introduce retirement benefits for non-executive directors.

DISCHARGE OF BOARD AND MANAGEMENT

Vote FOR discharge of the board and management, unless:

     - There are serious questions about actions of the board or management for the year in question; or

     -  Legal action is being taken against the board by other shareholders.

Vote AGAINST proposals to remove approval of discharge of board and management from the agenda.

DIRECTOR, OFFICER, AND AUDITOR INDEMNIFICATION AND LIABILITY PROVISIONS

Vote proposals seeking indemnification and liability protection for directors and officers on a CASE-BY-CASE basis.

Vote AGAINST proposals to indemnify auditors.

BOARD STRUCTURE

Vote FOR proposals to fix board size.

Vote AGAINST the introduction of classified boards and mandatory retirement ages for directors.

Vote AGAINST proposals to alter board structure or size in the context of a fight for control of the company or the board.

CAPITAL STRUCTURE

SHARE ISSUANCE REQUESTS

General Issuances:

Vote FOR issuance requests with preemptive rights to a maximum of 100 percent over currently issued capital.

Vote FOR issuance requests without preemptive rights to a maximum of 20 percent of currently issued capital.

Specific Issuances:

Vote on a CASE-BY-CASE basis on all requests, with or without preemptive rights.

INCREASES IN AUTHORIZED CAPITAL

Vote FOR non-specific proposals to increase authorized capital up to 100 percent over the current authorization unless the increase would leave the company with less than 30 percent of its new authorization outstanding.

Vote FOR specific proposals to increase authorized capital to any amount, unless:

     - The specific purpose of the increase (such as a share-based acquisition or merger) does not meet ISS guidelines for the purpose being proposed; or

     - The increase would leave the company with less than 30 percent of its new authorization outstanding after adjusting for all proposed issuances.

Vote AGAINST proposals to adopt unlimited capital authorizations.

REDUCTION OF CAPITAL

Vote FOR proposals to reduce capital for routine accounting purposes unless the terms are unfavorable to shareholders.

Vote proposals to reduce capital in connection with corporate restructuring on a CASE-BY-CASE basis.

CAPITAL STRUCTURES

Vote FOR resolutions that seek to maintain or convert to a one-share, one-vote capital structure.

Vote AGAINST requests for the creation or continuation of dual-class capital structures or the creation of new or additional supervoting shares.

PREFERRED STOCK

Vote FOR the creation of a new class of preferred stock or for issuances of preferred stock up to 50 percent of issued capital unless the terms of the preferred stock would adversely affect the rights of existing shareholders.

Vote FOR the creation/issuance of convertible preferred stock as long as the maximum number of common shares that could be issued upon conversion meets ISS' guidelines on equity issuance requests.

Vote AGAINST the creation of a new class of preference shares that would carry superior voting rights to the common shares.

Vote AGAINST the creation of blank check preferred stock unless the board clearly states that the authorization will not be used to thwart a takeover bid.

Vote proposals to increase blank check preferred authorizations on a CASE-BY-CASE basis.

DEBT ISSUANCE REQUESTS

Vote non-convertible debt issuance requests on a CASE-BY-CASE basis, with or without preemptive rights.

Vote FOR the creation/issuance of convertible debt instruments as long as the maximum number of common shares that could be issued upon conversion meets ISS' guidelines on equity issuance requests.

Vote FOR proposals to restructure existing debt arrangements unless the terms of the restructuring would adversely affect the rights of shareholders.

PLEDGING OF ASSETS FOR DEBT

Vote proposals to approve the pledging of assets for debt on a CASE-BY-CASE basis.

INCREASE IN BORROWING POWERS

Vote proposals to approve increases in a company's borrowing powers on a CASE-BY-CASE basis.

SHARE REPURCHASE PLANS

Vote FOR share repurchase plans, unless:

     -  Clear evidence of past abuse of the authority is available; or

     -  The plan contains no safeguards against selective buybacks.

REISSUANCE OF SHARES REPURCHASED

Vote FOR requests to reissue any repurchased shares unless there is clear evidence of abuse of this authority in the past.

CAPITALIZATION OF RESERVES FOR BONUS ISSUES/INCREASE IN PAR VALUE

Vote FOR requests to capitalize reserves for bonus issues of shares or to increase par value.

OTHER REORGANIZATIONS/RESTRUCTURINGS

Vote reorganizations and restructurings on a CASE-BY-CASE basis.

MERGERS AND ACQUISITIONS

Vote CASE-BY-CASE on mergers and acquisitions taking into account the following:

For every M&A analysis, ISS reviews publicly available information as of the date of the report and evaluates the merits and drawbacks of the proposed transaction, balancing various and sometimes countervailing factors including:

     - Valuation -- Is the value to be received by the target shareholders (or paid by the acquirer) reasonable? While the fairness opinion may provide an initial starting point for assessing valuation reasonableness, ISS places emphasis on the offer premium, market reaction, and strategic rationale.

     - Market reaction -- How has the market responded to the proposed deal? A negative market reaction will cause ISS to scrutinize a deal more closely.

     - Strategic rationale -- Does the deal make sense strategically? From where is the value derived? Cost and revenue synergies should not be overly aggressive or optimistic, but reasonably achievable. Management should also have a favorable track record of successful integration of historical acquisitions.

     - Conflicts of interest-Are insiders benefiting from the transaction disproportionately and inappropriately as compared to non-insider shareholders? ISS will consider whether any special interests may have influenced these directors and officers to support or recommend the merger.

     - Governance -- Will the combined company have a better or worse governance profile than the current governance profiles of the respective parties to the transaction? If the governance profile is to change for the worse, the burden is on the company to prove that other issues (such as valuation) outweigh any deterioration in governance.

Vote AGAINST if the companies do not provide sufficient information upon request to make an informed voting decision.

MANDATORY TAKEOVER BID WAIVERS

Vote proposals to waive mandatory takeover bid requirements on a CASE-BY-CASE basis.

REINCORPORATION PROPOSALS

Vote reincorporation proposals on a CASE-BY-CASE basis.

EXPANSION OF BUSINESS ACTIVITIES

Vote FOR resolutions to expand business activities unless the new business takes the company into risky areas.

RELATED-PARTY TRANSACTIONS

Vote related-party transactions on a CASE-BY-CASE basis.

COMPENSATION PLANS

Vote compensation plans on a CASE-BY-CASE basis.

ANTITAKEOVER MECHANISMS

Vote AGAINST all antitakeover proposals unless they are structured in such a way that they give shareholders the ultimate decision on any proposal or offer.

SHAREHOLDER PROPOSALS

Vote all shareholder proposals on a CASE-BY-CASE basis.

Vote FOR proposals that would improve the company's corporate governance or business profile at a reasonable cost.

Vote AGAINST proposals that limit the company's business activities or capabilities or result in significant costs being incurred with little or no benefit.

                                     PART C

                               OTHER INFORMATION

ITEM 23.  EXHIBITS.


         a(1)   Amended and Restated Declaration of Trust dated August 30,
                2002 of the Registrant.(6)
         b      By-Laws of the Registrant.(1)
         d(1)   Form of Investment Advisory Agreement between the Registrant and Diversified Investment Advisors, Inc.
                ("Diversified").(1)
         d(2)   Form of Investment Subadvisory Agreement.(1)
         d(3)   Form of Investment Subadvisory Agreement between Diversified and Ark Asset Management Co., Inc. pertaining to the Equity
                Growth Portfolio.(3)
         d(4)   Form of Investment Subadvisory Agreement between Diversified and Eaton Vance Management pertaining to the High Yield Bond
                Portfolio.(3)
         d(5)   Form of Investment Subadvisory Agreement between Diversified and Marsico Capital Management pertaining to the Equity
                Growth Portfolio.(3)
         d(6)   Form of Investment Subadvisory Agreement between Diversified and AllianceBernstein LP pertaining to the Value & Income
                Portfolio.(3)
         d(7)   Form of Investment Advisory Agreement between the Trust,
                with respect to the Mid-Cap Value Portfolio, and
                Diversified(4)
         d(8)   Form of Investment Advisory Agreement between the Trust,
                with respect to the Mid-Cap Growth Portfolio, and
                Diversified(4)
         d(9)   Form of Investment Subadvisory Agreement between Diversified and Cramer, Rosenthal, McGlynn, LLC pertaining to the
                Mid-Cap Value Portfolio.(5)
         d(10)  Form of Investment Subadvisory Agreement between Diversified and BlackRock Financial Management, Inc., pertaining to the
                Core Bond Portfolio.
         d(11)  Form of Investment Subadvisory Agreement between Diversified and INVESCO Institutional (N.A.), Inc. pertaining to the
                Special Equity Portfolio.(5)
         d(12)  Form of Investment Subadvisory Agreement between Diversified and Wellington Management Company LLP pertaining to the
                Special Equity Portfolio.(5)
         d(13)  Form of Investment Subadvisory Agreement between Diversified
                Investment Advisors, Inc. and Merganser Capital Management
                Limited Partnership pertaining to the High Quality Bond
                Portfolio.(2)
         d(14)  Form of Investment Subadvisory Agreement between Diversified
                Investment Advisors, Inc. and RS Investment Management Co.
                LLC pertaining to the Special Equity Portfolio.
         d(15)  Form of Investment Subadvisory Agreement between Diversified and BlackRock Financial Management, Inc. pertaining to the
                Inflation-Protected Securities Portfolio.
         d(16)  Form of Investment Subadvisory Agreement between Diversified and LSV Asset Management pertaining to the International
                Equity Portfolio.(7)
         d(17)  Form of Investment Subadvisory Agreement between Diversified and Wellington Management Company, LLP pertaining to the
                International Equity Portfolio.(7)
         d(18)  Form of Investment Advisory Agreement between Diversified
                Investors Portfolios on behalf of Small-Cap Value Portfolio and Diversified.(5)
         d(19)  Form of Investment Advisory Agreement between Diversified
                Investors Portfolios on behalf of Small-Cap Growth Portfolio and Diversified.(5)

         d(20)  Form of Investment Subadvisory Agreement between Diversified and Ark Asset Management Co., Inc. pertaining to the Growth
                & Income Portfolio.(8)
         d(21)  Form of Investment Subadvisory Agreement between Diversified and Aronson+Johnson+Ortiz, LP pertaining to the Growth &
                Income Portfolio.(8)
         d(22)  Form of Investment Subadvisory Agreement between Diversified and Goldman Sachs Asset Management, L.P. pertaining to the
                Growth & Income Portfolio.(8)
         d(23)  Form of Investment Subadvisory Agreement between Diversified and GE Asset Management, Incorporated pertaining to the
                Money Market Portfolio.(8)
         d(24)  Form of Investment Subadvisory Agreement between Diversified and Turner Investment Partners, Inc. pertaining to the
                Aggressive Equity Portfolio.(8)
         d(25)  Form of Investment Subadvisory Agreement between Diversified and Columbus Circle Investors pertaining to the Mid-Cap
                Growth Portfolio.(8)
         d(26)  Form of Investment Subadvisory Agreement between Diversified and EARNEST Partners, LLC pertaining to the Special Equity
                Portfolio.(8)
         d(27)  Form of Investment Subadvisory Agreement between Diversified and Hotchkis and Wiley Capital Management, LLC pertaining to the Value Portfolio.(8)
         d(28)  Form of Investment Subadvisory Agreement between Diversified and Western Asset Management Company (WAMCO) pertaining to the Total Return Bond Portfolio.(9)
         d(29)  Form of Investment Subadvisory Agreement between Diversified and Western Asset Management Company Limited (WAML)
                pertaining to the Total Return Bond Portfolio.(9)
         d(30)  Form of Investment Subadvisory Agreement between Diversified and Goldman Sachs Asset Management, L.P. pertaining to the
                Balanced Portfolio.(9)
         d(31)  Form of Investment Subadvisory Agreement between Diversified and Western Asset Management Company (WAMCO) pertaining to the Balanced Portfolio.(9)
         d(32)  Form of Investment Subadvisory Agreement between Diversified and Western Asset Management Company Limited (WAML)
                pertaining to the Balanced Portfolio.(9)
         d(33)  Form of Investment Subadvisory Agreement between Diversified and TCW Investment Management Company pertaining to the
                Value & Income Portfolio.(9)
         d(34)  Form of Investment Subadvisory Agreement between Diversified and LSV Asset Management pertaining to the Mid-Cap Value
                Portfolio.(9)
         d(35)  Form of Investment Subadvisory Agreement between Diversified and EARNEST Partners, LLC pertaining to the Small-Cap Value
                Portfolio.(9)
         d(36)  Form of Investment Subadvisory Agreement between Diversified and Mazama Capital Management pertaining to the Special
                Equity Portfolio.(9)
         d(37)  Form of Investment Subadvisory Agreement between Diversified and Perimeter Capital Partners LLC pertaining to the
                Small-Cap Growth Portfolio.
         d(38)  Form of Investment Subadvisory Agreement between Diversified and RiverSource Investments LLC pertaining to the Mid-Cap
                Value Portfolio.
         d(39)  Form of Investment Subadvisory Agreement between Diversified and Mesirow Financial Management, Inc. pertaining to the
                Small Cap Value Portfolio.
         d(40)  Form of Investment Subadvisory Agreement Amendment between
                Diversified and Wellington Management Company pertaining to the Special Equity Portfolio.
         g      Form of Custodian Contract between the Registrant and
                Investors Bank & Trust Company.(1)
         l      Investment representation letters from initial investors.(1)
         p      Code of Ethics.

---------------
(1) Incorporated herein by reference from the Registrant's Registration Statement (the "Registration Statement") on Form N-1A (File No. 811-8272) as filed with the U.S. Securities and Exchange Commission (the "Commission") on April 30, 1997.

(2) Incorporated herein by reference from the Registrant's Registration Statement on Form N-1A as filed with the U.S. Securities and Exchange Commission on April 6, 2000.

(3) Incorporated herein by reference from Post-Effective Amendment No. 19 to the Registration Statement on Form N-1A (File No. 33-61810) as filed with the Commission on March 2, 2001.

(4) Incorporated herein by reference from Post-Effective Amendment No. 9 to the Registration Statement on Form N-1A (File No. 811-8272) as filed with the Commission on April 30, 2001.

(5) Incorporated herein by reference from Post-Effective Amendment No. 23 to the Registration Statement on Form N-1A (File No. 33-61810) as filed with the Commission on February 14, 2002.

(6) Incorporated herein by reference from the Post-Effective Amendment No. 11 to the Registration Statement on Form N-1A (811-8272) as filed with the Commission on April 30, 2003.

(7) Incorporated herein by reference from the Post-Effective No. 12 to the Registration Statement on Form N-1A (811-08272) as filed with the Commission on April 30, 2004.

(8) Incorporated herein by reference from the Post-Effective No. 13 to the Registration Statement on Form N-1A (811-08272) as filed with the Commission on April 29, 2005.

(9) Incorporated herein by reference from the Post-Effective No. 31 to the Registration Statement on Form N-1A (File no. 033-61810) as filed with the Commission on March 1, 2006.

ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

Not Applicable.

ITEM 25.  INDEMNIFICATION.

Reference is made to Article V of the Registrant's Declaration of Trust as filed herewith.

The Trustees and officers of the Registrant and the personnel of the Registrant's administrator are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under a fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940, as amended.

ITEM 26.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

Diversified Investment Advisors, Inc. ("Diversified") is an indirect, wholly-owned subsidiary of AEGON USA, Inc., a financial services holding company whose primary emphasis is life and health insurance and annuity and investment products. AEGON is an indirect, wholly-owned subsidiary of AEGON nv, a Netherlands corporation which is a publicly traded international insurance group.

Information as to the name, address and principal business of the directors and executive officers of Diversified is included in its Form ADV as filed with the Commission, and such information is hereby incorporated herein by reference from such Form ADV.

ITEM 27.  PRINCIPAL UNDERWRITERS.

Not applicable.

ITEM 28.  LOCATION OF ACCOUNTS AND RECORDS.

Diversified Investors Portfolios
4 Manhattanville Road
Purchase, New York 10577

Diversified Investment Advisors, Inc.
4 Manhattanville Road
Purchase, New York 10577

Diversified Investors Securities Corp.
4 Manhattanville Road
Purchase, New York 10577

Investors Bank & Trust Company
200 Clarendon Street
Boston, Massachusetts 02116

ITEM 29.  MANAGEMENT SERVICES.

Not applicable.

ITEM 30.  UNDERTAKINGS.

Not applicable.

                                   SIGNATURES


Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the County of Westchester and the State of New York, on the 30th day of April, 2007.


                                         DIVERSIFIED INVESTORS PORTFOLIOS

                                         By:      /s/ ROBERT F. COLBY
                                          --------------------------------------
                                                     Robert F. Colby
                                                        Secretary

                                 EXHIBIT INDEX


EXHIBIT NO.
-----------
   d(10)     Form of Investment Subadvisory Agreement between Diversified and BlackRock Financial Management, Inc. pertaining to the
             Core Bond Portfolio

   d(14)     Form of Investment Subadvisory Agreement between Diversified
             Investment Advisors, Inc. and RS Investment Management Co.
             LLC pertaining to the Special Equity Portfolio

   d(15) Form of Investment Subadvisory Agreement between Diversified and BlackRock Financial Management, Inc. pertaining to the Inflation-Protected Securities Portfolio

   d(37) Form of Investment Subadvisory Agreement between Diversified and Perimeter Capital Partners LLC pertaining to the Small-Cap Growth Portfolio

   d(38) Form of Investment Subadvisory Agreement between Diversified and RiverSource Investments LLC pertaining to the Mid-Cap
             Value Portfolio

   d(39) Form of Investment Subadvisory Agreement between Diversified and Mesirow Financial Management, Inc. pertaining to the Small Cap Value Portfolio

   d(40)     Form of Investment Subadvisory Agreement Amendment between
             Diversified and Wellington Management Company LLP pertaining to the Special Equity Portfolio

     p       Code of Ethics